                                                                   Exhibit 10.50

                               PLANT SPECIFIC AND
                             HARMONIZATION AGREEMENT

                                     Between

                             BAR TECHNOLOGIES INC.,
                                on behalf of its
                           Johnstown, Pennsylvania and
                         Lackawanna, New York facilities

                                       and

                         UNITED STEELWORKERS OF AMERICA

                                 August 1, 1998

                                    AGREEMENT

         THIS PLANT SPECIFIC AND HARMONIZATION AGREEMENT between BarTech Inc., on behalf of its JOHNSTOWN, PENNSYLVANIA, AND LACKAWANNA, NEW YORK (hereinafter referred to as the "Company") and UNITED STEELWORKERS OF AMERICA, AFL-CIO (hereinafter referred to as the "Union") shall modify, add to, or replace any conflicting language contained in the Master Agreement and shall be for the Johnstown, Pennsylvania and Lackawanna, New York plants shall be considered a part of the 1998 Master Agreement. Accordingly, the Company and the Union have agreed to the following:

I.       LENGTH OF VACATION PERIOD.

         The amount of vacation eligible Employees may take will be determined by length of their employment service with the Company. The prior Bethlehem service of former employees of the Division will be counted toward vacation entitlement under this Agreement, up to a maximum of then (10) years and effective March 1, 2001 up to a maximum of seventeen (17) years.

II. The Bethlehem continuous service credit was intended to be used in determining the order in which employment opportunities with the Company would be offered to qualified employees who were actively employed or on layoff subject to recall, in the Division on January 29, 1992 as outlined in the Seniority Units contained in Appendix A of the Agreement.

                  For administrative purposes, due to the nature in which the Johnstown operations restarted, continuous service for seniority purposes only (layoff, recall, promotions, vacation scheduling), shall be determined as follows:

                  Production employees hired on or prior to the commencement of operations date (September 13, 1996) shall have a continuous service date of September 13, 1996. The seniority order of Employees with equal amounts of continuous service will be determined by the their service in the plant on January 29, 1992, if any, secondly by the chronological order of their dates of birth, and then lastly, by the alphabetical order of their last names.

                  For seniority purposes, the continuous service date of Production Employees hired after September 13, 1996 and all Maintenance and Service Employees will be their employment date with the Company. The seniority order of Employees with equal amounts of continuous service will be determined by their service in the plant on January 29, 1992, if any, secondly by the chronological order of their dates of birth, and then lastly, by the alphabetical order of their last names.

III.     NEW OR REEMPLOYED.

         (A) Introductory Period. New Employees (excluding those hired pursuant to Paragraph (B) below and those hired after a break in continuity of service with the Company) will not acquire seniority and will receive no continuous service credit for the first five our hundred twenty (520) hours of actual work (the "Introductory Period"). During their Introductory Period, Employees may file and process disputes in accordance with grievance or arbitration procedures of the Master Agreement but shall not have recourse to that procedure for a layoff or discharge because such decisions are exclusively determined by the Company. No decision of the Company will be for purposes of discrimination based on any legally protected characteristic or because of membership in the Union. Upon the successful completion of their Introductory Period, Employees will receive full continuous service credit from the date of original hiring.

         (B) Reemployment. Former Bethlehem employees, who were actively employed or on layoff subject to recall, in the Division on January 29, 1992, will be offered the available positions with the Company for which they are qualified based on their (i) seniority within their former Bethlehem seniority units as indicated in Appendix B of this Agreement, and (ii) job at the Division as of that date. If they do not accept the offer of employment within ten (10) days of receipt of their offer by registered mail, then they will forfeit any right to be hired by the Company based on their former Bethlehem employment.

         (C) Continuous Improvement. Any former Bethlehem employee who is hired pursuant to Paragraph (B) above and decides that he is not suited for employment under the new continuous improvement concept must notify the Company in writing within thirty (30) calendar days after he is hired by the Company. The Company will as soon as it is reasonable and practical, so as not to interfere with the orderly operation of the business, permanently lay-off such employee who shall thereupon cease to be entitled to any employee benefits provided by the Company. Employees who exercise this option waive any future recall rights to employment with the Company.

IV.      PROMOTION.

         (A) Posting. When the Company decides that a position needs to be filled, a notice to that effect will be posted by the Company for seven (7) working days in the Plant having the open position. Employees who apply will be considered in the following category order:

                  (1)      the Department where the vacancy exists;

                  (2)      the Plant where the vacancy exists;

                  provided, however, if there is no qualified Employee applicant the Company will consider former Bethlehem employees who were in that category in the Division on January 29, 1992 in accordance with section III (B) above.

         (B) New Applicants. If a position is not filled after following the procedure set forth in Paragraph (A) above, the Company may hire applicants off the street. If the Company selects an applicant who was formerly a Bethlehem employee and a member of the Union whose employment with Bethlehem was terminated as a result of a Plant closing prior to September 1, 1993, then he will receive continuous service credit for up to ten (10) years of his former Bethlehem service after successful completion of the Introductory Period under section III (A) above.

V.       DISCIPLINARY RECORDS.

         Written records of disciplinary action against the Employee involved for the violation of a safety rule but not involving a penalty of time off shall not be used by the Company in any arbitration proceeding where such action occurred four (4) or more years prior to the date of the event which is the subject of such arbitration.

VI.      HARMONIZATION SCHEDULE.

ISSUE                                           EFFECTIVE DATE
-----                                           --------------
Bereavement Leave                               3/1/01

Jury Duty                                       3/1/01

Military Leave                                  3/1/01

SUB                                             BarTech Effective Date

Safety Equipment                                BarTech Effective Date

Dental                                          3/1/01

Vision                                          3/1/01

Reporting Pay                                   BarTech Effective Date

ESOP                                            BarTech Effective Date

Holidays                                        BarTech Schedule

Vacation                                        3/1/01

401(k) Plan                                     3/1/01, Contributions
                                                discontinued and plan is
                                                merged with DB

Defined Benefit Plan                            3/1/01

Medical                                         3/1/01

Life Insurance (Active)                         Harmonized to RESI in
                                                three equal increments with
                                                effective dates of 3/1/01,
                                                3/1/02, 3/1/03

AD&D                                            3/1/02 discontinued

Long Term Disability                            3/1/02 plan is discontinued

Short Term Disability                           Harmonized to RESI in
                                                three equal increments with
                                                effective dates of 3/1/01,
                                                3/1/02, 3/1/03

Sunday Premium                                  3/1/02, 1.5X rate

         Employees at Johnstown, Pennsylvania, and Lackawanna, New York shall continue to receive the fringe benefits as set forth on the predecessor labor agreement until such fringe benefits are harmonized in accordance with the above schedule.

         This Plant Specific and Harmonization Agreement shall terminate on October 31, 2003.

UNITED STEELWORKERS OF AMERICA              BAR TECHNOLOGIES INC.

-----------------------------------         -----------------------------------


-----------------------------------         -----------------------------------


-----------------------------------         -----------------------------------


-----------------------------------         -----------------------------------

                                   APPENDIX A

         The five (5) production and maintenance job classifications covered by this Agreement and their respective standard hourly wage rates shall be as follows for this Agreement and are set forth thereafter in the Master Agreement.

     JOB                                EFFECTIVE    EFFECTIVE    EFFECTIVE
CLASSIFICATIONS                           3/1/98       3/1/99       3/1/00
---------------                           ------       ------       ------
Group Five                                $12.95       $15.90       $16.85

Group Four                                $12.20       $15.15       $16.10

Group Three                               $11.20       $14.15       $15.10

Group Two                                 $ 9.95       $12.90       $13.85

Group One                                 $ 8.70       $11.65       $12.60

         Group Five shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

         Mechanical Technician A, Electrical Technician A, Roller - 46", Roller
         - 34", RBU Leader, Turn Maintenance Leader, Craft Leader, Lineman/Wireman/Motor Inspector/Welder, Ironworker A, First Helper, Asst. Roller - 13".

         Group Four shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

         Roll Turner, Asst. Roller 11", Heater, Head Roll/Guideman, Assistant Roller - 21", Manipulator - 46", Pit Craneman, Grinder Operator, Billet Director, Inspection Machine Operator, Mill Operator, Maintenance Technician A, Heater/Mill Adjuster, Motor Inspector A/Welder, Lineman/Wireman, Rigger A/Welder, Pipefitter A/Welder, Boilermaker A/Welder, Car Repairman A/Welder, Mechanic A/Welder, Sheetmetal Worker A/Welder, Millwright A/Welder, Bricklayer A/Carpenter, Carpenter A/Bricklayer, Car Repairman/Leader, Steel Pourer, Degasser Operator, Ladle Furnace Operator, Furnace Helper, Lineman/Wireman/Welder, Mobile Equipment Mechanic A/Welder, Welder

         A/Rigger, Welder A/Pipefitter, Welder A/Sheetmetal Worker, Welder A/Boilermaker, Shearman 21", Material Shifter, Charging Craneman, Mill Operator/Pulpit, Loader, Millwright/Leader (Roll Shop), Caster Operator.

         Group Three shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

         Mill Operator/Mill, Mill Operator/#26 Crane, Mill Operator/Hot Bed, Loader/Dispatcher, Shearman, Inspectors, Daylight Stocker, Youngstown Lathe Operator, Crush Grinder Operator, Millwright A, Motor Inspector A, Rougher - 21", Manipulator - 34", Rougher - 30", Hot Scarfer Operator, Shearman - 34", Recorder/Utility - 46", Bloom Shear Operator, Pit Recorder, Recorder/Utility - 30" & 21", Craneman - 480, Craneman - 475 & 478, Craneman - 461, 462, 463, 466, Craneman - 440 & 445,
         Craneman - 485 & 486, Craneman 431 & 432, Craneman - 441 & 450,
         Recorder/Utility - 34", Ingot Distributor, Inspector/Loader, Loader Steel Prep., GAG Straightener, Operator - Unscrambler, Leader/Stocker, Mill Adjuster/Stand Builder, Stand Builder/Mill Adjuster, ST/Loader, Annealer, Pickler, Maintenanceman (Coils), Loader/Crane Operator, Loader/ST, Labor Leader - 13" Mill, Maintenanceman (Labor), Mechanical Tech B, Electrical Tech B, Millwright (Roll Shop), Inspector/Sparktester, General Sparktester, Coil Leader, Bricklayer, Rigger, Sheet Metal Worker, Pipefitter, Inspector/Craneman, Mechanic, Mobile Crane Operator, Welder, Carpenter, Car Repairman - MUS, Boilermaker, Platform Man, Conveyorman Leader, N.G. Engineer, Mobile Equipment Mechanic, Scrap Preparation Leader, Ladle Liner, Chem Spectro/Analyst, Backhoe Operator, Dozer Operator, Tractor-Trailer Driver, Scrapyard Operator, Stacker Crane.

         Group Two shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

         Shear Operator, Shear Helper, Stocker/Chainman, Production Recorder, Crane/Truck Operator, Furnace Recorder, Roll/Guideman, Motor Inspector B, Millwright B, Labor Leader - Primary Mills, Craneman - 434 & 435, Craneman - 467 & 484, Hot Bed Burnerman, Mobile Equipment Operator/Utility, Hot Bed Operator - 21", Pulpitman - 34", Bar Turner-Burner, Hot Bed Sorter - 21"/Utility, Leverman - 34", Stamper Mill - 34", Stamper - Burner, Stamper Mechanic - 21", Stockyard Checker, Stockyard Crane, Furnace Shearman, Asst. Stand Builder, Guide Assembler, Craneman/Burner, Cooling Bed Operator, Shear Operator, Bundle Bed Operator, Slipmaker, Deliveryman, Utilityman (13" Mill), Shear

         Blademan, OH Crane (F&S), Process Stocker, Checker/RR/Scrap, Shot Blast Operator, Straightener Operator, Saw Operator, Coil Storage Operator, Utilityman (Anneal), Asst. Pickler, Utilityman (Pickle), Utilityman (Retrim), Crane Operator (Labor), NC Lathe Operator, Tester, Bar Inspector, Bench Inspector, Billet Audit, Equipment Operator, Fork Lift Truck Operator, Payloader Operator, Scoop Truck Operator, Gradall Operator, Truck Driver, Tool Repairman, Handyman, Scrap Preparer, Moldman, Mobile Equipment Operator, Ingot Coordinator, Pit Utilityman, Baghouse Attendant, Utilityman (Refiner), Stockyard Craneman, Mold/Ingot Craneman, N.G. Brakeman, Car Repairman - EFM, Stripper Craneman, Locomotive Repairman Helper, Steelmaking Observer, Billet Yard Craneman, Concreter.

         Group One shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

         Chainman, Cradleman, Charger, Coil Handler, Laborer, Sorter-Tester, Chainman - 34", Chainman - Steel Prep., Laborer-Steel Prep., Laborer/Utility, Millwright Learner, Motor Inspector Learner, Learner, Furnace Charger, Truck Assembly, Str Stocker, Storage Helper, General Laborer, Mech/Elec Helper, Utilityman, Parts/Tool Room Attendant, Oiler/Greaser, Conveyorman Helper, Unloader, Car Repair & Burnerman, Scrap Preparation Helper.

         The four office and technical job classifications covered by this Agreement and their respective standard hourly wage rates shall be as follows for each period of this Agreement:

      JOB                   EFFECTIVE            EFFECTIVE           EFFECTIVE
CLASSIFICATIONS               3/1/98               3/1/99              3/1/00
---------------               ------               ------              ------
Group Four                    $14.20               $17.15              $18.10

Group Three                   $13.20               $16.15              $17.10

Group Two                     $10.20               $13.15              $14.10

Group One                     $ 8.70               $11.65              $12.60

         Group Four shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

                  -        Steel Coordinator
                  -        Inventory Controller
                  -        Utilities Analyst

         Group Three shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

                  -        Controls Analyst
                  -        Steel Provider
                  -        Specifications Analyst
                  -        Chemical Analyst
                  -        Metlog Analyst
                  -        Claim Analyst

         Group Two shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

                  -        HVAC Technician
                  -        Scheduler Steel Prep
                  -        Shipment Coordinator
                  -        Material Clerk
                  -        Inventory Clerk
                  -        Statistical Recorder
                  -        NDT Technician
                  -        Chemical Technician
                  -        Accounting Clerk
                  -        Claims Clerk

         Group One shall generally include, but not be limited to, the duties that were previously performed for the Division by the following positions:

                  -        Utility Clerk
                  -        Manifest Clerk

                                   APPENDIX B
                        FORMER BETHLEHEM SENIORITY UNITS

1.       STEELMAKING

UNIT 11-2 - FLOOR
FIRST HELPER
DEGASSER OPERATOR
LADLE FURNACE OPERATOR
FURNACE HELPER
UTILITYMAN (REFINER)

UNIT 11-3 - PIT
STEEL POURER
PLATFORM MAN
PIT UTILITYMAN

UNIT 11-4 - MOULD YARD
CONVEYORMAN LEADER
MOBILE EQUIPMENT OPERATOR
MOLDMAN
INGOT COORDINATOR
CONVEYORMAN HELPER
UNLOADER
LABORER
BAGHOUSE ATTENDANT

UNIT 11-5 - LADEL/LINERS
LADLE LINERS

UNIT 11-6 - STD/NG LOCO'S
N.G. ENGINEER
MATERIAL SHIFTER
MOBILE EQUIPMENT MECHANIC
N.G. BRAKEMAN
LOCOMOTIVE REPAIRMAN HLPR
CAR REPAIRMAN
CAR REPAIR & BURNERMAN
MOBILE EQUIPMENT MECHANIC
  A/WELDER

UNIT 11-7 - CRANEMEN
PIT CRANEMAN
CHARGING CRANEMAN
MOLD/INGOT CRANEMAN
STRIPPER CRANEMAN
STOCKYARD CRANEMAN

UNIT 11-8 - MECH. MAINT.
MECHANICAL TECHNICIAN A
MILLWRIGHT A
MILLWRIGHT B
MILLWRIGHT LEARNER
MILLWRIGHT A/WELDER

UNIT 11-9 - ELEC. MAINT.
ELECTRICAL TECHNICIAN A
MOTOR INSPECTOR A
MOTOR INSPECTOR B
MOTOR INSPECTOR LEARNER
MOTOR INSPECTOR A/WELDER

UNIT 11-22 - LOCO CRANE
UNIT 11-23 - WILLIAMS FARM
SCRAP PREPARATION LEADER
SCRAP PREPARER
SCRAP PREPARATION HELPER
SCRAPYARD OPERATOR

UNIT 5-04 - MET
STEELMAKING OBSERVER

2.       PRIMARY MILLS

UNIT 12-1 - MILLS
ROLLER - 46"
ROLLER - 34"
ASST ROLLER - 21"
HEATER
MANIPULATOR
ROUGHER - 21"
MANIPULATOR - 34"
ROUGHER - 30"
HOT SCARFER OP
SHEARMAN - 21"
SHEARMAN - 34"
RECORDER/UTILITY - 46"
BLOOM SHEAR OP
PIT RECORDER
RECORDER/UTILITY - 21"
RECORDER/UTILITY - 34"
INGOT DISTRIBUTOR
LABOR LEADER
HOT BED SORTER 21"/UTILITY
MOBILE EQ OP/UTILITY
HOT BED OP
PULPITMAN - 34"
LEVERMAN - 34" STAMPER - 34"
STAMPER MECHANIC - 21"
CHAINMAN - 34"
LABORER/UTILITY
LEARNER

UNIT 12-4 - STEEL PREP
GRINDER OPERATOR
BILLET DIRECTOR
LOADER STEEL PREP
GAG STRAIGHTENER
OPERATOR UNSCRAMBLER
BAR TURNER BURNER
CHAINMAN PREP
LABORER-STEEL PREP
LEARNER

UNIT 12-5 - MECH. MAINT.
MECHANICAL TECHNICIAN A
MILLWRIGHT A
MILLWRIGHT B
MILLWRIGHT LEARNER
MILLWRIGHT A/WELDER

UNIT 12-6 - ELECT. MAINT.
ELECTRICAL TECHNICIAN A
MOTOR INSPECTOR A
MOTOR INSPECTOR B
MOTOR INSPECTOR LEARNER
MOTOR INSPECTOR A/WELDER

UNIT 12-7 - CRANEMEN

CRANEMAN 480
CRANEMAN 475 & 478
CRANEMAN 461, 462, 463, 466
CRANEMAN 440, 445
CRANEMAN 485, 486
CRANEMAN 431, 432
CRANEMAN 441, 450
CRANEMAN 434, 435
CRANEMAN 467, 484
PIT CRANEMAN

3.       METALLURGICAL

UNIT 5-04 - CHEM LAB EFM
CHEM SPECTRO/ANALYST
LEARNER

UNIT 5-06 - MET'L P.M. INSPECTORS
INSPECTION MACHINE OP
INSPECTOR LOADER
HOT BED BURNERMAN
STAMPER/BURNER - 34" MILL
SORTER TESTER

4.       11" MILL

UNIT 13-1 - LR ROLL SHOP**
ROLL TURNERS
YOUNGSTOWN OPERATOR
CRUSHGRINDER OPERATOR

UNIT 13-11 - SHIPPING**

LDR/DISPATCH

UNIT 13-13 - MILL
ASST. ROLLER

HEATER
HEAD ROLL/GUIDEMAN
MILL OPERATOR/MILL
MILL OPERATOR/PULPIT
MILL OPERATOR/26 CRANE
MILL OP HOTBED
SHEARMAN
DAY LIGHT STOCKER
SHEAR OPERATOR
SHEAR HELPER
STOCKER/CHAINMAN
PRODUCTION RECORDER
CRANE TRUCK OPERATOR
FURNACE RECORDER
ROLL/GUIDEMAN
CRADLEMAN
CHARGER
COIL HANDLER
LABORER
CHAINMAN
BILLET YARD CRANEMAN

UNIT 13-24 - MECH. MAINT.
MECHANICAL TECHNICIAN A
MILLWRIGHT A
MILLWRIGHT A WELDER

UNIT 13-25 - ELEC. MAINT.
ELECTRICAL TECHNICIAN A
MOTOR INSPECTOR A
MOTOR INSPECTOR A/WELDER

UNIT 5-02 - MET'L 11" INSPECTORS**

INSPECTORS

** Combined with Gautier Units

5.       M U S

DEPT. 6 GENERAL
CRAFT LEADER

UNIT 6-01 - GENERAL LABOR
BACKHOE OPERATOR
FORK LIFT TRUCK OPER
PAYLOADER OPERATOR
SCOOP TRUCK OPERATOR
GRADALL OPERATOR
DOZER OPERATOR
CONCRETER
UTILITYMAN

UNIT 6-02 - BRICKLAYERS
BRICKLAYER A/CARPENTER
BRICKLAYER
HANDYMAN

UNIT 6-03 - RIGGERS
IRONWORKER A
RIGGER A/WELDER
RIGGER
MOBILE CRANE OPERATOR
TOOL REPAIRMAN

UNIT 6-05 - BOILERMAKERS
IRONWORKER A
BOILERMAKER A/WELDER
BOILERMAKER

UNIT 6-06 - PIPEFITTERS
IRONWORKER A
PIPEFITTER A/WELDER
PIPEFITTER
HANDYMAN

UNIT 6-07 - CARPENTERS
CARPENTER A/BRICKLAYER
CARPENTER

UNIT 6-09 - WELDERS
IRONWORKER A
RIGGER/WELDER A
BOILERMAKER/WELDER A
PIPEFITTER/WELDER A
SHEETMETAL WKR/WELDER A
WELDER

UNIT 6-11 - CAR REPAIR
CAR REPAIRMAN A/WELDER
CAR REPAIRMAN/LEADER
INSPECTOR/CRANEMAN
CAR REPAIRMAN
HANDYMAN

UNIT 6-13 - SHEETMETAL
IRONWORKER A
SHEETMETAL WORKER A/WELDER
SHEETMETAL WORKER
HANDYMAN

UNIT 6-21 - LINE & CONSTRUCTION
LINEMAN/WIREMAN/WELDER
LINEMAN/WIREMAN/MOTOR
  INSP/WELDER
LINEMAN/WIREMAN

UNIT 6-23 - CRANE REPAIR
MOTOR INSP A/WELDER
MOTOR INSPECTOR
ELECTRICAL TECHNICIAN A

UNIT 6-24 - WMS FARM MOTOR INSP
MOTOR INSP A/WELDER
MOTOR INSPECTOR
ELECTRICAL TECHNICIAN A

UNIT 6-25 - POWER SYS MOTOR INSP
MOTOR INSP A/WELDER
MOTOR INSPECTOR
MOTOR INSPECTOR A/
  LINEMAN/WIREMAN/WELDER

UNIT 6-31 - GARAGE
TRUCK DRIVER
TRACTOR-TRAILER DRIVER

UNIT 6-33 - MOBILE EQPT MECH.
MECHANIC A/WELDER
MECHANIC
PARTS/TOOL RM ATTENDANT
OILER/GREASER

UNIT 6-34 - FUEL MILLWRIGHTS
MILLWRIGHT A/WELDER
MILLWRIGHT
HANDYMAN
MECHANICAL TECHNICIAN A

UNIT 6-35 - MUS SUPPLEMENTAL
FUEL MILLWRIGHT
BRICKLAYER
PIPEFITTER

6.       13" BAR MILL

UNIT 03-A - WAREHOUSE & SHIP

General
OH CRANE
STACKER CRANE
PROCESS STOCKER
CHECKER/SCRAP

Truck Loading
LOADER
ST/LOADER
TRUCK ASSEMBLY

Finishing
#21 SHOT BLAST
#23 STRAIGHTNER
#30 SAW
STR STOCKER

Storage
COIL LEADER
COIL STORAGE OPERATOR
STORAGE HELPER

Anneal
ANNEALER
UTILITYMAN

Pickle
PICKLER
MAINTENANCEMAN
ASST PICKLER
UTILITYMAN

Retrim
UTILITYMAN

Shipping
LOAD/CRANE
LOAD/ST

Labor Gang
LABOR LEADER
MAINTENANCEMAN
EQUIPMENT OPERATOR
CRANE OPERATOR
GENERAL LABORER

UNIT 03-B - MILL
RBU LEADER
MILL OPERATOR
ASSISTANT ROLLER
HEATER/MILL ADJ
STD BLDR/MILL ADJ
MILL ADJ/STD BLDR
LEADER/STOCKER
STOCKYARD CHECKER
STOCKYARD CRANE
FURNACE RECORDER
FURNACE SHEARMAN
ASST STD BLDR
GUIDE ASSEMBLER
CRANEMAN/BURNER
COOLING BED OPER
SHEAR OPERATOR
BNDL BED OPERATOR
SLIPMAKER
DELIVERYMAN
UTILITYMAN
SHEAR BLADEMAN
FURNACE CHARGER

UNIT 03-C - ROLL SHOP
MILLWRIGHT
NC LATHE OPERATOR
MILLWRIGHT/LEADER

UNIT 03-D - MECH. MAINT.
TURN MAINT LEADER
MAINT. TECH "A"
MECH. TECH "B"
MECH. HELPER

UNIT 03-E - ELECT MAINT.
TURN MAINT LEADER
MAINT. TECH "A"
ELECT. TECH "B"
ELECT. HELPER

UNIT 03-F - METALLURGICAL
GENERAL ST
INSP/SPARKTESTER
TESTER
BAR INSPECTOR
BENCH INSPECTOR
BILLET AUDIT

7.       JOHNSTOWN OFFICE & TECHNICAL

METALLURGICAL - UNIT 05
SPECIFICATIONS ANALYST
CHEMICAL ANALYST
METLOG ANALYST
CLAIMS CLERK

M U S - UNIT 06
CONTROLS ANALYST
CHEMICAL ANALYST
  (ENVIRONMENTAL)
HVAC TECHNICIAN
INVENTORY CLERK
CHEMICAL TECHNICIAN
  (ENVIRONMENTAL)
UTILITIES ANALYST

E F M - UNIT 11
INVENTORY CONTROLLER
CONTROLS ANALYST
STATISTICAL RECORDER

PRIMARY MILLS - UNIT 12
CONTROLS ANALYST
SCHEDULER STEEL PREP
SHIPMENT COORDINATOR
MATERIAL CLERK
NDT TECHNICIAN

11" - UNIT 13
CONTROLS ANALYST
UTILITY CLERK
MATERIAL CLERK

PROD. SCHEDULING - UNIT 32
STEEL COORDINATOR
STEEL PROVIDER
MANIFEST CLERK

ACCOUNTING - UNIT 30
ACCOUNTING CLERK

                                   APPENDIX C

                           FORMER BETHLEHEM EMPLOYEES
                         EXCESS BENEFIT ALLOCATION BONUS

         Employees who have been employed by the Company and who are former employees of Bethlehem and are eligible for health benefits pursuant to any Bethlehem benefit plan for retirees, shall be entitled to an annual bonus payable at the end of each calendar year. The actual amount of such bonus shall be determined using the hourly amount remaining from the $1.03 per hour Company benefit allocation for each such Employee after deductions for all mandatory and Employee selected optional health and related benefit costs, and optional 401(k) plan contributions, have been subtracted but excluding all pension costs.

                                                                   Exhibit 10.50
                               PLANT SPECIFIC AND

                             HARMONIZATION AGREEMENT

                                     Between

                         BLISS & LAUGHLIN STEEL COMPANY,
                                on behalf of its
                             Harvey, Illinois Plant

                                       and

                         UNITED STEELWORKERS OF AMERICA

                                     AFL-CIO

                            ON BEHALF OF ITS LOCAL NO. 1050

                                  August , 1998

                                    AGREEMENT

         THIS PLANT SPECIFIC AND HARMONIZATION AGREEMENT between the Bliss & Laughlin Company on behalf of its Harvey, Illinois Plant (hereinafter "Company"), and the UNITED STEELWORKERS OF AMERICA, AFL-CIO ("USWA") shall modify, amend, or replace any conflicting language contained in the 1998 Master Agreement and shall, for the Harvey, Illinois Plant, shall be considered a part of the 1998 Master Agreement. Accordingly, the Company and the USWA have agreed to the following:

I. Supervisors shall not perform production work which may be performed by available production workers except in case of emergency, for purpose of instruction or to correct for quality. An emergency shall be limited to those conditions where equipment is tested after a breakdown, or for safety purposes. In the event a supervisor fails to follow the limitation of this Section, if the Chairman of the Grievance Committee or Local Union President will report to the Plant Superintendent the time and place of such failure, the Superintendent will take immediate steps to correct the failure.

II. When an employee is being considered for discipline, records of his prior conduct when they are more than twenty-four (24) months old, will not be considered.

III. Seniority is an employee's length of continuous service in years, months and days. In the event of promotion (except to the supervisory staff) and increase or decrease of forces, preference shall be given to employees on a plant-wide seniority basis plus the ability to do the work available.

IV.      The procedure for filling job vacancies shall be as follows:

         (A) In the event there is a permanent vacancy (a job lasting ten (10) or more working days) the same will be posted on the bulletin board, with a copy to the designated Union Representative, for two (2) working days and all bids for the job shall be in writing and turned in to the timekeepers office. A copy of the bids will be furnished to the designated Union Representative. An employee who goes off on a leave of absence or vacation may leave a written notice (on a standard form for this purpose) with the timekeepers office that he wants to be considered to have bid on a particular job (or jobs), if it is posted for bid during his absence.

                           On job posting sheets the title of the Job
                  classification concerned and the number of the machine or piece of equipment at which the opening then exists will be included on the job posting. Although in normal circumstances this will be the piece of equipment within his classification at which the successful bidder works, this shall not confer exclusive machine or job rights or jurisdiction.

         (B) Selection will be made from those who have bid in accordance with the terms of the above paragraph. Should the successful bidder fail on the job or leave the job, the other bidders shall first be considered providing the vacancy was not posted more than 90 days prior.

V. The designated Union Representative will be notified in the event any senior bidder is rejected because of the ability factor and an opportunity shall be afforded a bidder who has more seniority than the employee selected to try out on the job for a period not to exceed ten (10) working days provide, however, that such trial period will not be afforded to any employee who bids for a recognized craft or technical job unless such employee has had experience or educational training for the job.

VI. A bargaining unit employee who is promoted to a supervisory position shall accumulate seniority for an additional 180 days after said promotion; thereafter, shall have no bargaining unit seniority, if he is ever transferred back into the bargaining unit.

VII. The Company agrees to provide three (3) bulletin boards for the Union. It is understood and agreed that only bulletins pertaining to Union meeting and official Union business shall be posted thereon.

VIII. The Company will continue its practice of replacing worn out tools at no charge to the employee. Such replacement will be made within two workdays of the employee's request for it, if it is in stock on the Company premises; and if the particular tool is not so in stock, it will be ordered immediately.

IX. New hires shall be paid $3.00 per hour less than the rate for the classification to which assigned and to be restored over two years from each employee's individual date of hire, excluding days laid off. $.75 per hour increase at six month intervals from date of hire.
         Exception: Employees currently in two tier status will restore at the rate of $.65 per hour at six month intervals. Last interval increase will result in the rate for the classification.

                  Effective on or after May 30, 1988, newly hired Craftsmen will begin at the applicable wage rate of the current Labor Agreement without regard to the existing two tier wage structure established for all other Non-Craft New Hires.

X. The objective of apprenticeship training is to provide the Company with qualified craft personnel and to provide a full and fair opportunity for achievement of full craft status to qualified employees of the Company.

         (A)      TRAINING PERIODS -- JOB CLASSES.

                           Qualified applicants shall proceed through the job
                  classes by successfully completing the courses and hours outlined for their particular craft as follows:

                                       MTE

                           Job Class 10*        17 hours
                           Job Class 12*        11 Hours
                           Job Class 16*        11 Hours
                           Job Class 19*

                                       MTM

                           Job Class 10*        20 Hours
                           Job Class 12*        12 Hours
                           Job Class 16*        10 Hours
                           Job Class 19*

                  The required courses and/or number of hours are subject to change, based on job requirements and/or availability.

                  *This list of classifications may be modified by the job classification consolidation process.

         (B)      POSTING AND FILLING APPRENTICESHIP VACANCIES.

                           Apprenticeship vacancies shall be filled on the same
                  basis as other permanent vacancies and shall be subject to the posting practices at the plant.

                           Apprenticeship applicants will be tested by Prairie
                  State University and the senior employee of those who passed the qualification test will be selected for the apprenticeship program. The remaining qualified employees will remain in the queue and will be selected for apprenticeship training as openings come available in order of longest seniority first. When all of the available qualified employees in the queue have been afforded the opportunity to train in the program, a new bid will be posted and qualified employees will be selected in like fashion.

                           The parties agree that the purpose of an
                  apprenticeship training program is to train and qualify individuals to perform the assignments of a given craft and that an applicant for apprenticeship must have the ability to absorb the appropriate training.

                           The Company may allow advance credit in any
                  apprenticeship training program based on related training and experience achieved prior to entry into such program.

         (C)      COMPANY PAID TUITION AND FEES.

                           The Company will pay tuition and fees for those
                  employees selected for apprenticeship training. Classes are available during the day and evening and will be scheduled by the employee to conform with his work schedule, that is on his own time and he will not be further compensated by the Company.

         (D)      CRAFT STATUS.

                           Each apprentice, upon satisfactory completion of the
                  apprenticeship program in which he is enrolled, shall be assigned to craft status and rate. Knowledge and on-the-job performance testing for the purposes of such assignment or subsequent advancement to the intermediate or standard rate shall not exceed the subject matter and skills for which on-the-job or other training is afforded by the applicable Apprenticeship Training Program.

         XI       Work Schedules

                           The Company will post each employee's work schedule
                  for the following week by 3:00 P.M. on Wednesday of the current week.

         XII.     HARMONIZATION SCHEDULE

--------------------------------------------------------------------------------
ISSUE                     EFFECTIVE DATE*
--------------------------------------------------------------------------------
Bereavement Leave         12/1/98
--------------------------------------------------------------------------------
Shift Premium             12/1/00
--------------------------------------------------------------------------------
Jury Duty                 BarTech Effective Date
--------------------------------------------------------------------------------
Military Leave            BarTech Effective Date
--------------------------------------------------------------------------------
SUB                       BarTech Effective Date
--------------------------------------------------------------------------------
Safety Equipment          BarTech Effective Date
--------------------------------------------------------------------------------
Dental                    12/1/98
--------------------------------------------------------------------------------
Vision                    12/1/98
--------------------------------------------------------------------------------
Holidays                  1/1/01
--------------------------------------------------------------------------------
Vacation                  1/1/02
--------------------------------------------------------------------------------
401(k) Plan               12/1/98, Contributions discontinued
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          and plan is merged with DB
--------------------------------------------------------------------------------
Defined Benefit Plan      12/1/98
--------------------------------------------------------------------------------
Medical                   12/1/98
--------------------------------------------------------------------------------
Life Insurance (Active)   Harmonized to RESI in five equal increments with
                          effective dates of 3/1/99, 3/1/00, 3/1/01, 3/1/02,
                          3/1/03
--------------------------------------------------------------------------------
AD&D                      3/1/01 discontinued
--------------------------------------------------------------------------------
Short Term Disability     Harmonized to RESI in five equal increments with
                          effective dates of 3/1/99, 3/1/00, 3/1/01, 3/1/02,
                          3/1/03
--------------------------------------------------------------------------------
Sunday Premium            12/1/98 2X to 1.5X
--------------------------------------------------------------------------------
* The language contained in the Harvey Predecessor Labor Agreement will continue in effect until the individual item is harmonized.

         Employees at Harvey, Illinois shall continue to receive the fringe benefits as set forth in the predecessor labor agreement until such fringe benefits are harmonized in accordance with the above schedule.

         This Plant Specific and Harmonization Agreement shall terminate on October 31, 2003.

UNITED STEELWORKERS OF AMERICA      BLISS & LAUGHLIN STEEL COMPANY

----------------------------------- -----------------------------------


----------------------------------- -----------------------------------


----------------------------------- -----------------------------------


----------------------------------- -----------------------------------

                            1998 SETTLEMENT AGREEMENT
                                     BETWEEN
                     UNITED STEELWORKERS OF AMERICA, AFL-CIO
                                       AND
                     BARTECH AND RES ACQUISITION CORPORATION


         WHEREAS, the controlling stockholders of Bar Technologies Inc. (hereinafter "BarTech") who are affiliated with Blackstone Management Partners L.P. ("Blackstone") have formed a corporation ("RES Acquisition Corporation") which has made a friendly proposal to Republic Engineered Steels, Inc. ("RESI") to acquire all of the shares of RESI (such acquisition, the "RESI Acquisition") and RESI and RES Acquisition Corporation have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of July 23, 1998 pursuant to such proposal. As soon as practicable following consummation of the RESI Acquisition, it is intended that BarTech and RES Acquisition Corporation engage in a business combination transaction (the "Transaction"), with the resulting combined entity currently expected to be known as NuBar (the closing of such Transaction the "Closing"); and

         WHEREAS, in the event that the Transaction is completed, the combined entity NuBar would own the following plants represented by the United Steelworkers of America (the "USWA" or "Union"): from BarTech, the plants in Johnstown, Pennsylvania, and Lackawanna, New York; from BarTech's subsidiary Bliss & Laughlin Steel Company ("B&L") and Canadian Drawn Steel Company ("Canadian Drawn"), the plants in Harvey, Illinois, and Hamilton, Ontario (Canada) respectively; and from RESI, Massillon Cold Finish, Massillon Hot Roll, Special Metals (Massillon), all in Massillon, Ohio, and Canton Eighth Street in Canton, Ohio, the plant in Chicago, Illinois, the cold-finished plants in Beaver Falls, Pennsylvania, Willimantic, Connecticut, Seventh Avenue and Dunes Highway, both in Gary, Indiana, and a stainless plant in Baltimore, Maryland. In addition, NuBar would own B&L's cold-finished plants in Batavia, Illinois, Cartersville, Georgia (both non-union), and Medina, Ohio (Machinists Union); and

         WHEREAS, if the Transaction is consummated, NuBar will build a bar mill and processing facility(ies) in Stark County to be manned with USWA-represented employees. At the same time, the NuBar business plan calls for a significant reduction of RESI plant support and administrative personnel, the closing of the Canton 12" mill, the ingot route at the #4 melt shop and blooming mill, the Massillon 18" mill, associated processing operations, and a reduction in the number of the combined entity's cold finishing operations. Overall, a decline in the net hourly headcount of about 1,400 is expected during the four (4) years of transition/consolidation after the consummation of the Transaction; and

         WHEREAS, in discussions with BarTech and RES Acquisition Corporation, the Union has emphasized its objectives of, among other things, encouraging the contemplated new construction in Stark County, providing a decent and humane set of retirement options for employees affected by headcount reductions, and assuring that any NuBar transaction preserve as many bargaining units jobs as possible; and

         WHEREAS, RES Acquisition Corporation has indicated that it will not enter into the Merger Agreement unless this Settlement Agreement has first been entered into by the Union and will not consummate the acquisition of a majority of the outstanding RESI shares unless the Master Agreement (as defined below) has first been ratified by the Union's members affected thereby, the effectiveness of this Settlement Agreement and the Master Agreement conditional upon the acquisition of a majority of the outstanding RESI shares by RES Acquisition Corporation and RES Acquisition Corporation having elected a majority of the RESI directors (the "RESI Control Position") for those employees currently employed by RESI ("RESI Employees"); and the Closing (or earlier as described below) for these employees currently employed by BarTech/B&L/Canadian Drawn ("BarTech Employees"); RES Acquisition Corporation will use all reasonable efforts to promptly following its acquisition of a majority of the outstanding RESI shares to elect a majority of the RESI directors; and

         WHEREAS, while RES Acquisition Corporation is under no obligation pursuant hereto to complete the RESI Acquisition, it is understood that the RESI Acquisition and subsequent Transaction would, if consummated, necessitate customary steps, including, among others, the negotiation and ratification of a complete labor agreement for RESI and/or for NuBar, approval by the RESI employee-owners and stockholders, clearance under applicable antitrust standards, and, after completion of the foregoing, refinancing of outside indebtedness to facilitate the Closing of the Transaction.

         NOW THEREFORE IT IS AGREED that:

         The parties to this Settlement Agreement shall be BarTech, RES Acquisition Corporation and the Union. This Settlement Agreement sets forth the new Master Labor Agreement ("Master Agreement") and the plant-specific agreements and will be the basis for the benefit agreements (together the "1998 BLA") to be agreed upon by BarTech, RES Acquisition Corporation, and the Union prior to obtaining the RESI Control Position. This Settlement Agreement and the 1998 BLA shall only become effective upon obtaining the RESI Control Position for the RESI Employees ( the "RESI Effective Date") and upon the earlier to occur of: (i) the Closing of the Transaction; and (ii) the date that is five (5) months after the closing of the RESI Acquisition for the BarTech Employees (the "BarTech Effective Date"). The parties enter into this Settlement Agreement as of August 2, 1998.

I.       BARGAINING STRUCTURE, HARMONIZATION OF AGREEMENTS, AND ECONOMICS

         A.       Bargaining Structure/Single Agreement/Expiration Dates

                  1. Upon obtaining the RESI Control Position and, where applicable, the BarTech Effective Date, RES Acquisition Corporation/NuBar and any and all of its present and future portfolio companies, subsidiaries, Affiliates (as defined below), and/or parent corporations (other than Blackstone, Veritas, any other private equity fund or their respective successor(s)-in-interest and their respective existing or future affiliates) shall be jointly and severally obligated to the Union under a single new 1998 BLA applicable to all USWA-represented facilities of NuBar other than Canadian Drawn Steel which shall be covered by a separate collective bargaining agreement which shall be coterminous with the agreement covering the other plants. The 1998 BLA shall address certain subjects on a "Master Agreement" basis and other issues on the basis of the former corporate identity of the plants in question or a plant-specific basis (hereinafter "Plant-Specific Agreement").

The current labor agreements (exclusive of their benefits agreements) between RESI and the Union, BarTech and the Union, and Bliss & Laughlin and the Union, (each a "Predecessor Labor Agreement" or "PLA" and collectively, "the Predecessor Labor Agreements") shall:

         (1) remain in effect until the RESI Effective Date or BarTech Effective Date, as applicable;

         (2) with respect to the BarTech and B&L PLA's continue in effect thereafter for items to be harmonized up to and through their complete harmonization

         (3) otherwise be replaced by the Master and Plant-Specific Agreements as well as this Settlement Agreement.

The benefits agreements associated with the PLA's shall continue in effect until merged or harmonized together pursuant to new NuBar benefits agreements to be adopted by the parties in accordance with this Settlement Agreement and the Master and Plant-Specific Agreements.

The formerly separate bargaining units under the PLA's shall, upon the BarTech Effective Date be merged into a single bargaining unit. The termination dates previously established by the PLA's shall be amended and extended to give the 1998 BLA a termination date of October 31, 2003.

Wherever this Settlement Agreement sets forth an understanding not described as plant-specific, such understanding shall be included in the Master portions of the 1998 BLA. Any language in the Plant-Specific Agreements which conflicts with the master portion of the 1998 BLA shall displace the master provisions of the 1998 BLA.

                  2. In the negotiation of a successor agreement to the 1998 BLA, bargaining shall begin with plant-level representatives negotiating over the topics covered in their agreements on plant-specific issues. After an appropriate interval of such bargaining, Master bargaining shall commence, and all issues still unresolved in the plant-specific bargaining shall be referred to the Master bargaining for resolution.

         B.       Harmonization and Extension of Terms and Conditions of
                  Employment

                  1. B&L Harvey, Illinois Plant - The parties agree upon the following:

                           (a) Harmonization Process - The parties shall negotiate to harmonize all economic items applying to the Harvey, Illinois plant of NuBar so as to match those items in all material respects to those applicable to the former RESI facilities (as amended in the 1998 BLA). With respect to pensions, such harmonization shall take effect on November 30, 1998. With respect to wages, effective December 1, 1998 all hourly rates shall be adjusted to the same hourly wage rates as the applicable hourly wage rates for RESI Cold Rolled Bar classifications. In recognition of the classification rate adjustments, the Company will implement a production based incentive plan (the "Harvey Incentive Plan" or "HIP"). The production based incentive plan will be designed to provide an earnings opportunity equal to the average earnings opportunity of the RESI Cold Rolled Bar production based incentive plans (adjusted for straightline harmonization). Such plan will provide an earnings opportunity (approximate average of $2.29 per/hr) equal to the difference between the adjusted B&L Harvey hourly classification rates and the total (hourly rates and incentive earnings) hourly earnings of similar classification of RESI Cold Rolled Bar rates. At a minimum the HIP shall guarantee the difference between the B&L Harvey classifications in effect on November 30, 1998 and the new adjusted rates. The guarantee and remaining earnings opportunity of the HIP will be paid in the regular payroll periods. On November 1, 1999 and each succeeding November 1st of the BLA the B&L Harvey classification rates will be adjusted to the RESI Cold Rolled Bar classification rates. A mutually acceptable reduction of job classes to five (rolling up rates) shall be developed prior to December 1, 1998. All other economic items shall be harmonized on a relatively straight line basis with effective dates between November 30, 1998, and February 28, 2003, with full harmonization to be effective on the latter date. Once harmonization on any item is achieved, that item shall remain fully harmonized for the balance of the 1998 BLA.

                           (b) Extension Process - Representatives of the parties shall identify local and other appropriate issues to be resolved and to be included in this Settlement Agreement.

                  2. BarTech (Johnstown and Lackawanna) - The parties agree upon the following:

                           (a)      Harmonization Process - effective
                                    February 28, 2001:

                                    (i)     There shall be adopted a
                                            production-based bonus plan expected
                                            to yield at target the same payout
                                            as the former RESI facilities'
                                            then-current average incentive
                                            yield;

                                    (ii)    The job class of each BarTech job
                                            shall be harmonized to the job class
                                            to which similar RESI jobs are
                                            assigned; and

                                    (iii)    There shall be full harmonization
                                             to the RESI pension plan with full
                                             credit for BarTech service.

                                    (iv)     In accordance with the 1994 BarTech
                                             Collective Bargaining Agreement,
                                             all hourly wage rate increases for
                                             BarTech classifications shall be
                                             implemented as scheduled. However,
                                             on March 1,

                                             2001 the classification wage rates
                                             shall be adjusted to the same
                                             hourly wage rates as the applicable
                                             hourly wage rates for RESI Hot
                                             Rolled Bar classifications. In
                                             recognition of the classification
                                             rate adjustments, the Company will
                                             implement a production based
                                             incentive plan (the "BarTech
                                             Incentive Plan" or "BIP"). The
                                             production based incentive plan
                                             will be designed to provide an
                                             earnings opportunity equal to the
                                             average earnings opportunity of the
                                             RESI Hot Rolled Bar production
                                             based incentive plans (adjusted for
                                             straightline harmonization). Such
                                             plan will provide an earnings
                                             opportunity (approximate average of
                                             $2.16 per/hr) equal to the
                                             difference between the adjusted
                                             BarTech hourly classification rates
                                             and the total (hourly rates and
                                             incentive earnings) hourly earnings
                                             of similar classifications of RESI
                                             Hot Rolled Bar rates. At a minimum
                                             the BarTech Incentive Plan shall
                                             guarantee the difference between
                                             the BarTech classifications in
                                             effect on February 28, 2001 and the
                                             new adjusted rates, plus $.25. The
                                             guarantee and remaining earnings
                                             opportunity of the BIP will be paid
                                             in the regular payroll periods. On
                                             November 1, 2002 the BarTech
                                             classification rates will be
                                             adjusted to the just increased RESI
                                             Hot Rolled Bar classification
                                             rates. The BIP will guarantee the
                                             difference between the November 1,
                                             2002 classification rates and the
                                             classification rates in effect on
                                             February 28, 2001, plus $.75. The
                                             guarantee and remaining earnings
                                             opportunity (at target $2.80
                                             per/hr) of BIP will be paid in the
                                             regular payroll periods. With
                                             respect to all other economic items
                                             applying to the Johnstown and
                                             Lackawanna plants, the parties
                                             shall negotiate to harmonize such
                                             items so as to match those items in
                                             all material respects to those
                                             applicable to the former RESI
                                             facilities (as
                                             amended in the 1998 BLA). Such
                                             harmonization shall be achieved on
                                             a relatively straight line basis on
                                             effective dates between February
                                             28, 2001, and February 28, 2003,
                                             with full harmonization to be
                                             effective on the latter date. Once
                                             harmonization on any item is
                                             achieved, that item shall remain
                                             fully harmonized for the balance of
                                             the 1998 BLA.

                           (b) Extension Process - Representatives of the parties shall identify local and other appropriate issues to be resolved and to be included in this Settlement Agreement. In addition, the parties have agreed that, effective March 1, 2001, for vacation entitlement, to credit BarTech employees with their former Bethlehem Service, to a maximum of seventeen (17) years of former Bethlehem service.

                  3. Canadian Drawn Steel - Hamilton, Ontario: The parties have reached a Settlement Agreement for Canadian Drawn Steel. Such Settlement Agreement includes the portions of this Settlement Agreement which shall be applicable to Canadian Drawn Steel in addition to the economics and terms and conditions of employment.

         C.                RESI CBA Economic Modifications

                  1. The new 1998 BLA shall provide for the following economic provisions applicable to former RESI Hot Rolled Bar facilities:

                           (a) On the RESI Effective Date: $.25 across the board in SHWR for both non-incentive and incentive workers

                           (b) November 1, 1999: $.25 across the board in SHWR for both non-incentive and incentive workers

                           (c) November 1, 2000: $.50 across the board in SHWR for both non-incentive and incentive workers

                           (d) November 1, 2001: $.50 across the board in SHWR for non-incentive and incentive workers

                           (e) November 1, 2002: $.75 across the board in SHWR for non-incentive and incentive workers

                  2. The new 1998 BLA shall also provide for the following economic provisions applicable to former RESI Cold Finished Bar facilities:

                           (a) On the RESI Effective Date: $.25 across the board in SHWR for both non-incentive and incentive workers

                           (b) November 1, 1999: $.25 across the board in SHWR for both non-incentive and incentive workers

                           (c) November 1, 2000: $.25 across the board in SHWR for both non-incentive and incentive workers

                           (d) November 1, 2001: $.25 across the board in SHWR for both non-incentive and incentive workers

                           (e) November 1, 2002: $.25 across the board in SHWR for both non-incentive and incentive workers

                  3. A mutually acceptable reduction of Job Classes to five (rolling up rates) to be agreed to prior to the RESI Effective Date.

                  4. $1,000 Signing Bonus immediately following the RESI Effective Date for all employees accruing continuous service. In return for such payment, the Union agrees to withdraw all grievances and related NLRB charges concerning the issue of Target 60 implementation, and the triggering of Employment Security as it relates to Functional Analysis.

         D.       NuBar Profit Sharing Plan

                  1. Effective for BarTech Employees, the BarTech Effective Date and for RESI Employees effective the first fiscal quarter following the RESI Effective Date, the Company shall implement a Profit Sharing Plan as described herein.

                  2.       Level of Payout

                           The Company agrees that it will create a Profit-Sharing Pool (the "Pool"). The Pool will be determined on a quarterly basis as follows:

                           NuBar will pay into the Pool 4% of all Profits (as defined below) that amount to greater than 12% of NuBar sales revenue and less than 20% of NuBar sales revenue;

                           NuBar will pay into the Pool 6% of all Profits (as defined below) that amount to greater than or equal to 20% of NuBar sales revenue.

                  3.       Calculation of Profits

                           Profits shall be calculated in accordance with generally accepted accounting principles as used by the Company in the preparation of its financial statements for reporting to NuBar's shareholders.

                           For the purposes of this Plan, Profit shall be defined as Net Earnings, excluding:

                           (a) The amount by which total compensation and related expenses for any individual exceeds 5X the total actual compensation for the average USWA-represented employee.

                           (b) Any one-time payments to non-bargaining unit employees.

                           (c) The costs of OSHA, MSHA, EPA, SEC or other civil and criminal penalties and the cost of correcting any regulatory or other violations of law.

                           (d) Cumulative effect on prior years of a change in accounting principles.

                           (e) Income or loss related to any charges or credits (whether or not identified as special credits or charges) for unusual, infrequently occurring or extraordinary items.

                           (f) Any expense recorded for any income or other taxes.

                           (g) Any fees or other similar charges directly or indirectly paid to individuals or entities for goods or services priced on other than an arms-length basis.

                           (h) Any costs, or the expense associated with this Plan or any other profit-sharing or similar plan.

                           Notwithstanding anything to the contrary contained in this Agreement, post-retirement employee benefit expenses will be taken into account in the calculation of Profit in the same manner that they would have been taken into account prior to the adoption of FASB 106.

                  4.       Distribution

                           The Profit Sharing Pool (the "Pool") shall be distributed as follows:

                           The Pool shall be sub-divided based on total participant hours worked, into two sub-pools (i) one for the former RESI employees and NuBar new hire USWA represented employees working at former RESI facilities (the "RESI Pool") and (ii) one for the former BarTech production and maintenance represented and non-represented employees and NuBar new hire production and maintenance represented and non-represented employees working at former BarTech/B&L/Canadian Drawn facilities (the "BarTech Pool").

                           The RESI Pool shall be divided as follows:

                           (a) 20% of the RESI Pool shall be distributed to the group of RESI/NuBar retirees who retire(d) or otherwise terminated prior to the effective date of the 1998 BLA, or after the effective date of the 1998 BLA on a non-ERB pension, in proportion to their Restoration Account Balances.

                           (b) 40% of the RESI Pool shall be distributed to active former RESI employees in proportion to their Restoration Account Balances.

                           (c) 40% of the RESI Pool shall be distributed to active former RESI employees and NuBar new hire employees at former RESI facilities in proportion to their hours paid, (including paid union time) with a cap for this purpose, of 2,080 hours per employee.

                           After the Restoration Account obligations in (a) and/or (b) above have been extinguished, funds designated for (a) and/or (b) will be allotted to (c) above.

                           The BarTech Pool shall be distributed to former BarTech employees and NuBar new hire employees working at former BarTech/B&L facilities in proportion to their hours paid (including paid union time), with a cap for this purpose of 2,080 hours per employee.

                  5.       Administration of the Plan

                           The Plan will be administered by the Company in accordance with its terms and the costs of administration shall be the responsibility of the Company. Upon determination of each Profit Sharing calculation, such calculation shall be forwarded to the chairman of the Union negotiating committee accompanied by a Certificate of Officer signed by the Vice-President, Finance of the Company, stating that the Profit Sharing Calculation was made in accordance with generally accepted accounting principles and the definition of Profit described herein.

                           The Union, through its Negotiating Committee Chairman or his/her designee, shall have the right to review the calculations used to derive Profit under the Plan. The Company shall provide said designee with any information requested in connection with such review.

                           In the event that a disagreement exists between the Company's Profit Sharing calculation and the results obtained by the Union designee's review, the Company Chairman and the Union Chairman of the respective Negotiating Committees shall attempt to reach an agreement regarding the disagreement. In the event that they cannot resolve the dispute, either party may submit such dispute to final and binding arbitration under the Grievance Procedure outlined in this Labor Agreement.

         E.       Pension Plan Modifications

                              NUBAR PENSION PROGRAM
   EFFECTIVE AT FORMER RESI PLANTS 11/1/96 (AS DEFINED IN PENSION TERM SHEET)
               EFFECTIVE AT B&L 12/01/98, AND AT BARTECH 03/01/01

                  1.       Monthly Benefit Amount

                           (a) Floor Multiplier of $35 for each year of continuous service.

                           (b) Effective May 1, 2003, increase Floor Multiplier to $46.

                           (c)      Offsets to Monthly Benefit Amount

                                    Deductions made for annuity value/pension benefit of (where applicable):

                                    LTV DB, LTV DC, RESI DC (exclusive of its
                                    401(k) component), BarTech 401(k) (exclusive of employee contribution).

                                    Offset for above amounts only when benefits paid under Defined Benefit Plan.

                                    Workers' Compensation, Public Pension or
                                    Severance Allowance will not be offset.

                  2. Special Payment- a flat dollar amount, based on the 1998 average of all employees' vacation allotment, increased by 3% per year during the term of this agreement. Such payment shall be reduced by the value of the employee's vacation taken in the year of entitlement.

                  3.       $400 Monthly Supplement

                           Applicable to Permanent Incapacity, 70/80 and Rule-of-65 Retirements.

                           The increase in pension will be payable until the participant becomes eligible for Public Pension or dies.

                           For Rule-of-65 Retirements only, traditional earnings offset for supplement with earnings threshold equal to Age 65-69 earnings amount under Social Security Act and indexed thereafter.

                  4.       Retirement Eligibility

                           Traditional steel industry eligibility requirements for:

                           -        Normal Retirement - Age 65/5
                           -        62/15 Retirement
                           -        30-Year Retirement
                           -        Reduced --60/15 Retirement
                           -        Permanent Incapacity Retirement
                           -        70/80 Retirement
                           -        Rule-of-65 Retirement
                           -        Deferred Vested Retirement

                           Use traditional steel industry reduction factors for 60/15 and Deferred Vested Retirements.

                           Under the Rule-of-65 Retirement, the parties have agreed to the following Suitable Long Term Employment
                           (SLTE) Plant Groupings:

                           I.       Willimantic, CT
                                    Lackawanna, NY

                           II.      Lackawanna, NY
                                    Beaver Falls, PA
                                    Johnstown, PA
                                    Massillon, OH
                                    Canton, OH

                           III.     Harvey, IL
                                    Chicago, IL
                                    Gary, IN

                           IV.      Johnstown, PA
                                    Baltimore, MD

                  5.       Continuous Service

                           All service with LTV/RESI, B&L, Canadian Drawn and BarTech will be recognized under the plan for purposes of determining eligibility, vesting and benefit accrual. All service with Bethlehem will be recognized under the plan for purposes of determining eligibility and vesting.

                           Use traditional steel industry rules for crediting continuous service.

                  6.       Payment Forms

                           (a)      Automatic Five-Year Term Certain.

                           (b)      Automatic 50% Spouse Option.

                           (c)      Co-Pensioner Options (50% and 100%)

                           Traditional steel industry rules for calculation and eligibility with steel industry upgraded and simplified percentages tables.

                  7.       Survivor Benefits

                           (a) Retirement Equity Act (REACT) Pre-Retirement Annuity Coverage.

                           (b) Surviving Spouses' Benefits with minimum of $350/$200.

                           Traditional steel industry rules for calculation and eligibility with steel industry upgraded and simplified percentages table for REACT coverage.

                  8.       Other Pension Provisions

                           The supplement will be continued beyond age 62 for those participants born in 1938 or later so that the future maximum reduction from the amount at full Social Security retirement age (67 in the year 2022) is the same percentage as currently applicable (20%) at age 65 for the full Social Security retirement amount.

                  9. Other Benefit Plans - Effective upon closing of the RESI Acquisition

                           (a) Discontinue contributions to RESI DC. (Discontinue BarTech DC effective 03/01/01)

                           (b) Discontinue new contributions to Disability Income Benefit Plan. Maintain for current recipients at present benefit levels.

                           (c)      ABA/IMF provisions.

                           It is the intent of the parties for the NuBar pension and welfare benefit plans ("NuBar Plans") to replace and/or be merged with the corresponding plans maintained by RESI. In the period prior to the closing of the RESI Acquisition, representatives of the parties will address and resolve the issues raised by the change over to the NuBar plans ("change-over").The objective of the parties will be to provide a smooth transition from current RESI program coverage to that provided under the NuBar Plans. Issues to be resolved include, but are not limited to, how employees and/or retirees under current RESI plans will be affected by the change-over, and the disposition of such programs as Extended SUB, the Disability Income Benefits plan, the Income Maintenance Fund, and the Additional Benefits Account (including its relationship to the retiree insurance program). In no event shall any employee or retiree be made worse off as a result of the changeover.

                  10.      Bethlehem Service Recognition Payment

                           (a)      Eligibility:

                                    ()       Former Bethlehem employees who meet
                                             the eligibility requirements for
                                             re-employment rights under the
                                             BarTech PLA; and

                                    (ii)    Have at least five years of
                                            BarTech/NuBar continuous service.

                           (b) Benefit - such eligible employees shall receive an additional monthly benefit to their NuBar Pension. The benefit will equal their years of Bethlehem service, as used to calculate Bethlehem continuous service for pension purposes, multiplied by $7.00.

                  11.      Lag Date

                           The Pension Agreement will remain in effect for five
                           (5) months after the termination of the collective bargaining agreement.

         F.       Insurance

                  1. Amend Section 7.4 of the RESI Program of Insurance Benefits to provide for vision examination every 12 months.

                  2. Amend Section 7.3 of the RESI Program of Insurance Benefits to increase frame allowance to $50.

                  3. Amend Section 11.3 of the RESI Program of Hospital and Medical Benefits for eligible Pensioners and Surviving Spouses to increase life insurance for future retirees to $5000 effective February 28, 2001.

II.      EARLY RETIREMENT BUYOUT PACKAGE ("ERB") AND VOLUNTARY SEVERANCE
         PLAN ("VSP")

         The RESI and B&L (Harvey) plant-specific portion of the 1998 BLA will include the following Early Retirement Buyout Package:

         A.       Purpose:

                  The Company and Union agree that significant reductions in manning levels at the former RESI facilities are essential to enable NuBar to become competitive and thereby improve job security. In order to lessen the impact on employees, the parties have agreed to the following:

                  1. Present facilities covered by the 1993 RESI BLA and the B&L (Harvey) BLA shall be covered by this ERB program.

                  2. The Company's business plan calls for a reduction in the net number of bargaining unit jobs at former RESI facilities by approximately fourteen hundred (1400) during the approximately four (4) years of the transition/consolidation. This net reduction in bargaining unit jobs will be accomplished through the shutdown of plant(s) (or departments or subdivisions thereof), capital investments and productivity improvements due to work rule and job classification improvements.

                  3. Over the term of the Agreement, in lieu of any other facility closure benefits payable to ERB recipients under the 1998 BLA, NuBar will offer an additional type of pension under the pension agreement to be called an Early Retirement Buyout (ERB) in accordance with the following:

                           Number of ERB's:

                           (a) The Company shall offer one ERB for each net job eliminated due to:

                                    (i)      changes in work practices and/or
                                             job classification; or

                                    (ii)    new capital investment; or

                                    (iii)   facility closures, including plants,
                                            departments, or subdivisions thereof

                                             (hereinafter, any one of (i), (ii)
                                             or (iii) referred to as
                                             a "Headcount Reduction,") minus;

                                    (iv)    the number of RESI and B&L Harvey
                                            bargaining unit employees who quit,
                                            die, are terminated for cause,
                                            voluntarily transfer, or retire (on
                                            other than an ERB);

                  (b)      the number of ERB's offered shall be the greater of;

                           (i)      1000; or

                           (ii) the number which results from the process described in Section A-3(a) above.

         B.       Amount of ERB Package:

                  An ERB package shall consist of:

                  1. An unreduced Pension calculated in accordance with the pension agreement; and

                  2.       At the option of the employee, either:

                           (a)      a $15,000 lump sum payment upon retirement;
                                    or

                           (b) For a retiree who retires prior to reaching age 61, a total pension supplement of $700 per month (without any earnings offset), beginning with the individual's last day worked. Such pension supplement shall cease when the retiree attains an age sufficient to be eligible for 80% of full social security old age insurance benefit at social security retirement; and

                  3.       Retiree health and life insurance; and

                  4. A $10,000 lump sum cash payment in full satisfaction of the employee's Restoration Account.

         C.       ERB Eligibility:

                  To be eligible for an ERB, a bargaining unit employee must:

                  1. Satisfy the age and service requirements of at least a Rule of 65, 70/80, 65/5, 62/15, or 30 year retirement pension.

                  2. Have the greatest continuous service among a group of employees eligible to apply for ERB's under the priority rules set forth below in Subsection D.

         D.       Distribution of ERB's:  Priority and Procedures

                  1. During the term of the 1998 BLA, the respective Chairmen of the Negotiating Committee shall meet on at least a quarterly basis to:

                           (a) discuss and develop the implementation of an annual Headcount Reduction Plan for each one
                                    (1) of three (3) Regions. Such Regions shall be:

                                    (i)      Region 1 (all RESI plants in
                                             Illinois and Indiana and B&L
                                             Harvey); and

                                    (ii)     Region 2 (all RESI plants in Ohio
                                             and Pennsylvania); and

                                    (iii)    Region 3 (all other RESI plants);

                           (b) receive updates and progress reports on the Headcount Reduction Plan and the number of ERB's that have been offered and accepted in the affected plants, departments and Regions; and

                           (c) no more than twice per/year, determine and notify each plant management and Local Union President and/or Unit Chairperson of the number of Headcount Reductions that have been assigned to each plant in accordance with the

                                    Headcount Reduction Plan.

                  2. There shall be a Joint Implementation Committee (JIC) in each Region composed of three representatives of the Company and three representatives of the Union. The JIC members shall be appointed by each of the party's respective Negotiating Committee Chairmen. The JIC shall award ERB's, with each plant having initially allocated to it the number of Headcount Reductions indicated in the notification referred to in paragraph 1 above. The JIC shall be authorized to oversee the allocation and awarding of ERB's in accordance with this Memorandum, the new 1998 BLA, and rules of implementation adopted by mutual agreement of the JIC. Among the subjects such rules may address are the rules for applying for and accepting an ERB, and the effect of changing one's mind, etc.

                  3. Unless the JIC mutually agrees otherwise, ERB's shall be granted with the following priority:

                           (a) First, among eligible affected employees in the affected Plant;

                           (b) Next, among eligible employees in the affected Plant;

                           (c) Next, among eligible employees throughout the Region.

                                    Within any of the priority tiers listed
                                    above, the eligible employee with the
                                    greatest corporate continuous service shall have first right to an ERB.

                  4. If an ERB-eligible employee chooses not to accept an offer of an ERB, that employee shall retain all seniority rights under the applicable collective bargaining agreement. To meet operational needs, the Company may retain an employee who accepts an ERB for up to six (6) months, or a period of time not to exceed twelve (12) months as mutually agreed to by the employee and the Company.

         E.       Additional Duties of JIC

                  Among the tasks of the JIC shall be the administration of specific rules regarding the job-related movement of employees within the plant.

         F.       Voluntary Severance Plan

                  In the event that the ERB's outlined above do not provide the necessary work force reductions, the JIC shall institute a Voluntary Severance Plan ("VSP") in order to achieve the necessary work force reductions as determined in the Annual Headcount Reduction Plan. The VSP participants will have the option of:

                  1.       A single lump sum payment of $50,000; or

                  2.       36 monthly payments of $1,666; or

                  3. 36 monthly payments of $1,333 and continuation of all health and medical benefits;

                  VSP Eligibility: Employees not meeting the age and service requirements for an ERB shall be eligible for a VSP in accordance with this Section F.

                  VSP's will be offered to VSP eligible employees in the same order as outlined above in paragraph D-3.

                  VSP's will be limited to the difference between the number of headcount reductions as determined in the particular Headcount Reduction Plan and the accepted ERB's associated with such Plan.

                  When an accumulated total of eight hundred (800) ERB's have been accepted, the Company may offer up to an additional two hundred (200) VSP's. However, such VSP's will be restricted to the acceptance of one (1) VSP for each two (2) ERB's offered.

                  Employees who decline offered ERB's shall not be eligible for VSP's.

         G.       Limited Exception to Employment Security Plan

                  If at any given time, after offering ERBs and VSPs to achieve targeted Headcount Reductions, the number of (a) targeted Headcount Reductions within the facilities exceeds (b) the total of:

                  1. Voluntary terminations as outlined in Section A-3(a)(iv) above; and

                  2.       Accepted ERB's; and

                  3.       Accepted VSP's;

                  (the difference between (a) and (b) above herein called an "Excess"), then the Company may, notwithstanding the Employment Security Plan, lay off and have on layoff a number of employees equal to the lesser of

                                    (i)     300; or

                                    (ii)     the Excess.

         H. Special Provision for Certain Non-ERB-Eligible Employees Affected by a Possible Plant Shutdown at Willimantic

                  If an employee:

                  1. Experiences the permanent shutdown of his or her plant; and

                  2.       Is not eligible for an ERB; and

                  then such employee shall have the option of either exercising any right to a job to which he or she qualifies by virtue of the BLA or receiving a VSP. Such VSP's are in addition to the VSP's described in Section F.

III.     The parties hereby adopt the following:

         A.       A Master Agreement set forth in Appendix A.

         B. Letter of Understanding covering the Corporate Structure of NuBar as set forth in Appendix B.

         C. Letter of Understanding modifying the Employment Security Article of the Master Agreement as set forth in Appendix C.

         D. Letter of Understanding covering the merger of the Gary Dunes and 7th Avenue Plants of RESI as set forth in Appendix D.

         E. Letter of Understanding covering the Interest Arbitration Award (1997) as set forth in Appendix E.

         F. Letter of Understanding covering the merger of the RESI DCP and DBP as set forth in Appendix F.

         G. Letter of Understanding modifying the Neutrality Article of the Master Agreement as set forth in Appendix G.

         H. Letter of Understanding covering the NuBar Share Purchase as set forth in Appendix H.

         I. Letter of Understanding covering the Ratification Process in Negotiations in year 2003 as set forth in Appendix I.

         J. Letter of Understanding covering the Reimbursement to Local Unions for Negotiations as set forth in Appendix J.

         K. Letter of Understanding covering the RESI Share Sale as set forth in Appendix K.

         L. Letter of Understanding modifying the Successorship regarding the Cold Finished Plants as set forth in Appendix L.

         M. Letter of Understanding covering Retiree Health Care costs as set forth in Appendix M.

         N. Letter of Understanding covering C&BL Railroad as set forth in Appendix N.

         O. Letter of Understanding covering BarTech Employee Equity Interest as set forth in Appendix O.

         P. Letter of Understanding covering Incentive Plan Redevelopment as set forth in Appendix P.

         Q. Letter of Understanding covering Job Classification Consolidation as set forth in Appendix Q.

         R. Letter of Understanding covering deletions from the RESI predecessor Labor Agreement.

IV. The termination date of the new agreement shall be October 31, 2003. The termination date of the benefits agreements shall be extended to expire on February 28, 2004.

         Executed this _____ day of August, 1998.

United Steelworkers of America AFL-CIO            RES Acquisition Corporation

________________________________                  _____________________________




                                                  Bar Technologies Inc.

                                                  _____________________________


                                                  Bliss & Laughlin Steel Company

                                                  _____________________________

                                                  Canadian Drawn Steel Company

                                                  _____________________________

                                                                   Exhibit 10.50

                              SETTLEMENT AGREEMENT
                                TABLE OF CONTENTS

I.  BARGAINING STRUCTURE, HARMONIZATION OF AGREEMENTS, AND ECONOMICS       PAGE 3
     A. Bargaining Structure/Single Agreement/Expiration Dates                  3
     B. Harmonization and Extension of Terms and Conditions of Employment       5
     C. RESI CBA Economic Modifications                                         8
     D. NuBar Profit Sharing                                                   10
     E. Pension Plan Modifications                                             14
     F. Insurance                                                              18

II. EARLY RETIREMENT BUYOUT PACKAGE ("ERB") AND VOLUNTARY SEVERANCE PLAN
    ("VSP")                                                                    19
     A. Purpose                                                                19
     B. Amount of ERB Package                                                  20
     C. ERB Eligibility                                                        21
     D. Distribution of ERB's:  Priority and Procedures                        21
     E. Additional Duties of JIC                                               23
     F. Voluntary Severance Plan                                               23
     G. Limited Exception to Employment Security Plan                          24
     H. Special Provision for Certain Non-ERB-Eligible Employees Affected
         by a Possible Plant Shutdown at Willimantic                           25

III. APPENDICES
     A. A Master Agreement set forth in Appendix A                              1
        Article I - Purpose, Scope, And Recognition                             1
        Article II - Union Security and Check-off                               2
        Article III - Management Rights                                         3
        Article IV - Responsibilities of the Parties                            3
        Article V - Workforce Flexibility                                       4
        Article VI - Partnership                                                6
        Article VII - Capital Spending Plan, Upstreaming and Management Fees   18
        Article VIII - Employment Security Plan                                20
        Article IX - Neutrality                                                23
        Article X - Successorship                                              29
        Article XI - Contracting Out                                           30
        Article XII - New Employee Orientation                                 42
        Article XIII - Hiring Preference                                       44
        Article XIV - Board of Directors                                       44
        Article XV - Institute for Career Development                          45
        Article XVI - Manning of New Operations                                49
        Article XVII - Right to Bid                                            53

        Article XVIII - Union Role In Negotiation of Benefits                  55
        Article XIX - Printing of Contracts                                    56
        Article XX - SOAR/PAC                                                  56
        Article XXI - Family and Medial Leave Act                              57
        Article XXII - Leave of Absence Policy for Union Employees             62
        Article XXIII- Grievance and Arbitration Procedure                     63
        Article XXIV - Suspension and Discharge                                67
        Article XXV - Safety and Health                                        68
        Article XXVI - Allowance for Funeral Leave                             73
        Article XXVII - Hours of Work                                          74
        Article XXVIII - Holidays                                              76
        Article XXIX - Vacation                                                77
        Article XXX - Jury Duty                                                78
        Article XXXI - Employees in Military Service                           79
        Article XXXII - Savings Clause                                         81
        Article XXXIII - Seniority                                             81
        Article XXXIV - Severance                                              86
        Article XXXV - Substance Abuse                                         89
        Article XXXVI - Wages                                                  93
        Article XXXVII - Termination Date                                      96


B.      Letter of Understanding covering the Corporate Structure of NuBar
        as set forth in Appendix B                                             97

C.      Letter of Understanding Modifying the Employment Security Article
        of the Master Agreement as set forth in Appendix C                     99

D.      Letter of Understanding covering the merger of the Gary Dunes and
        7th Avenue Plants of RESI as set forth in Appendix D                  100

E.      Letter of Understanding covering the Interest Arbitration Award
        (1997) as set forth in Appendix E                                     101

F.      Letter of Understanding covering the merger of the RESI DCP and DBP
        as set forth in Appendix F                                            102

G.      letter of Understanding modifying the Neutrality Article of the
        Master Agreement as set forth in Appendix G                           103

H.      Letter of Understanding covering the NuBar Share Purchase as set
        forth in Appendix H                                                   104

I.      Letter of Understanding covering the Ratification Process in
        Negotiations in year 2003 as set forth in Appendix I                  105

J.      Letter of Understanding covering the Reimbursement to Local Union
        for Negotiations as set forth in Appendix J                           106

K.      Letter of Understanding covering the RESI Share Sale as set forth
        in Appendix K                                                         107

L.      Letter of Understanding modifying the Successorship regarding the
        Cold Finished Plans as set forth in Appendix L                        108

M.      Letter of Understanding covering Retiree Health Care costs as set
        forth in Appendix M                                                   110

N.      Letter of Understanding covering C&BL Railroad as set forth in


        Appendix N                                                            111

O.      Letter of Understanding covering BarTech Employee Equity Interest
        as set forth in Appendix O                                            112


P.      Letter of Understanding covering Incentive Plan Redevelopment as
        set forth in Appendix P                                               113


Q.      Letter of Understanding covering Job Classification Consolidation
        as set forth in Appendix Q                                            114


R.      Letter of Understanding covering Deletions from RESI Predecessor
        Labor Agreement as set forth in Appendix R                            120

                                                                   Exhibit 10.50

                                 APPENDIX A

                                 AGREEMENT

         THIS AGREEMENT, made and entered into by and between RES Acquisition Corporation and/or NuBar(hereinafter referred to as the "Company"), and the United Steelworkers of America, AFL-CIO (hereinafter referred to as "Union").

                                 ARTICLE I

                      PURPOSE, SCOPE, AND RECOGNITION

SECTION 1 - PURPOSE

         It is the intent and purpose of the parties hereto to set forth herein the agreement covering rates of pay, hours of work, and conditions of employment to be observed between the parties hereto for the Employees of the Company in the bargaining units of the Company set forth in this Article.

SECTION 2 - RECOGNITION

         The Union having been designated the exclusive collective bargaining representative of the Employees of the Company as defined in this Article, the Company recognizes the Union as such exclusive representative. Accordingly, the Union makes this Agreement in its capacity as the exclusive collective bargaining representative of such Employees. The provisions of this Agreement constitute the sole procedure for the processing and settlement of any claim by an Employee or the Union of a violation by the Company of this Agreement. As the representative of the Employees, the Union may process complaints and grievances through the complaint and grievance procedure, including arbitration, in accordance with this Agreement or adjust or settle the same.

SECTION 3 - COVERAGE

         In accordance with and subject to the provisions of the Labor Management Relations Act, 1947, as amended, the Company recognizes the Union as the exclusive bargaining agency of the production and maintenance Employees (with the exceptions hereinafter specified in this Article) of the Company's steel manufacturing and finishing facilities for which units the Union is certified by the National Labor Relations Board or may be, during the life of this Agreement, recognized by the Company as the exclusive collective bargaining representative of the Company for the purpose of collective bargaining in respect to rates of pay, hours of work, and conditions of employment.

SECTION 4 - EMPLOYEE DEFINED

         The term "Employee," as used in this Agreement, shall mean the production and maintenance Employees, but shall not include executives, foremen, assistant foremen, supervisors who do not work with tools, draftsmen, timekeepers, first-aid men and nurses, plant protection, office and salaried employees and, bricklayers at the steel manufacturing and finishing plants. (Except Gary and Johnstown O&T employees that have been agreed to by the parties.)

                                 ARTICLE II

                        UNION SECURITY AND CHECK-OFF

         Each employee, who fails voluntarily to acquire or maintain membership in the Union, shall be required as a condition of employment, on and after the thirtieth (30th) day following the beginning of employment or the effective date of this provision, whichever is later, to pay to the Union each month an agency fee as a contribution towards the Union's expenses as a collective bargaining representative. The agency fee for the first month shall be in an amount equal to the Union's regular and usual monthly dues, including an initiation fee if applicable, and for each month thereafter in an amount equal to the regular and usual monthly dues.

         During the life of this contract, the Company agrees to deduct from an employee's pay monthly dues, assessments, and initiation fees as designated by the International Secretary/Treasurer of the Union and as authorized by a signed voluntary check-off request. Such proceeds will be mailed to the International Secretary/Treasurer of the United Steelworkers of America, or its successor, Five Gateway Center, Pittsburgh, PA, 15222.

         The Union agrees to save the Company harmless from any action growing out of these deductions commenced by or on behalf of any employee or by any agency of the Federal or State or Local government against the Company, the Union assumes full responsibility for the disposition of the funds so deducted once they have been turned over to the International Secretary/Treasurer of the Union.

                                ARTICLE III

                             MANAGEMENT RIGHTS

         All rights of management not bargained away by the expressed terms of this Agreement, are reserved and retained by the Company. The reserved and retained rights of management shall include, but not be limited to the right to plan and direct the work force and plant operations; to maintain discipline; to discipline, suspend or discharge employees for just cause; to assign or demote; to hire employees and to release employees from duty so long as not inconsistent a with the express provisions of this Agreement; to introduce new or reasonably modified production and bonus standards, to discontinue or alter existing facilities; to establish and schedule shifts, to determine the products to be manufacture, the location at which they will be manufactured, the services to be performed, the scheduling of production, the size and composition of work crews and of the work force, and decide to the processes and methods employed in production; to establish and implement reasonable rules and regulations.

                                 ARTICLE IV

                      RESPONSIBILITIES OF THE PARTIES

SECTION 1 - RESPONSIBILITIES AND NONDISCRIMINATION

         Each of the parties hereto acknowledges the rights and responsibilities of the other party and agrees to discharge its responsibilities under this Agreement.

         There shall be no discrimination, restraint or coercion against any employee because of membership in the Union.

         It is the continuing policy of the Company and the Union that the provisions of this Agreement and the actions of these parties shall be consistent with all local, state, and federal employment laws. Neither party shall retaliate against any employee who exercises his rights thereunder.

SECTION 2 - CIVIL RIGHTS COMMITTEE

         A joint Committee on Civil Rights shall be established at each plant. The Union representation on the committee shall be no more than three members of the Union, in addition to the Local Union President/Unit Chairperson and Chairman of the Grievance Committee. The Union members shall be certified to the plant manager by the Union and the Company members shall be certified to the Union.

SECTION 3 - NO STRIKE - NO LOCKOUT

         During the term of this Agreement, the Union, its agents, members, representatives and employees of the Company shall not instigate, promote, sponsor, encourage, condone or engage in any strike, sympathy strike, picketing, slowdown, stoppage of work, withholding of services, honoring the picket line of this or any other Union at the Company's facility, or other interruption or interference of any sort with the business of the Company for any reason under any circumstance. The Company shall have the right to discharge or otherwise discipline any employee who does engage in any form of the foregoing described conduct during the term of this Agreement, and any employee so disciplined will have recourse to the grievance procedure solely to determine whether such employee engaged in the conduct herein prohibited. The Arbitrator will have no authority to modify the discipline. The Company shall not lockout during the term of this Agreement.

                                 ARTICLE V
                           WORKFORCE FLEXIBILITY

         The parties recognize that employment security and productivity improvement is inseparably linked to attaining sustained profitability. These issues must be addressed on balance and in relationship to each other.

         Accordingly, the parties agree to jointly maximize the effective utilization of the workforce and equipment and achieve continuous improvement by implementing new and innovative approaches to the way work is performed.

         The parties further recognize that one of the major barriers to productivity is the continued application of restrictive and unnecessary past practices, local agreements, and local working conditions ("practices"). Based on the Company's agreement to the

Employment Security provisions of this Agreement, the Union commits to eliminate those "practices" which are inconsistent with the parties' desire to redesign and restructure work so that it can be performed in the most efficient and effective manner. Accordingly, the parties commit to eliminate those "practices."

         The parties further agree that in order to maximize productivity goals and achieve a philosophy of continuous improvement the manner in which work has historically been performed must be changed to adopt new innovative work methods, job responsibilities, and assignments of work. Trade and Craft positions must change into a multicraft approach. Training requirements and programs must be developed and implemented to obtain competitiveness in the maintenance forces. Those employees unable to achieve full Multicraft status will still be expected to perform in a more flexible, expanded role consistent with safety and their qualifications and abilities. Non-craft employees may, consistent with standardized safety practices and the employee's qualifications and abilities, assist Trade and Craft employees in maintenance duties.

         It is the agreed-upon goal of the parties to achieve a rapid conversion to Maintenance Technician Mechanical ("MTM") and Maintenance Technician Electrician ("MTE") positions during the term of this agreement. In addition, production employees must broaden their skills, become more flexible, and work as assigned to achieve world class competitive status. Training programs will be developed for each identified need.

         The parties agree to reduce the number of job classifications by the process of elimination and/or combination. The consolidation of job classifications shall take place in the most expeditious manner possible and without putting an undue work burden on employees or increasing the inherent hazards of the job. All past practices, local agreements, and local working conditions (other than overtime equalization agreements) will be eliminated that conflict with the stated goal. All overtime equalization agreements shall include provisions that require participants to be qualified for the overtime opportunity. The local parties shall also develop a method to share the administrative duties associated with the equalization process. Where overtime equalization agreements do not exist, such agreements shall be negotiated within sixty (60) days of the effective date of the 1998 Agreement.

         Within ninety (90) days of the effective date of this Agreement each Local Union will prepare a list of past practices, local agreements and/or local working conditions, which it believes do not restrict the productivity, flexibility or efficiency of the plant but produce a material benefit to bargaining unit employees. The parties agree to adopt any such past practices, local agreements or local working conditions which meet the standard set forth in the preceding sentences. Such new agreements, if any, must be reduced to writing and signed by an authorized representative of each party. Any disputes arising from this process may be submitted to the grievance and arbitration procedure.

         Nothing in this Agreement will be considered as limiting the Company's ability to change job duties or assign employees to duties. The Company may assign employees to any duty for which they are qualified and for any length of time consistent with the other terms and conditions of the Agreement. The ability of the Company to maintain a stable work force and an efficient and profitable operation is dependent upon workforce flexibility. An employee may not refuse to perform work or to take an assignment (consistent with the safety relief provisions), which the employee is qualified to perform. The Company will not assign an employee in a discriminatory or arbitrary manner.

         The Company may adopt alternative work schedules consisting of a ten
(10) or twelve (12) hour per day scheduling with the approval of the Local Union President/Unit Chairperson . No overtime pay shall be required except for hours worked in excess of forty (40) hours per week or for hours worked beyond the alternative scheduled daily hours. There will be no duplication or pyramiding of overtime.

                                 ARTICLE VI

                                PARTNERSHIP

SECTION 1 - PURPOSE AND INTENT

         The Union and the Company agree that their goal is to attain the objectives set forth in this Article. They also agree that these goals can best and perhaps only be accomplished if decision-making authority is shared at all levels of the enterprise. Accordingly, the parties have agreed to work toward the objective of establishing a strategic partnership. The purposes of this Article are to provide a framework for Union and employee participation for full and continuing access by appropriate Union representatives to all books, records, and information relevant to the purpose and objectives of this memorandum, and for the establishment of a comprehensive training and education program, all as further described herein.

         Further, the parties recognize that the changes contemplated by this Article must evolve, especially at the plant level. Accordingly, the local parties must have the flexibility to design participative structures that best meet their needs at any given time and that can change as changed circumstances and experience warrant.

SECTION 2 - OBJECTIVES

         In furtherance of their understanding on long-term employment security, the parties have agreed to pursue the following objectives and commitments:

         (A) Increasing the quality, profitability, and competitiveness of the enterprise and its products;

         (B) Assuring that Union representatives and employees receive full and early access to information concerning Company decisions affecting their working lives, including early notification concerning significant Company transactions, such as mergers, acquisitions, dispositions, joint ventures, etc.;

         (C) Creating a less authoritarian, safer, fairer, more equitable and less stressful work environment;

         (D) Responding to technological change through joint mechanisms which will cause technology to serve the interest of both the enterprise and the workers affected by the change;

         (E)      Reduction of all costs;

         (F) Increasing worker responsibility and control over the workplace;

         (G) Continual training, education, and up-grading of the skills of the work force;

         (H) Creation of better jobs through the development of higher skills;

         (I) Ensuring that the Company operates responsibly with respect to the environment and other areas of public policy; and

         (J) Acceptance and support by the Company of the Union and acknowledgment of its role as an essential vehicle in attaining these objections.

SECTION 3 - FULL AND CONTINUING ACCESS TO INFORMATION

         Appropriate Union representatives (including consultants and advisors) shall have access to financial and operational information that is relevant to the development and implementation of the Business Plan as well as access to Company employees and advisors who are responsible for such information.

         As used in this Article, the term "Business Plan" shall refer to the Company's short-term Business Plan and long-term strategic and operating plan, including such elements as those involving products, pricing, markets, capital spending, short and long-term cash flow forecasts, and the method and manner of funding or financing the Business Plan. Without limiting the foregoing, the Company shall provide the Union with early notification of any contemplated significant transactions involving mergers, acquisitions, and continuing updates regarding dispositions, joint ventures, and new facilities to be constructed or established by the Company, its subsidiaries, joint ventures, or other entities in which the Company has a financial interest.

         For its part the Union will provide the Company with appropriate information regarding Union activities, organizational changes, bargaining and political objectives, and other plans or developments that might affect the Company.

         The use of the information contemplated by this section, will be covered by a confidentiality agreement in form and substance satisfactory to the parties.

SECTION 4 - COMPREHENSIVE TRAINING AND EDUCATION PROGRAM FOR COMMITTEE
            MEMBERS.

         The parties recognize that the goals of this Article can be attained only by a commitment to comprehensive and ongoing training and education. Accordingly, the Partnership Committee and Joint Leadership Committees (established below) shall take rigorous steps to establish training programs necessary to the purposes of this Article.

All training shall be focused on the following objectives: the long-range goals of the Company and Union; problem-solving techniques; communication activities; skills, attitudes, behaviors and techniques for increasing the effectiveness of participation and involvement activities; and methods for determining and achieving joint goals. Without in any way limiting the comprehensiveness or continuity of the training and education required by this Article, such activities will include at least the following minimum standards and guidelines.

         (A) Both Company and Union representatives shall receive appropriate training by their respective organizations in how they can accomplish their organization's goals and joint goals through participation and involvement activities, and such training shall not exceed the following levels:

                  (1) All members of Joint Leadership Committees and Coordinators and Assistants: five (5) days per year.

                  (2) All members of the Joint Advisory Committees and the Joint Problem Solving Teams: five (5) days per year.

                  (3) All other leadership figures of the local parties to this Article: five (5) days per year.

         (B) The Partnership Committee shall sponsor a program for at least annual orientation and appropriate training of all members of joint committees created under this Article.

         (C) Each Joint Leadership Committee shall develop a training program designed to increase the skills of bargaining unit and non-bargaining unit employees concerning the subjects identified in this Section 4. The training programs shall be jointly developed and shall commence with instruction on how best to pursue organizational objectives through use of the partnership mechanisms described in Section 5, such instruction to satisfy the following minimum levels: for bargaining unit employees, a one-day Union-taught orientation session; for front line supervisors, managers, and other excluded personnel, a one-day Management-taught orientation session.

         (D) The Company shall fund all training programs referred to in this Section, including employee time spent in such training, as though it were time worked and such time shall be paid at the employee's average rate of earnings as determined for vacation pay.

         (E) Training referred to in this Section, other than Union training, shall be jointly developed and implemented.

         (F) The Union shall notify the Company of its intent to provide Union training and shall review the objectives of Union training with the Company.

SECTION 5 - PARTNERSHIP MECHANISMS

         (A)      Joint Strategic Partnership Committee

                  (1)      Appointment and Composition

                           A Joint Strategic Partnership Committee ("Partnership Committee") shall be established, consisting of members appointed by the Chairman of the Union Negotiating Committee and an equal number of Management representatives appointed by the Company. Members of this Committee shall be active employees of the USWA or the Company.

                  (2)      Meetings

                           The Partnership Committee shall meet at least quarterly.

                  (3)      Information

                           The Partnership Committee shall receive detailed and in-depth reports regarding all significant business and labor matters relating to: the Business Plan, technological changes and plans; manpower planning; safety and health measures; customer evaluation; major organizational issues; facilities utilization;

                           and other significant issues and concerns raised by the members of the Committee.

                  (4)      Reports

                           The Partnership Committee shall report to Local Union and Management personnel (including all members of Joint Leadership or Joint Advisory Committees) on matters such as: activities of the Partnership Committee, major issues being considered by the Partnership Committee and information relevant thereto; other information to keep the Local Union leadership and Management informed and capable of further discussion of issues related to the enterprise.

                  (5)      Access to Board of Directors

                           The Union members of the Partnership Committee (and their advisors) may appear before and be heard by the Board of Directors at appropriate times on matters of concern to the Partnership Committee, and such access shall be given prior to the Board reaching a decision on such matters.

                  (6)      Role of the Partnership Committee

                           (a) The Partnership Committee shall have the authority and responsibility to reach agreement on issues relating to:
                                    the objectives set forth in Section 2 of this Article; issues or programs arising under Section 5- B(4) of this Article.

                           (b) Identify areas and activities for special emphasis on improvement, and work with the appropriate Joint Leadership Committees in implementing plans for such improvements.

                           (c) Identify and address inter-department or inter-divisional barriers which are impeding improvement.

                           (d)      Monitor the management of employees
                                    available as a result of productivity
                                    improvements and the value received from their efforts.

         (B)      Joint Leadership Committees

                  (1)      Appointment and Composition

                           Joint Leadership Committees shall include at least three (3) union representatives (the Local Union President/Unit Chairperson and two (2) other members as he/she shall appoint) and three (3) Management representatives.

                  (2)      Meetings

                           The Joint Leadership Committee shall meet at least monthly. At all Joint Leadership Committee meetings, the parties shall engage in an open and candid exchange of information and ideas.

                  (3)      Information

                           At each meeting, the Joint Leadership Committee shall review reports and activities of the Joint Strategic Partnership Committee and aspects of the Business Plan as it impacts the areas of responsibility of the Joint Leadership Committee, such as each month's performance of the plant, including cost performance; quality performance, and shipments; the production plan for the next month; manpower planning; investment plans and performance compared to those plans; safety and health performance; activities and needs of any Joint Advisory Committees or Problem Solving Teams; and other issues or concerns of interest to the parties.

                  (4)      Scope of Responsibility

                           (a)      Technological Change

         As used herein, the term "technology" shall include machinery, equipment, controls, materials, and software; the phrase "technological change" shall refer to introductions of new technology, changes in existing technology, or both.

         A Joint Leadership Committee shall establish a new technology development and implementation program (Technological Change Program) which shall include the following elements:

                  (i) Advance Notice

                  The Company shall provide the Joint Leadership Committee advance notice of any proposed technological change no later than the beginning of the Company's process for evaluating such a proposal. Such notice shall be in writing, shall to the extent and when available contain supporting information outlined below, and shall include updates of new or revised information necessary for full and current understanding of the proposed change. In the case of emergency technological changes, the Company shall give the maximum notice and information possible under the circumstances.

                  (ii) Within the time periods noted above, the Company shall give the Joint Leadership Committee the following information:

                  A description of the purpose and function of the technological change, and how it would fit into existing operations and processes; the estimated cost of the technology, a cost justification of it; and the proposed timetable for it;

                  disclosure of any service or maintenance warranties or contracts provided or required by the vendor (if any);

                  the number of type of jobs (both inside and outside the bargaining unit) which would be changed, added, or eliminated by the technological change;

                  the anticipated impact on the skill requirements of the work force;

                  details of any training programs connected with the new technology (including duration, content, and who will perform the training);

                  an outline of other options which may be considered before formulating proposed changes; and

                  the expected impact of the change on job content, pace of work, safety and health, training needs, and contracting out.

                  Union representatives on the Joint Leadership Committee may request and receive access to Company personnel knowledgeable about any proposed technological change (including outside consultants) to review, discuss, and receive follow-up information concerning any technological changes proposed by the Company or Union or their effects on the bargaining unit.

                  The use of the information contemplated by this subsection will be covered by a confidentiality agreement in form and substance satisfactory to the parties.

         (iii) With respect to any Company decision whether to make a technological change, Union representatives on the Joint Leadership Committee may initiate discussion and consideration of technological changes that are new or different from those proposed by the Company. The view expressed by the Union members of the Joint Leadership Committee shall be considered by the Company.

         (b)      Joint Advisory Committees

                  (i) Joint Advisory Committees shall be developed in each operating area. The Joint Advisory Committee co-chairs shall be the Grievance Committee-persons responsible for the Area in which the Joint Advisory Committee is established and Manager with responsibilities for operations. The Joint Advisory Committee shall, in addition, include other as the co-chairs deem appropriate. The Joint Advisory Committees may, by agreement, invite additional persons as the Committee may deem helpful to its purposes. The Local Union President/Unit Chairperson and the Company Vice President with operational responsibility for the Area involved may attend Joint Advisory Committee meetings as they deem necessary.


                  (ii) Joint Advisory Committees shall study matters assigned to them by the Joint Leadership Committee or as they may agree upon and shall report any findings back to the Joint Leadership Committee. Such matters may relate to, among other things, continuous improvement in quality, customer satisfaction, costs, job enrichment/enhancement, safety, and improved worklife. Upon direction of a Joint Leadership Committee, Joint Advisory Committees may: (i) devise measurements and goals to meet plans adopted by the Joint Leadership Committee; and (ii) be responsible for communicating plans, results, business information, and overall employee involvement updates to the employees in their Area and to the Joint Leadership Committee.

                  (iii) Joint Advisory Committees shall receive the resources (including problem solving training and information) necessary for them to determine the best solution to specific problems. They shall not have the authority to modify, detract, add to or delete any portion of the Agreement.

         (c)      Problem Solving Teams

                  By joint agreement, the Joint Leadership Committees and the Joint Advisory Committees may create one or more Problem Solving Teams to study and report back on specific problem. They shall receive the resources (including problem solving training and information) necessary for them to determine the best solution to specific problems.

SECTION 6 - EMPLOYEE COMMUNICATIONS

         Critical to the accomplishment of the objectives of this Article is timely, ongoing, and unimpeded communication between and among the committees created by this Agreement and employees. Accordingly, the parties agree as follows:

         The results of any meetings of Joint Committees created by this Article including the information and opinions exchanged, the conclusions reached, and the level of participation achieved may be conveyed, where appropriate, to all employees through their working groups by the Union representatives and department supervision.

SECTION 7 - SAFEGUARDS AND RESOURCES

         (A) Except as may be approved by the Partnership Committee, no joint committee may amend or modify the Agreement.

         (B) No committee authorized by this Article may affect any action with respect to contractual grievances.

         (C) Services on any Joint Leadership, Joint Advisory, or Problem Solving Committee or Team created under this Article shall be voluntary.

         (D) The Union will strive to be a full participant in the processes and mechanisms established by this Article and bargaining unit employees will be encouraged and expected to perform their duties within the parameters established hereunder. However, no employee may be disciplined or discharged for lack of commitment to participate in the involvement processes.

         (E) Employee participation and training shall normally occur during the normal work hours and the employees shall suffer no loss of earnings as a result thereof.

         (F) No committee established under this memorandum may recommend or effect the hiring, discipline, or discharge of any employee.

         (G) At the joint invitation of the Co-chairs of any committee created hereunder, the following Union representative may attend a committee meeting: the Union's District Director for the district in which the committee is located or his designee; Union headquarters personnel or otherwise Union experts. All outside experts, advisors or consultants shall be jointly requested.

         (H) All meeting time and necessary and reasonable expenses of joint committees shall be paid for by the Company and no employee attending such meetings shall suffer a loss of earnings as a result. The parties will develop procedures for handling expenses.

         (i) Union members on joint committees shall be entitled to: adequate opportunity on Company time to caucus for purposes of study, preparation, consultation, and review, and shall, consistent with sub-paragraph 7-H, have their expenses defrayed by the Company. Requests for caucus time shall be made to the appropriate Company Management representative in a timely manner, and such requests shall not be unreasonably denied.

         (J) Joint committees may agree to employ experts from within or outside the Company as consultants, advisors, instructors, etc., and such experts shall be jointly selected and assigned.

                                  ARTICLE VII

             CAPITAL SPENDING PLAN, UPSTREAMING AND MANAGEMENT FEES

SECTION 1 The Company intends to implement the following Capital plan:


CUMULATIVE CAPITAL SPENDING BY FACILITY GROUP AND YEAR
                                 ($ in Millions)

YEAR         JOHNSTOWN    LACKAWANNA       COLD          RES          RES
              MELT SHOP   ROLLING MILL    FINISHED       MELT       ROLLING
                                            AND          SHOP        MILLS
                                         PROCESSING
Year 1            $9           $11          $10            $9          $54
Year 2           $13           $15          $36           $14          $88
Year 3           $19           $19          $61           $20         $122
Year 4           $25           $24          $81           $27         $156
Year 5           $32           $29          $93           $34         $176

SECTION 2

         During the term of this Agreement, the Company will not directly or indirectly:

         (A) declare or pay any dividend or make any other distribution in respect of any of its capital stock; or

         (B) purchase or otherwise acquire or retire any shares of its capital stock or any other right to acquire shares of such stock or set aside any amount for any such purpose;

         in an amount (the aggregate payments made under clauses (a) and (b) above) greater than 50% of net income, provided, however, that if the Company has failed to meet the cumulative capital expenditure commitment as described above, it shall make no such dividend, distribution, purchase, acquisition, retirement or set aside whatsoever.

SECTION 3 - FEES

         During the term of this Agreement, no fees of any kind whatsoever shall be charged to the Company by any direct or indirect stockholder. Notwithstanding the restrictions set forth in this Article, the Company shall be permitted to pay to Blackstone (with a portion agreed to by Blackstone to be paid to Veritas)
(i) a transaction fee based upon 1% of total enterprise value, (ii) monitoring or management fees in an aggregate amount in any fiscal year of up to $2.0 million and (iii) financial advisory, financing, underwriting, placement, merger and acquisition and other investment banking or transaction fees in customary amounts.

                                  ARTICLE VIII

                            EMPLOYMENT SECURITY PLAN

SECTION 1 - EFFECTIVE DATE

         This Employment Security Plan (ESP) shall become effective for eligible employees, as defined in Paragraph C below, the first full week following the effective date of this Agreement.

SECTION 2 - GUARANTEE

         (A) Employees eligible for this ESP may not be laid off during the term of this Agreement except as provided below. If a disaster occurs, the ESP will be terminated. For the purposes of this agreement, disaster is defined as:

                  (1) A petition in bankruptcy for reorganization or liquidation is filed, and the Court finds that it is necessary to reject this agreement and issues an order under the bankruptcy laws authorizing such rejection.

                  (2) Severe financial difficulties short of bankruptcy filing. Such financial difficulties must represent a clear and present danger to the Company's viability. Termination can occur under this paragraph only by mutual agreement of the parties.

                  (3) An unexpected or unplanned major plant and/or facility outage which is anticipated to necessitate a cessation of operations in excess of thirty (30) days. Such disaster shall only affect the employment security guarantee for those employees directly impacted by the outage at the plant in which it occurs.

         (B) In addition, in the event of a strike, or work stoppage by employees covered by the Agreement, the ESP will be suspended for the duration of such strike or work stoppage.

         (C) The guarantee provided to active eligible employees by this ESP is defined as the opportunity to earn forty (40) hours of pay (including hours paid for but not worked, work opportunities declined by the employee, disciplinary time off, absenteeism, report-off for Union business, overtime pay and premium pay), during any payroll week. An eligible employee on approved leave of absence or medically laid off during any payroll week shall be considered as having been provided employment security during that week, it being understood that the pay, if any, that such an employee is entitled to receive while on approved leave of absence or medical layoff is that provided by applicable law or the labor agreement, not the earning opportunity set forth in the ESP.

SECTION 3 - ELIGIBILITY

         (A) All employees with at least two years of corporate continuous service and who are active as of the effective date of this Agreement are eligible for the protections of this ESP. An active employee who does not have at least two years of continuous service as of the effective date of this Agreement shall be eligible for this ESP upon attaining two years of continuous service, unless he is on layoff at that time, in which case he shall become eligible when he returns to active employment. An employee with two years of service and who is inactive as of the effective date of this Plan shall become eligible for this ESP upon his return to active status.

         (B) Any full-time employee hired after the effective date of this ESP shall be eligible for this ESP under its provisions upon attaining two years of continuous service, unless he is on layoff at that time, in which case he shall become eligible when he returns to active employment.

         (C) Employees eligible for employment security must continue to fully satisfy the terms and conditions of employment.

SECTION 4 - IMPLEMENTATION

         The local parties will meet for the purpose of reaching agreement on the implementation of this ESP, including the placement of employees who would have been laid off but for this ESP. Those agreements shall become part of this ESP, and shall be consistent with the workforce flexibility provisions of the Agreement. Such agreements may not be changed except as agreed to by the local plant implementation committee.

SECTION 5 - RATE OF PAY

         An employee who would have been laid off but for this ESP and who is working in a new job assignment shall receive the higher of:

         (A) the established rate of pay, including applicable incentives or bonuses, of the job performed, or

         (B) the regular rate of pay for the employee's incumbent job, including applicable incentives or bonus.

SECTION 6 - SAFEGUARDS

         If the Plan is temporarily, partially or permanently terminated or if any employee is laid-off as a result of an ESP exception during the term of this Agreement, the following shall apply:

         (A) a SUB Plan identical to the SUB Plan referenced in the 1993 RESI BLA shall be deemed to exist and be 100% funded as of the date of such an event;

         (B) the Company shall be required to begin to accrue liability and make cash contributions as required by the SUB Plans; and

         (C) the SUB plan shall be amended to allow eligibility for all employees who may be laid-off.

SECTION 7 - EXISTING RIGHTS

         Except as expressly provided in this ESP, nothing in the ESP shall interfere with, limit, detract from, or adversely affect in any way the rights and obligations of the parties set forth in other provisions of the Agreement. The Union recognizes, however, that management may assign work without contractual limitations to employees who would have been laid-off for this ESP and in accordance with Section 4 of this Article.

                                   ARTICLE IX

                                   NEUTRALITY

SECTION 1 - INTRODUCTION

         Over the years, the Company and the Union have developed a constructive and harmonious relationship built on trust, integrity and mutual respect. The Company places a high value on the continuation and improvement of its relationship with the Union.

SECTION 2 - NEUTRALITY

         To underscore the Company's commitment in this matter, it agrees to adopt a position of neutrality in the event that the Union seeks to represent any non-represented employees of the Company.

         Neutrality means that, except as explicitly provided herein, the Company will not in any way, directly or indirectly, involve itself in efforts by the Union to represent its employees, or efforts by its employees to investigate or pursue unionization.

         The Company's commitments to remain neutral as outlined above shall cease if the Company demonstrates to an Arbitrator under Section 11 herein that during the course of an organizing campaign, the Union or its agents is intentionally or repeatedly (after having the matter called to the Union's attention) materially misrepresenting to the employees the facts surrounding their employment or is conducting a campaign demeaning the integrity or character of the Company or its representatives.

SECTION 3 - NOTICE POSTING

         Upon written notification by the Union that an organizing campaign is in progress, the Company shall post on all bulletin boards where notices are customarily posted a notice which shall read as follows:

                              "NOTICE TO EMPLOYEES

                  We have been formally advised that the United Steelworkers of America is conducting an organizing campaign among certain of our employees. This is to advise you that:

                  1. The Company does not oppose collective bargaining or the unionization of our employees.

                  2. The choice of whether or not to be represented by a union is yours alone to make.

                  3. We will not interfere in any way with your exercise of that choice."


SECTION 4 - HIRING

         (A) For all hiring in a Covered Workplace in any unit(s) appropriate for bargaining (prior to the existence of a collective bargaining agreement), the Company shall treat any job opportunities in the unrepresented unit(s) at such facility as though they were permanent vacancies under the Agreement and fill them in accordance with the principles embodied in the Agreement's Seniority Article.

         (B) In determining whether to hire any applicant at a Covered Workplace (whether or not such applicant is an employee covered by this Labor Agreement), the Company shall refrain from using any selection procedure which has the effect of disadvantaging applicants based on their attitudes or behavior toward unions or collective bargaining.

SECTION 5 - SCOPE OF THE UNIT

         As soon as practicable after notification by the Union that it intends to seek recognition at a Covered Workplace, the parties will meet to attempt to reach an agreement on the appropriate unit. In the event that the Company and the Union are unable to agree on an appropriate unit, either party may refer the matter to the Dispute Resolution Procedure contained in Section 11 of this Article.

SECTION 6 - ACCESS TO COMPANY FACILITIES

         Upon written request, the Company shall grant access to its facilities to the Union for the purpose of distributing literature and meeting with unrepresented Company employees. Distribution of Union literature shall not compromise safety or production. Distribution of Union literature inside Company facilities and meetings with unrepresented Company employees inside Company facilities shall be limited to non-work areas during non-work time.


SECTION 7 - ACCESS TO EMPLOYEE LIST

         Upon written request, the Company shall immediately provide the Union with a complete list of all of its employees who are eligible for union representation. Such list shall include each employee's name and their home address. Thereafter, the Company will provide updated lists monthly.


SECTION 8 - UNION RECOGNITION

         (A) If, at any time following the existence at a Covered Workplace of a representative complement of employees in any unit appropriate for collective bargaining, the Union demands recognition, the parties will request that a mutually agreeable third party, or the American Arbitration Association ("AAA") if no agreement on a neutral can be reached, conduct a card check within five days of the making of the request. The neutral shall compare the authorization cards submitted by the Union against original handwriting exemplars of the entire bargaining unit furnished by the Company and shall determine if a simple majority of eligible employees has signed cards. The list of eligible employees shall be jointly prepared by the Union and the Company.

         (B) If the Union secures a simple majority of authorization cards of the employees in an appropriate bargaining unit, the Company shall recognize the Union as the exclusive representative of such employees without a secret ballot election conducted by the National Labor Relations Board. The authorization cards must unambiguously state that the signing employees desire to designate the Union as their exclusive representatives for collective bargaining purposes.


SECTION 9 - SCOPE OF THIS AGREEMENT

         (A)      Rules with Respect to Affiliates and Parent Companies

                  For purposes of this agreement, the Company also includes (in addition to the Company): (i) any entity which directly or indirectly controls the Board of Directors of the Company (a "Parent Company"); (ii) any Affiliate of either the Company or a Parent Company; and the obligations and commitments in this Agreement which are applicable to the Company, are applicable to them.

                  For purposes of this Article, Affiliate means any business entity in which the Company directly or indirectly: (i) owns more than 50% of the voting power or (ii) exercises de facto control, meaning the power to direct the management and policies of such business entity.

         (B)      Rules with Respect to a New Parent Company

                  The Company agrees that it will not consummate a transaction, the result of which would cause the Company to come under the control of another Company (a New Parent Company) without first ensuring that said New Parent Company, any Affiliate of said New Parent Company and any entity with which said New Parent Company has a Covered Relationship agrees to be bound by this Article.

         (C)      Rules with Respect to Other Covered Entities

                  (1) For purposes of this Article, an Other Covered Entity means any business entity (not an Affiliate within the meaning of Section 9(A) above): (i) which is engaged in: (a) the mining, refining, production or transportation of raw materials used in the making of steel; (b) the making, finishing, processing or fabricating of steel; or (c) other similar businesses; and (ii) in which the Company either: (a) currently has a material interest; or (b) in the future acquires a material interest. It is understood that the relationship between the Company and any Other Covered Entity shall be a Covered Relationship.

                  (2) The Company shall not enter into a Covered Relationship without first ensuring that the Other Covered Entity adopts this Article.

                  (3) With respect to any entity with which the Company currently has a Covered Relationship, the Company shall cause the Other Covered Entity to become a party to this Article and achieve compliance with its provisions.

         (D)      Covered Workplace

                  For purposes of this Article a Covered Workplace shall mean any workplace which: (i) is controlled by either the Company or an Other Covered Entity; and (ii) employs or intends to employ employees who are eligible to become represented by a labor organization.


SECTION 10 - BARGAINING IN NEWLY-ORGANIZED UNITS

         Where the Company recognizes the Union pursuant to the above procedures, the collective bargaining agreement applicable to the new bargaining unit will be determined as follows:

         (A) Substantially Similar Unit: If the facility in which the bargaining unit is located is engaged in operations substantially similar to any of those already covered by the Agreement, the new bargaining unit shall become part of the bargaining unit covered by such agreement, and the terms and conditions of that agreement shall be extended to it.

         (B)      Other Units

                  (1) Where the newly-recognized unit is at a facility not substantially similar to any operation already covered by such agreement, the parties shall negotiate a new collective bargaining agreement covering the new bargaining unit, bearing in mind the wages, benefits, and working conditions in the most comparable operations of the Company and those of USWA-represented competitors to the facility in which the newly-recognized unit is located.

                  (2) If, after thirty days from the commencement of such negotiations, the parties are unable to reach agreement, the matter shall be submitted to interest arbitration in accordance with procedures to be developed by the parties. In any such proceeding, the arbitrator shall be governed by the standard described in this Section.


SECTION 11 - DISPUTE RESOLUTION

         Any alleged violation or dispute involving the terms of this Article may be brought to a joint committee of one representative of each of the Company and the Union by either party. If the alleged violation or dispute cannot be satisfactorily resolved by the parties, either party may request that an Arbitrator resolve such dispute. A hearing shall be held within ten (10) days of the making of the request and the Arbitrator shall issue a decision within five days thereafter. Such decision shall be in writing but need only succinctly explain the basis for the findings. All decisions by an Arbitrator pursuant to this Article shall be based on the terms of this Article and the applicable provisions of the law. The Arbitrator's remedial authority shall include the power to issue an order requiring the Company to recognize the Union where, in all the circumstances, such an order would be appropriate.

         The Arbitrator's award shall be final and binding on the parties and all employees covered by this provision. Each party expressly waives its right to seek judicial review of said award, and such award by any court of competent jurisdiction.


                                    ARTICLE X

                                  SUCCESSORSHIP

         The Company agrees that it will not sell, convey, assign or otherwise transfer any plant or significant part thereof covered by the then existing Basic Labor Agreement between the Company and the Union to any other party (hereinafter referred to as "Buyer") who intends to continue to operate the business as the Company had, unless the following conditions have been satisfied prior to the closing date of the sale:

         (A) the Buyer shall have entered into an agreement with the Union recognizing it as the bargaining representative for the employees within the then existing bargaining units,

         (B) the Buyer shall have entered into an agreement with the Union establishing the terms and conditions of employment to be effective as of the closing date, and

         (C) if requested by the Company, the Union will enter into negotiations with the Company on the subject of releasing and discharging the Company from any obligations, responsibilities and liabilities to the Union and the Employees and/or applicable individuals, except as the parties otherwise mutually agree.

         This Article is not intended to apply to any transactions solely between the Company and any of its subsidiaries or affiliates, or its parent company including any of its subsidiaries or affiliates; nor is it intended to apply to transactions involving the sale of stock of the Company or a merger of the Company, except if a plant or operation or significant part thereof, which is covered by such Labor Agreement(s), is sold to a third party pursuant to a transaction involving the sale of stock of a subsidiary of the Company. This provision shall not apply to a public offering of registered securities.

                                   ARTICLE XI

                                 CONTRACTING OUT

 SECTION 1

         The parties have existing rights and contractual understandings with respect to contracting out. These include the existing rights and obligations of the parties which arose before the parties included specific language in their collective bargaining agreement, the arbitration precedents which have been established before and since the parties included specific provisions addressing contracting out in their collective bargaining agreement. In addition, the following provisions shall be applicable to all new contracting out issues arising on or after the effective date of this Agreement.

         (A)      Basic Prohibition

                  The parties acknowledge the guiding principle that work capable of being performed by bargaining unit employees shall be performed by such employees. Accordingly, the Company will not contract out any work for performance inside or outside the plant unless it demonstrates that such work meets one of the following exceptions.

         (B)      Exceptions

                  (1)      Work in the Plant

                           (a) Production, service, all maintenance and repair work, all installation, replacement and reconstruction of equipment and productive facilities, other than that listed in Subparagraph B-1-b below, all within a Plant, may be contracted out if (a) the consistent practice has been to have such work performed by employees of contractors and
                           (b) it is more reasonable (within the meaning of paragraph C below) for the Company to contract out such work than to use its own employees.

                           (b) Major new construction, including major installation, major replacement and major reconstruction of equipment and productive facilities, at any plant may be contracted out subject to any rights and obligations of the parties which, as the beginning of the period commencing August 1, 1963, are applicable at that plant in the case of any plant which was in operation on or before August 1, 1958. With respect to any other plant, the period commencing date shall be the date five years after the date on which the plant started operations.

                                    No project shall be deemed to be "major" so
                           as to fall within the scope of this exception, unless the Company proves that the project is of so large or grand a scale, measured in man hours, that bargaining unit employees could not reasonably be expected to perform the work in question. The scale and type of this project shall be considered in relation to the scale and type of projects which bargaining unit employees have completed in the past at the same location. In addition, man hours for the project at issue shall be considered in comparison to other projects performed by bargaining unit forces. Total cost of the project shall be of no relevance whatsoever.

                                    As regards the term "new construction"
                           above, except for work done on equipment or systems pursuant to a manufacturer's warranty, work that is of a peripheral nature to major new construction, including major installation, major replacement and major reconstruction of equipment and productive facilities and which does not concern the main component of work shall be assigned to employees within the bargaining unit unless it is more reasonable to contract out such work taking into consideration the factors set forth in paragraph (C) or it is otherwise mutually agreed. For purposes of this provision, the term "work of a peripheral nature" shall include but not be limited to demolition, site preparation, road building, utility hook-ups, pipe lines and any work which is not integral to the main component.

                  (2)      Work Outside the Plant

                           (a) Should the Company contend that maintenance or repair work to be performed outside the plant or work associated with the fabricating of goods, materials or equipment purchased or leased from a vendor or supplier should be excepted from the prohibitions of this Section, the Company must demonstrate that it is more reasonable (within the meaning of paragraph C below) for the company to contract for such work (including the purchase or lease of the item) than to use its own employees to perform the work or to fabricate the item.

                                    Notwithstanding the above, the Union
                           recognizes that as part of the Company's normal business, it may purchase standard components or parts or supply items, produced for sale generally

                           ("shelf items"). No item shall be deemed a standard component or part or supply item if:

                                    (i) its fabrication requires the use of
                                    prints, sketches or detailed manufacturing instructions supplied by the Company or another company engaged in producing or finishing steel or producing iron ore or supplied at the Company's behest or it is otherwise made according to detailed Company specifications or those of another company engaged in producing or finishing steel or producing iron ore;

                                    (ii)    it involves a unit exchange;

                                    (iii) it involves the purchase of motors, transmissions, convertors or other items under a core exchange, replacement or trade-in transaction (whether or not title to the unit passes to the vendor/purchaser as part of the transaction).

                                    It is further provided that the performance
                           of work in connection with the purchase of a shelf
                           item including, but not limited to, cutting to length, cable splicing, attaching fixtures and making adjustments in the size or shape of the item shall be deemed, for purposes of this Section, to be maintenance, repair or fabrication work performed outside the plant and such work shall not fall within the meaning of "shelf item."

                                    With respect to shelf items, the Company may
                           purchase goods, materials, and equipment, where the design of manufacturing expertise involved is supplied by the vendor as part of the sale.

                  (b) Production work may be performed outside the plant only where the Company demonstrates that is unable because of lack of capital to invest in necessary equipment or facilities, and that it has a continuing commitment to the steel-making business. In determining whether there is capital to invest in particular equipment or facilities, the Company is entitled to make reasonable judgments about the allocation of scarce capital resources among its plants represented by the Union and their supporting facilities.

                  (3)      Mutual Agreement

                           Work contracted out by mutual agreement of the
                  parties pursuant to paragraph F below.

                  (4) Work contracted out, whether inside or outside of the Plant, may be contracted out provided the contractor employer is a signatory to this Agreement.

         (C)      Reasonableness

                           In determining whether it is more reasonable for the
                  Company to contract out work than use its own employees the following factors shall be considered:

                  (1)      Impact on the bargaining unit.

                  (2) The necessity for hiring new employees shall not be deemed a negative factor except for work of a temporary nature.

                  (3) Desirability of recalling employees on layoff.

                  (4) Availability of qualified employees (whether active or on layoff) for a duration long enough to complete the work.

                  (5) Availability of adequate qualified supervision.

                  (6) Availability of required equipment either on hand or by lease or purchase, provided that either the capital outlay for the purchase of such equipment, or the expense of leasing such equipment, is not an unreasonable expenditure in all the circumstances at the time the proposed decision is made.

                  (7) The expected duration of the work and the time constraints associated with the work.

                  (8) Whether the decision to contract out the work is made to avoid any obligation under the collective bargaining agreement or benefits agreements associated therewith.

                  (9) Whether the work is covered by a warranty necessary to protect the Company's investment. For purposes of this subparagraph, warranties are intended to include work performed for the limited time necessary to make effective the following seller guarantees:

                           (a) Manufacturer guarantees that new or rehabilitated
                  equipment or systems will perform at stated levels of performance and/or efficiency subsequent to installation.

                           (b) Manufacturer guarantees that new or rehabilitated
                  equipment or systems will perform at stated levels of performance and/or efficiency subsequent to installation.

                           Warranties are commitments associated with a
                  particular product or service in order to assure that seller representations will be honored at no additional cost to the Company. Long term service contracts are not warranties for the purposes of this subparagraph.

                  (10) In the case of work associated with leased equipment, whether such equipment is available without a commitment to use the employees of outside contractors or lessors for its operation and maintenance.

                  (11) Whether, in connection with the subject work or generally, the local union is willing to waive or has waived restrictive working conditions, practices or jurisdictional rules (all within the meaning of "local working conditions" and the authority provided by this Agreement).

         (D)      Contracting Out Committee

                  (1) At each plant a regularly constituted committee consisting of not more than four persons (except that the committee may be enlarged to six persons by local agreement), half of whom shall be members of the bargaining unit and designated by the Union in writing to the Plant management and other half designated in writing to the Union by the Plant management, shall attempt to resolve problems in connection with the operation, application and administration of the foregoing provisions.

                  (2) In addition to the requirements of paragraph E below, such committee may discuss any other current problems with respect to contracting out brought to the attention of the committee.

                  (3) Such committee shall meet at least one time each month, unless mutually agreed otherwise.

         (E)      Notice and Information

                  Before the Company finally decides to contract out an item of work as to which it claims the right to contract out, the Union committee members will be notified. Except as provided in paragraph I below (Shelf Item Procedure), or in certain cases of production work, such notice will be given in sufficient time to permit the Union to invoke the Expedited Procedure described in paragraph H below, unless emergency situations prevent it. Such notice shall be in writing and shall be sufficient to advise the Union members of the committee of the location, type, scope, duration and timetable of the work to be performed so that the Union members of the committee can adequately form an opinion as to the reasons for such contracting out. Such notice shall generally contain the information set forth below:

                  (1)      Location of work.

                  (2)      Type of work:

                           (a)      Service

                           (b)      Maintenance

                           (c)      Major Rebuilds

                           (d)      New Construction

                           (e)      Production

                  (3)      Detailed description of the work.

                  (4)      Crafts or occupations involved.

                  (5)      Estimated duration of work.

                  (6) Anticipated utilization of bargaining unit forces during the period.

                  (7) Effect on operations if work not completed in timely fashion.

                  Either the Union members of the committee or the Company members of the committee may convene a prompt meeting of the committee. Should the Union committee members believe discussion to be necessary, they shall so request the Company members in writing within five (5) days (excluding Saturdays, Sundays and holidays) after receipt of such notice and such a discussion shall be held within three (3) days (excluding Saturdays, Sundays and holidays) thereafter. When insufficient time is available to meet the time limits above, either party may request a meeting to discuss the issues in an attempt to resolve them. The Union members of the committee may include in the meeting the Union representative from the area in which the problem arises. At such meeting, the parties should review in detail the plans for the work to be performed and the reasons for contracting out such work. Upon their request, the Union members of the committee will be provided any and all information in the Company's possession relating to the reasonableness factors set forth in Paragraph C above. Included among the information to be made available to the committee shall be the opportunity to review copies of any relevant proposed contracts with the outside contractor. The Management members of the committee shall give full consideration to any comments or suggestions by the Union members of the committee and to any alternate plans proposed by Union members for the performance of the work by bargaining unit personnel. Except in emergency situations, such discussions, if requested, shall take place before any final decision is made as to whether or not such work will be contracted out.

                  Should the Company committee members fail to give notice as provided above, then not later than thirty (30) days from the date of the commencement of the work a grievance relating to such matter may be filed under the grievance and arbitration procedure. Should it be found in the arbitration of a grievance alleging a failure of the Company to provide the notice or information required under this paragraph E that such notice or information was not provided, that the failure was not due to an emergency requirement, and that such failure deprived the Union of a reasonable opportunity to suggest and discuss practicable alternatives to contracting out, the Arbitrator shall have the authority to fashion a remedy, at the Arbitrator's discretion, that the Arbitrator deems appropriate to the circumstances of the particular case. Such remedy, if afforded, may include earnings to grievants who would have performed the work, if they can be reasonably identified.

         (F)      Remedy for Repeated Notice Violations

                  Notwithstanding any other provision of this Agreement, where, at a particular location, it is found that the Company (i) committed violations of paragraph E on more than three occasions in any period of three consecutive years or (ii) violated a cease and desist order previously issued by the Arbitrator in connection with a violation of paragraph E, the Arbitrator's remedy shall include the following:

                  (1) earnings and benefits to employees who would have performed the work if they can reasonably be identified and, if not, then to employees who might arguably have performed the work; and

                  (2) an award of costs to the Union, including but not limited to, reasonable attorney's fees, if any lost time expenses reasonably incurred by the Union in preparing and presenting the case, the Union's share of the Arbitrator's fees, the Union's transcript expenses, if any; and

                  (3) where a cease and desist order had previously issued, a contempt charge of sufficient amount, in the Arbitrator's judgment, to bring the Company into compliance with the Arbitrator's order.

         (G)      Mutual Agreement and Disputes

                  The committee may resolve the matter by mutually agreeing that the work in question either shall or shall not be contracted out. Any such resolution shall be final and binding but only as to the matter under consideration and shall not affect future determinations under this Section.

                  If the matter is not resolved, or if no discussion is held, the dispute may be processed further in accordance with either of the following:

                  (1) By filing, within thirty (30) days of receipt of the Company's notice, a grievance relating to such matter under the grievance and arbitration procedure.

                  (2) By submitting the matter to the Expedited Procedure set out in paragraph H below.

         (H)      Expedited Procedure

                  In the event that either the Union or Company members of the committee request an expedited resolution of any dispute arising under this Section, except paragraph I (Shelf Item Procedure), it shall be submitted to the Expedited Procedure in accordance with the following:

                  (1) In all cases except those involving day-to-day maintenance and repair work and service, the Expedited Procedure shall be implemented prior to letting a binding contract.

                  (2) Within three (3) days (excluding Saturdays, Sundays and holidays) after either the Union or Company members of the committee determine that the committee cannot resolve the dispute, either party (chairman of the grievance committee in the case of the local union and the manager of labor relations in the case of the Company) may advise the other in writing that it is invoking this expedited procedure.

                  (3) An expedited arbitration must be scheduled within three
         (3) days (excluding Saturdays, Sundays and holidays) of such notice and heard at a hearing commencing within five (5) days (excluding Saturdays, Sundays and holidays) thereafter. The Arbitrator shall hear the dispute and, if no Arbitrator is available to hear the dispute within five (5) days, another arbitrator shall be selected by mutual agreement of the District Director of the Union and the Vice President Human Resources of the Company.

                  (4) The arbitrator must render a decision within forty-eight
         (48) hours (excluding Saturdays, Sundays and holidays) of the conclusion of the hearing. Such decision shall not be cited as a precedent by either party in any future contracting out disputes.

                  (5) Notwithstanding any provision of this Agreement any case heard in the Expedited Procedure before the work in dispute was performed may be reopened by the Union in accordance with this paragraph if such work, as actually performed, varied in any material respect from the description presented in arbitration. The request to reopen the case must be submitted within 7 days of the date on which the Union learned of the variance and shall contain a summary of the ways in which the work as actually performed differed from the description presented in arbitration. Upon receipt of a request to reopen, the Arbitrator shall schedule a hearing in accordance with these procedures. In a case reopened pursuant to this paragraph, the Arbitrator shall determine whether the work in dispute, as it actually was performed, violated the provisions of this Article and, if so, the remedy. No prior decision in the matter shall be given any weight.

         (I)      Shelf Item Procedure

                  (1) No later than June 1, 1999, and except as provided herein, annually thereafter, the Company shall provide the Union members of the committee with a list and description of anticipated ongoing purchases of each item which the Company asserts to be a shelf item within the meaning of paragraph B-2-a above. If the Union members of the committee so request, the list shall not include any item included on a previous list where the status of that item as a shelf item has been expressly resolved. Within sixty (60) days of the submission of the list, either the Union members or the Company members may convene a meeting of the committee to discuss and review the list of items and, if requested, the facts underlying the Company's assertion that such items are shelf items.

                  (2) The committee may resolve the matter by mutually agreeing that the item in question either is or is not a shelf item. With respect to any item as to which the Union members of the committee agree with the Company's claim that it is a shelf item, the Company shall be relieved of any obligation to furnish a contracting out notice until the May 1 next following such agreement.

                  (3) If the matter is not resolved, any dispute may be processed further by filing, within thirty ( 30) days of the date of the last discussion, a grievance in Step 2 of the complaint and grievance procedure. Such a grievance shall include all items in dispute. However, where a number of items raise the same or similar issues, those items may be grouped in a single class or category.

                  (4) An item which the Company claims to be a shelf item, but which was not included on the list referred to above because no purchase was anticipated, shall be listed and described on a contracting out notice provided to the Union not later than the regularly scheduled meeting of the contracting out committee next following purchase of the item. Thereafter, the parties shall follow the procedures set forth in paragraphs 2 and 3 above.

                  (5) The Union may file a grievance in accordance with paragraphs F or G of this Article with respect to any item of maintenance, repair work or work associated with the fabrication of goods, material or equipment performed outside the plant notwithstanding the inclusion of such item on the shelf item list previously furnished to the Union by the Company.

         (J)      Annual Review

                  Commencing on or before October 1 of each year the Company Committee members shall meet with the Union Committee members for the purpose of (i) reviewing all work whether inside or outside the plant which the Company anticipates may be performed by outside contractors or vendors at some time during the following calendar year, (ii) determining such work which should be performed by bargaining unit employees and (iii) identifying situations where the elimination of restrictive practices would promote the performance of any such work by bargaining unit employees. The Union Committee members shall be entitled in conducting this study to review any current or proposed contracts concerning items of work performed for the company by outside contractors and vendors and shall keep such information confidential.

                  By no later than November 1 of each year these Local Union and Company Committee members shall jointly submit a written report to the Co-Chairmen of the Negotiating Committee or their designees describing the results of this review. Specifically, the report should list (a) all items of work which the parties agree will be performed by bargaining unit employees during the following year, (b) all items of work which the parties agree should be performed by outside contractors and vendors, and (c) those items on which the parties disagree. If the parties disagree, the report will state the reason for such disagreements.

                  As to individual items of work, the Co-Chairmen of the Negotiating Committee may (a) affirm the plant recommendation, (b) disagree with respect to the plant recommendation as to specific items and either (i) refer their dispute to arbitration under a procedure to be established by the parties and the Arbitrator or (ii) refer the matters back to the plant without resolution in which event the specific disputes will be handled under the provisions of this section at the time they may arise.

                  The Union agrees that during the term of this Agreement, the Company may purchase billets, blooms, bars, ingots and rods, provided the purchase of such materials/products is for sound business reasons, and/or the Company cannot produce such materials/products or cannot produce such product at acceptable levels of quality.

         (K)      District Director/Vice-President Human Resources

                  It is the intent of the parties that the members of the joint plant contracting out committee shall engage in discussions of the problem involved in this field in a good-faith effort to arrive at mutual understanding so that disputes and grievances can be avoided. If either the Company or the Union members of the committee feel that this is not being done, they may appeal to the District Director of the Union who has jurisdiction of the plant in questions and the appropriate representative of the company headquarters for review of the complaint about the failure of the committee to properly function. Such appeal shall result in a prompt investigation by the District Director or his designated representative and the Company's Vice President of Human Resources or his designated representative for such review. This provision should in no way affect the rights of the parties in connection with the processing of any grievance relating to the subject of contracting out.

         (L) No testimony offered by an outside contractor may be considered in any proceeding alleging a violation of this Article unless:

                  (1) The party calling the contractor provides the other party with a copy of each contractor document to be offered at least forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the commencement of the hearing; and

                  (2) The party calling the contractor provides or causes the contractor to provide the other party, upon request, with copies of all relevant documents in the contractor's possession.


                                   ARTICLE XII

                            NEW EMPLOYEE ORIENTATION

         The United Steelworkers of America and the Company will develop a joint New Bargaining Unit Employee Orientation Program which shall entail the following:

         (1) An introduction of Plant Management officials, International Union officials, and Local Union Representatives.

         (2) Distribution and discussion of the USWA Labor Agreement including any relevant local agreements, the probationary period, and the grievance procedure.

         (3) Discussion of Safety and Health programs and Safe Working procedures.

         (4) Presentation on and discussion of the history and achievements of the United Steelworkers of America and the Local Union.

         (5) Presentation on and discussion of the structure of the United Steelworkers of America and the Local Union, and the services that are provided by the various offices and committees.

         (6)      Presentation on the history of the Company and plant.

         (7) Review of the markets in which the Company participates; the products produced and the customers serviced.

         (8) Discussion of the structure of the Company, the plant organization, and the functions and services that are provided by the various departments.

                  Each new employee, either individually or as part of a small group shall, within 10 days of their being hired, be given a presentation of the above Program by Company and Union officials.

                  At the conclusion of the presentation, Union officials shall be given an opportunity to meet with the new employee(s) for up to two
         (2) hours without the presence of management representatives.

                  All costs associated with developing this Program, including lost-time for Union officials who participate in its development, and the costs, including lost-time for individuals participating in the presentation, shall be borne by the Company.

                                  ARTICLE XIII

                                HIRING PREFERENCE

         In all hiring for bargaining unit positions, the Company shall, subject to its obligations under applicable equal employment laws and regulations and to the full extent of interest, give first preference to the direct relatives (children, children-in-law, step-children, spouse, siblings, grandchildren, nieces and nephews) of bargaining unit employees who have the ability to perform the job and the aptitude to absorb training reasonably required for and related to meeting current and future job requirements. Joint guidelines may be established at each plant by mutual agreement of the Company and the Union.

         In all events, such hiring shall conform to applicable lines of progression, bidding and promotion, and other requirements under this Agreement.

         It is understood and agreed by the parties that the Company shall, subject to these and other applicable provisions, have the final responsibility for accepting or rejecting a particular applicant for employment.

                                   ARTICLE XIV

                               BOARD OF DIRECTORS

         The International President (the "President") of the United Steelworkers of America may designate to the CEO of the Company an individual for appointment as a Director of the Company. The individual so designated will be an individual with recognized experience and competence in public service, labor, education or business, who meets the antitrust and conflict of interest requirements applicable to all Directors. The CEO of the Company shall have the right to approve the President's designee, such approval to not be unreasonably withheld; and shall recommend such person (the "Nominee") to the Board. The Board shall consider the matter at a regularly scheduled meeting within 90 days of the President's designation of the nominee, and if the Board approves the Nominee as provided above, the Board shall appoint the Nominee as a Director.

         If for any reason the Nominee is unable or unwilling to serve, or after appointment becomes unable or unwilling to serve, or in anticipation of the expiration of a regular term, the President will designate another nominee (or renominate the current designee) and the same procedures will be followed to consider such designation. It is understood that an individual who serves as Director and subsequently, for any reason, ceases to be a Director, shall thereafter not be eligible to serve as a Director. Only one Nominee so designated by the President shall serve as a Director at any one time.

         Upon appointment, and thereafter, the Nominee shall stand for election as a Director as do all Directors and shall have all of the responsibilities and duties of a Director under Delaware law. S/he shall agree in writing to any reasonable affirmation of his or her fiduciary obligations to the Company, provided that all directors execute identical affirmations. The Nominee shall comply with applicable laws governing the ownership and trading in the securities of the Company, and recommend his or her election by the Stockholders.

                                   ARTICLE XV

                        INSTITUTE FOR CAREER DEVELOPMENT

SECTION 1

      In recognition of the worldwide competitive challenges that confront the Company and the entire workforce, the Union and the Company have agreed to enroll in a major new venture in training and educating workers -- the USWA/Company Institute for Career Development (the "Institute").

      The purpose of the Institute is to provide resources and support services for the education, training and personal development of the employees of the Company, including upgrading the basic skills and educational levels of active employees in order to enhance their ability to absorb craft and non-craft training, their ability to progress in the workplace, their ability to perform their assigned work tasks to the full extent of their potential, and their knowledge and understanding of the workplace and of new and innovative work systems. Further purposes will include education, training and counseling which will enable employees to have more stable and rewarding personal and family lives, alternative career opportunities in the event that their Steelworker careers are subject to dislocation, and long, secure and meaningful retirements. This will also enable the USWA and the Company to expand their pioneering efforts, in conjunction with federal, state and local governments, in support of the victims of shutdowns, layoff, restructuring, economic policies and unfair trade practices.

      The Institute will be financed by a contribution from the Company, beginning upon closing, in the amount of 10 cents per actual hour worked by Steelworker represented employees covered by the Agreement. The parties will, of course, also seek and use funds from federal, state and local governmental agencies.

      Consistent with this understanding, it would be appropriate for the Institute to allocate funds to certain programs that may be offered by the Company and that are consistent with the goals and limitations of this Article.

      While the primary goal of the USWA and the Company establishing this landmark Program in the steel and steel-related sectors of American industry, is to advance the interest of the Company and its employees, the parties believe that other employers are similarly interested in upgrading the skills, lives and career potential of their employees. Accordingly, it is understood that the proceeds generated by this agreement may be administered by an Institute sponsored by USWA, the Company, and other employers who agree with the USWA to join and contribute financially to the goals of the Institute. The Company will be represented in the policy formulation of the Institute, and its financial contributions to the Program will be separately tracked.

      The Institute will be under the joint supervision of the USWA and participating employers. The Supervisory Board shall consist of an equal number of USWA and employer appointees. The Board shall include representation from the workers who may benefit from the Career Development Program. The Board has selected a professional directorate which has, in turn, staffed the Institute and established educational, training, counseling and guidance programs. The directorate and staff will seek out and make use of the most effective and modern methods and educational technologies.

      Apprenticeship, craft training and training for position-rated jobs are separately provided for in the collective bargaining agreement. The Company may, however, contract with the Career Development Program to provide services and resources in support of such training.

      It is understood by the parties that if for any reason the USWA/ Company Career Development Program is terminated, or if the scope of the program is modified to the extent that all existing and committed funds are not required, the unused contributions and commitments shall be allocated to another employee benefit designated by the USWA, the choice of employee benefit to be subject to review with and approval by the Company.

      In establishing this Program, the USWA and the Company are implementing a shared vision that workers must play a significant role in the design and development of their jobs, their training and education, and their working environment. In a world economy many changes are unforeseen and unpredictable. Corporate success, worker security and employee satisfaction all require that the workforce and individual workers be capable of reacting to change, challenge and opportunity, which in turn requires ongoing training, education and growth. Experience has shown that worker growth and development are stunted when programs are mandated from above, but flourish in an atmosphere of voluntary participation in self-designed and self-directed training and education. These shared beliefs shall be the guiding principles of the USWA/ Company Career Development Program.

      The parties recognize that the obligations of the Company to the Career Development Program will grow to be substantial and continue to climb. When combined with those of other steel companies participating in the ICD, these obligations add up to tens of millions of dollars. Given that the source of this funding is in the deferred wages of employees, the parties agree that the Career Development Program warrants a set of policies and practices concerning financial reporting, accountability, and oversight. Accordingly, the Company shall cooperate with the Union and the ICD in establishing such systems whose minimum guidelines satisfy at least the following.

SECTION 2 - REPORTING

      For each calendar year quarter, and within 30 days of the close of such quarter, the Company shall account to the ICD for all changes in the financial condition of its Career Development Program, and such reporting shall include at least the following information pertaining to such quarter:

      (A)   The Company's 10 cents per-actual-hour-worked credits;

      (B) With respect to all programs operating in such quarter, a listing of such programs showing when ICD-approved, the date of such approvals, and a detailed breakdown of actual program expenditures;

      (C) The date on which the program expenditures being reported were approved by the Local Joint Committee;

      (D) The cumulative balance of credits available for still-to-be-approved Career Development programs, reconciled against the information described above.

      (E) Such reports shall be broken down by plant, local union, and where possible, by approved program and major vendor. The Company agrees to make its reports on a form or in a format developed by the ICD with the approval of its governing board.

      The first report of the above information shall be made by the Company to the ICD no later than January 1, 1999, and shall cover by quarter and year the period from the date the program was established through December 31, 2003. For subsequent reporting periods, the Company shall submit quarterly reports to the ICD showing year-to-date results as well.

SECTION 3 - AUDITING

      Upon request of either the Company or Union, an audit of Company ICD reports and underlying Career Development Program activities shall be made in accordance with the following guidelines. The Company and Union shall jointly select an outside, independent auditor (who may include a qualified professional employed by the ICD, if available). The reasonable fees and expenses of the auditor shall be borne by the Company. Audits may be on a company-wide, plant-specific, or other appropriate basis. Absent cause for more frequent audits, Company-wide Career Development audits shall be conducted no more than once every three years.

SECTION 4 - APPROVAL AND OVERSIGHT

      The Company and Union agree that a Local Joint Committee must submit a proposed training or education program or plan to the ICD and obtain ICD approval of it before the LJC may incur in connection with that plan or program any expenditures chargeable against the Company's ICD obligations. The Company and Union affirm their further understanding that a Career Development expenditure may be charged against the Company's ICD obligations only when that expenditure is actually made.

      In the administration of their Career Development Program, the Company and Union agree to abide by uniform standards promulgated by the ICD for trainer certification, bidding processes for vendors, vendor certification, or similar practices.

      The Company and Union agree that, consistent with the foregoing requirements, an ICD-approved expenditure may be made as soon as a Local Joint Committee gives its authorization for such expenditure and need not await compliance with the Company's internal policies concerning purchasing and procurement.


                                   ARTICLE XVI

                            MANNING OF NEW OPERATIONS

SECTION 1

      In the manning of jobs in new facilities, the jobs shall be filled by qualified Employees who apply for such jobs in the order of length of plant continuous service from the following categories in the following order but subject to the other provisions of this Section:

      (A) Employees displaced from any facility being replaced in the plant by the new facilities;

      (B) Employees being displaced as the result of the installation of the new facilities;

      (C)   Employees presently employed on like facilities in the plant;

      (D)   Employees presently on layoff from like facilities in the plant;

      (E) Employees in the plant with two (2) or more years of plant continuous service, provided that if sufficient qualified applicants from this source are not available, Management shall fill the remaining vacancies as it deems appropriate.

SECTION 2

      The local parties shall meet to seek agreement on the standards to be used to determine the qualifications entitling Employees otherwise eligible to be assigned to the jobs in question. It shall be the objective of such meetings to reach agreements on manning which reflect the parties' mutual intent to facilitate efficient manning and preserve job security for longer service Employees.

SECTION 3

      Should the local parties fail to agree on the standards for determining qualifications, an applicant otherwise eligible shall have:

      (A)   The necessary qualifications for performing the job.

      (B) The ability to absorb such training for the job as is to be offered and is necessary to enable the Employee to perform the job satisfactorily.

      (C) The necessary qualifications to progress in the promotional sequence involved to the next higher job to the extent that Management needs Employees for such progression. In determining the necessary qualifications to advance in the promotional sequence involved, the normal experience acquired by Employees in such sequence shall be taken into consideration. However, it is recognized that Management can require that a sufficient number of occupants of each job in a promotional sequence be available to assure an adequate number of qualified replacement for the next higher job.

SECTION 4

      An applicant who is disqualified under Section 3 above shall have the right to apply for another job for which he believes he can qualify.

SECTION 5

      When new facilities are to be manned pursuant to this Article, the local parties shall meet and may establish, in appropriate circumstances, rules for allowing an Employee not placed initially a second opportunity to elect transfer to the new facility consistent with its efficient operation. In establishing such rules, the local parties shall consider matters such as:

      (A) The job level in the promotional sequence in the new unit up to which an Employee will be allowed a second opportunity to elect transfer.

      (B) The date on which the second opportunity must be exercised following start-up of the new facility, but not more than three (3) years thereafter. (In determining such date, the parties shall give due consideration to possible

            Management abandonment of the old facility or an extended period of its nonuse.)

      In lieu of or in addition to the foregoing, the local parties may develop a method for filling permanent vacancies in the new facility between the time of initial manning and the final election to transfer.

SECTION 6

      Should Management deem it necessary to assign an Employee to his regular job on the old facility in order to continue its efficient operation, it may do so on the basis of establishing such Employee on the new job and temporarily assigning him to his former job until a suitable replacement can be trained for the job or its performance is no longer required. In such event, such Employee shall be entitled to earnings not less than what he would have made had he been working on the job on which he has been established.

SECTION 7

      Where new facilities replace facilities or more than one plant in the same general locality, appropriate representatives of the Company and the International Union shall meet in conjunction with the local parties for the purpose of seeking an agreement on manning consistent with the parties' mutual intent to facilitate efficient manning and preserve job security for longer service Employees. In such situations, Company service may be considered in addition to plant service.


SECTION 8

      All applicants shall go through the following selection process:

      (A) Drug and Alcohol Test - Any person applying for a position at a new operation will be required to pass a drug and alcohol test in accordance with agreed-upon standards.

      (B) General Aptitude Test - Any person applying for a position at a new operation must meet the minimum threshold on an aptitude test, measuring their ability to work within a team-based work system.

      (C) Job Skills Aptitude Test - This test will measure a person's skills in the areas of production and maintenance, to include the ability to perform the essential functions of the position including basic math, reading, etc. The test will consist of both a written examination and practical or "hands-on" examination.

      (D)   All Test(s):

            (1)   shall be fair in their make-up and in their administration;

            (2)   shall be free of cultural, racial or ethnic bias;

            (3) results will be reviewed with employees including an offer to counsel the employee as how to overcome deficiencies; and

            (4) all interview procedures shall be mutually developed and agreed to by the Company and the Union.

      (E) Interview - Each qualified applicant shall be interviewed for a position at a new operation. Based on their composite score on (b) through (d) above, each applicant meeting the minimum threshold shall be considered for a position at a new operation.

SECTION 9

      Employees at new operations shall be multi-skilled and multi-functional. Job responsibilities at new operations shall encompass duties which include operator and maintenance duties. The Workforce Flexibility provisions of the Agreement shall be applicable to all new operations.


                                  ARTICLE XVII

                                  RIGHT TO BID

SECTION 1

      Should (a) the Company decide (a "Company Decision") or (b) be presented with an offer (an "Unsolicited Offer") to sell or otherwise transfer (other than a sale lease-back transaction conducted purely as a financing transaction and involving an unrelated third party): (i) a controlling interest in the corporate entity which owns its assets (a "Controlling Interest"); or (ii) all or a portion of its facilities ("Facilities"), (either or both, the "Assets") it will so advise the USWA in writing and grant to the USWA the right to organize a transaction to purchase the Assets (a "Transaction").

SECTION 2

      The Company will provide the USWA with any information needed to determine whether it wishes to pursue a Transaction. All such information shall be subject to an executed Confidentiality Agreement.

SECTION 3

      The Company shall notify the USWA of the schedule and/or timetable for consideration by the Company of any possible transaction. In case of an Unsolicited Offer or if the Company is considering a possible sale or transaction, the Company will provide the USWA with the greater of (i) thirty days and (ii) the time provided by the schedule and/or timetable given to any other interested party to submit an offer for the Assets. In the case of a Company Decision, the USWA will be provided with the same time as that given to any other interested party.

SECTION 4

      During the period described in Section 3 above, the Company will not enter into any contract regarding the Assets with another party.

SECTION 5

      In the event that the USWA submits an offer pursuant to the above, the Company shall not be under any obligation to accept such offer. However, the Company shall be entitled to enter into an agreement with regard to the Assets with an entity other than the USWA only if that transaction is superior to the USWA offer. The Company may deem a proposed transaction superior if, in the reasonable judgment of its Directors, it is more favorable on balance to the Company and/or its shareholders, taking into consideration price, certainty of payment (or risk of nonpayment), financial strength of the proposed purchaser, conditions precedent to closing and other factors affecting the value of the transaction to the Company and its shareholders.

SECTION 6

      This agreement shall not be deemed to cover any public offering of equity.

SECTION 7

      The rights granted to the USWA herein may be transferred or assigned by the USWA, but only to an entity a material portion of whose equity is or will be beneficially owned by employees of the Company.

                                  ARTICLE XVIII

                      UNION ROLE IN NEGOTIATION OF BENEFITS

      Most wage and benefits programs provided lack any established administrative practice by which bargaining unit members are informed, at the time of payment, that such benefits were the result of negotiation between the Company and Union. In recognition of the Union's role in achieving the goals of the enterprise, the Company agrees to adopt such a practice in the manner detailed in this Article.

      This understanding shall apply to payments of the following: profit sharing; retroactivity payments made pursuant to wage increases; lump sum payments; severance pay; special payments under the pension plan; Pension Plan payments; Supplemental Unemployment Benefits; Sickness and Accident benefits (in each of the last two cases, only to the first check in any stream of payments); and wage increases (provided that, in the case of wage increases, this understanding shall apply only to the first payroll period following the effective date of such increase).

      In the administration of the wage and benefit programs identified above, the Company agrees that it shall give recognition to the role of the Union in negotiating such items as follows:

      The form of such recognition will vary depending on whether the Company makes a communication of its own with or in conjunction with such benefit payment:

      (i) If the Company does not make its own communication, the Union shall be given a reasonable opportunity to include its own communication with the payment being provided by the Company;

      (ii) If the Company does make such a communication, then the Union shall be given a reasonable opportunity to insert within the first three paragraphs of such Company communication a paragraph briefly reporting the role played by the Union in bargaining such payment or benefit. If the communication is in other than written form, the parties shall devise a system consistent with the spirit and intent of this Article.

      In all events, the following legend shall be included on the check stub or other similar document for all payments or benefits made by the Company to its employees or retirees: "This payment is being made pursuant to an agreement negotiated on your behalf by your Union -- the United Steelworkers of America, AFL-CIO-CLC." This obligation shall not extend to payments issued by third party vendors such as Workers' Compensation carriers, health plan administrators, etc.

      The understandings set forth herein shall become effective on January 1, 1999.


                                   ARTICLE XIX

                              PRINTING OF CONTRACTS

      Immediately upon ratification of the new Collective Bargaining Agreement, the parties will create mutually acceptable new Agreements.

      Said Agreements shall, at the expense of the Company, be printed (by a union printer) in a form (size, paper stock, etc.) and distributed in a manner designated by the Union and approved by the Company (such approval not to be unreasonably withheld).

      Said distribution of the Collective Bargaining Agreement booklet shall occur within three (3) months of the closing. The distribution of Benefit booklets shall occur within six (6) months of the closing.

      The Company shall provide the Union with electronic versions of all of the Agreements.


                                   ARTICLE XX

                                    SOAR/PAC

      The Company will implement a dues and PAC deduction program for retirees who are members of the Steelworker Organization of Active Retirees (SOAR) and who have submitted authorization for such deductions from their pension on a form acceptable to the Company.

      The Company will implement a PAC deduction program for active employees who have submitted authorization for such deductions from their wages on a form acceptable to the Company.

      The Union shall indemnify and save the Company harmless against any and all claims, demands, suits, or other forms of liability that shall arise out of or by reason of action taken or not taken by the Company for the purpose of complying with any of the provisions of these understandings, or in reliance on any list, notice or assignment furnished under any of such provisions.


                                   ARTICLE XXI

                          FAMILY AND MEDICAL LEAVE ACT

      The Company and the Union affirm their compliance with and implementation of the Family and Medical Leave Act of 1993 (FMLA) and further agree to the following particulars regarding employee eligibility and entitlement.

SECTION 1 - GENERAL

      (A) The FMLA provides for up to 12 weeks of unpaid leave each year for eligible employees to take care of a serious health condition of certain family members or of employees themselves, and for the birth, adoption or foster placement of a child. The law also requires the continuation of certain benefits under certain conditions while on leave, and includes certain notice requirements in order to obtain the leave.

      (B) A copy of a summary of the law and employee rights thereunder is available at the Human Resources Office, and will be issued upon request and at the time any FMLA leave is requested. The required posting under the FMLA will be maintained by the Company.

      (C) FMLA under this Article shall be available to any employee who has six months or more of continuous service as calculated pursuant to Seniority Sections of the Agreements.

      (D) This Article shall become effective on August 1, 1998. Any covered employee then on leave of absence which would otherwise be covered under the FMLA will be designated on FMLA leave beginning August 1, 1998.

SECTION 2 - ELIGIBILITY AND ENTITLEMENT

      (A) There shall be no hours-worked requirement for the twelve (12) months preceding the start of the leave.

      (B) The twelve (12) weeks unpaid leave entitlement under the FMLA shall be measured on a calendar year basis.

      (C) In the event an employee should exhaust the FMLA entitlement due to their own serious health condition, such employee shall be entitled to an additional unpaid leave of up to four (4) weeks in connection with the birth, adoption or placement of a child, or the need to care for a family member with a serious health condition, should such an event occur within the calendar year as defined above.

SECTION 3 - INTERMITTENT OR REDUCED LEAVE SCHEDULING

      (A) An employee seeking leave in other than continuous weeks must certify to Management why such schedule is necessary, and must schedule the time off in the manner least disruptive to the Plant's operating needs.

      (B) Where leave is sought other than in full-day increments, the employee may agree to assignment by Management to any available position consistent with the collective bargaining agreement. The employee will be paid at the rate of the job regularly held or the assigned job, whichever is higher, for the portion of the shift actually worked.

      (C) Where leave is sought in increments of less than a full work week, if Management, consistent with the collective bargaining agreement, is able to accommodate the need for time off by adjusting the employee's work schedule (including, but not limited to altering the shift assignment or the scheduled work days), and the employee agrees to such scheduling, no leave need be provided.

      (D) Where leave is requested other than continuous weeks, and the employee agrees, the employee may be assigned to an open comparable position, consistent with the employee's own seniority, for the period of time during which intermittent leave may be required.

SECTION 4 - NOTICE

      (A) In the case of unforeseeable leave sought for care of the serious health condition of the employee or a family member, the Department Head and Human Resources Office shall be notified as soon as possible (within forty-eight hours) of learning of the need for leave, and explain the need, expected duration, and schedule of the leave.

            (1) In the case of such leave, following the initial notice provided above, a written notice shall be provided as soon as possible, but in no event more than fifteen (15) calendar days from the time the need for the leave arises. This notice shall be accompanied by a certification signed by the attending physician or other health care provider, and shall include:

                  (a)   the date on which the condition commenced;

                  (b)   the probable duration of the condition;

                  (c) appropriate medical information regarding diagnosis, regimen of treatment and need for hospitalization, sufficient to enable the Company to reasonably review the request; and

                  (d) medical information for employee's serious health condition that he is unable to perform work, or for family member, why it is necessary for the employee to provide care to the family member, and an estimate of the amount of the employee's time which is necessary for that care.

            (2) Where the leave is to be taken in other than a single continuous period of time, the notice shall also include:

                  (a) the dates on which the medical treatment is expected to be given;

                  (b)   the duration of such treatment;

                  (c) the medical necessity for leave to be granted on an intermittent basis;

                  (d) the expected duration of the need for an intermittent schedule.

            (3) Certification forms can be obtained from the Human Resources Office.

SECTION 5 - PAY DURING FMLA LEAVE

      (A) Employees seeking FMLA leave under this Article may utilize paid vacation during the FMLA leave time.

      (B) Except for the substitution of paid vacation and the utilization of Sickness and Accident, Sick Leave (O&T employees only), or Workers' Compensation benefits, all time off provided shall be unpaid. Time off without pay granted pursuant to the FMLA shall be considered as time not worked through choice of the employee, and may not be utilized in connection with a claim by the employee under any provision of this Agreement for any wages, benefit, or entitlement, eligibility for which is related to hours worked, unless the employee otherwise meets the eligibility requirements for such wage, benefit or entitlement. This exclusion includes, but is not limited to, such matters as reporting pay, overtime, profit-sharing, rate retention, guaranteed hours, holiday pay, service bonus, earnings protection or short week benefit.

SECTION 6 - TERMINATION OF LEAVE

      (A) The anticipated duration of the leave sought shall be established at the time the leave is granted. Upon termination of a leave, the employee shall be reinstated to the same or an equivalent position as that held at the time the leave commenced, consistent with his seniority, unless there was an intervening event including but not limited to a reorganization or force reduction. In the latter event, the employee shall be reinstated to the same position or status which would have been held after the intervening event if leave had not been taken.

      (B) An employee who wishes to return from leave prior to the scheduled return date must give the Department Head and Human Resources Office five (5) business days notice of his desire to return, unless the Human Resources Office agrees to a shorter period in a particular case.

      (C) An employee on a leave under this Article is not eligible for Lay-Off Allowance Payments in the event of a layoff, until following the termination of the leave, but upon reinstatement to work, shall be credited for Lay-off allowance purposes for the time on leave.

SECTION 7 - CONTINUOUS SERVICE

      Leaves of absence under this program shall not constitute a break in the employee's length of continuous service, and the period of such leave shall be included in his length of continuous service under the Labor and Benefit Agreements.

SECTION 8 - BENEFIT CONTINUATION

      (A) All employees will continue in benefit coverage during such leave, provided the employee is otherwise eligible for such coverage under provisions of the FMLA, and the employee continues making any normally-required premium or other payments in a manner acceptable to the Company. In the event the employee fails to make such payments, all benefit coverage shall not be terminated, and the Company shall advance any necessary payments which the employee shall be obligated to repay upon returning to work.

      (B) In the event an employee fails to return to work or quits after the employee's FMLA leave period has been concluded, the Company will waive its right to seek to recover health insurance premiums for health insurance coverage provided by the Company during such leave, notwithstanding the provision of the FMLA which permits recovery of health insurance premiums under specified circumstances.

SECTION 9 - GOOD FAITH EFFORTS

      In the event problems develop in implementing this Article, whether as a result of changes in the law or regulations or otherwise, the parties agree to use their best efforts to resolve them in a manner designed to assure minimal disruption to the operation, minimize absenteeism, and provide an employee the time necessary to meet family and personal emergencies and obligations.


                                  ARTICLE XXII

                   LEAVE OF ABSENCE POLICY FOR UNION EMPLOYEES

SECTION 1 - LOCAL UNION LEAVE.

      Leaves of absence for the purpose of accepting positions with Local Unions shall be available to a reasonable number of Employees. Adequate notice of intent to apply for leave shall be afforded local Plant Management to enable proper provision to be made to fill the job to be vacated.

      Leaves of absence for the purpose of accepting an elective office with the Local Union shall be for a period not in excess of three (3) years and may be renewed for further periods of three (3) years each.

SECTION 2 - INTERNATIONAL UNION LEAVE.

      The parties have reached the following agreement with respect to any person who leaves their employment with the Company to become an employee or elected official of the International Union:

      (A) First becomes an Officer or Director of the International Union After July 1, 1998, or

      (B) Becomes an employee of the International Union and whose probationary period expires on or after July 1, 1998; or

      (C) Was an Officer or Director or employee of the International Union prior to August 1, 1996 but was not as of that date accruing service for Company pension purposes (for time spent as an Officer, Director or employee of the International Union) pursuant to a valid agreement providing for such accrual.



      An individual described in this Section shall be granted a leave of absence from the Company concurrent with the period of his permanent employment with the International Union.



      Once an individual described in this Section is made a permanent employee of the International Union (by completing his probationary period) that person shall, from that point forward and while he retains his leave of absence status with the Company, not receive any service credit for Company pension purposes.



      Such person shall accumulate continuous service for purposes of recall to employment and for all other purposes under the Labor Agreement, except pensions, provided that he shall not be entitled to receive any contractual benefits during the period of his leave of absence or receive retiree health care benefits from the Company if he is eligible for coverage in the International Union health care plan for retirees.

                                  ARTICLE XXIII

                       GRIEVANCE AND ARBITRATION PROCEDURE

SECTION 1 - DEFINITION AND PROCEDURE

      A grievance is a claim by any employee or group of employees, or by the Union against the Company with respect to the meaning or application of the terms of this Agreement. Grievances shall be processed in the following manner:

      Step 1. The aggrieved employee and/or the committeeman shall discuss the matter with his supervisor within fifteen (15) days after the date of the occurrence giving rise to the grievance or within fifteen (15) days of the date he should have reasonably known of the incident. Appropriate management people will be available for the purpose of handling grievances at this Step. Any grievance settled by the parties at this first Step shall not be a binding precedent on either party and shall not be admissible as evidence at any arbitration. The supervisor's oral answer in this Step 1 shall be final unless the grievance is reduced to writing and presented in the second Step.

      Step 2. If the grievance is not settled in Step 1, it may be reduced to writing on forms furnished by the Company and submitted to the Operating Unit Manager or his designee within ten (10) working days of the supervisor's oral response in Step 1. The grievance shall set forth the nature of the dispute, the provision of the contract violated and relief sought. It shall be signed by the employee and/or in the case of a grievance brought by the Union, it shall be signed by a member of the Grievance Committee. A second step meeting shall be held between the grievant, the grievance committee and an appropriate management representative within five (5) working days following the day on which the written grievance is presented to the Operating Unit Manager. Within fifteen
(15) working days after the meeting, the Operating Unit Manager or his designee shall give a written answer.

      Step 3. The Step 2 answer shall be final unless the grievance is submitted to Step 3 by the Grievance chairman (or his designee) to the Plant General Manager within five (5) working days after receiving the Operating Unit Manager's Step 2 answer. A meeting will be scheduled between the International Staff Representative and appropriate management representative at a mutually agreed time. Within five (5) working days of said meeting, the Company will provide the International Staff Representative with a written answer, a copy of this answer will be given to the Grievance Committee Chairman of the Local Union.

      Step 4. The Step 3 answer shall be final unless the International Staff Representative, within thirty (30) days of the delivery of the Company's answer in Step 3, appeals the grievance by a notice in writing delivered to the General Manager of

Human Resources. The parties may mutually agree to the selection of an arbitrator. If the parties cannot agree on the selection of permanent arbitrators, either party may request the Federal Mediation and Conciliation Service to send a panel of seven (7) arbitrators for each case (all of which must be members of the National Academy of Arbitrators). If the parties cannot agree on a selection, a "strike" method of selection shall be implemented with the last remaining name to be the arbitrator. The decision of the arbitrator shall be final and binding on both parties and any costs and expenses of the arbitrator shall be borne equally by both parties. The arbitrator may consider and decide only the particular issue presented to him by the grievance and his decision must be based upon an interpretation of the express language of this Agreement. The arbitrator shall not have the right to amend, take away, add to or change any of the provisions of this Agreement.

SECTION 2 - UNION REPRESENTATION

      The number of grievance committeemen at each plant shall be mutually agreed upon between Management and the Union. The grievance committeemen shall be selected by the Union from the plant areas they are to represent; however, there shall be no more than one grievance committeeman selected from any one plant area. Plant areas, or grievance representation units, for the purposes of this Section shall be determined by mutual agreement between Management and the Union, and existing plant areas, or grievance representation units, shall continue in effect unless Management and the Union otherwise agree.

      A grievance committeeman will be permitted to visit departments at reasonable times for the purpose of transacting legitimate business as a grievance committeeman, including the presentation, investigation, hearing or settling of alleged complaints or grievances. If then at work, the grievance committeeman will be granted time off, without pay, for such purpose after obtaining permission (which shall not be unreasonably withheld) from his own department head or his designated representative and reasonable notice to the head of the department to be visited or his designated representative.

      If not at work, the grievance committeeman will be permitted to visit departments for the purpose as described above after reasonable notice to the head of the department to be visited or his designated representative.

      Departmental Representatives may be designated by the Union at any plant to aid the Grievance Committee.

SECTION 3 - PLANT ACCESS

      The District Director and the International representative of the Union who customarily handles grievances at a plant shall have access to the plant, subject to established rules of the plant, at reasonable time to investigate grievances with which they are concerned.

      The Local Union President/Unit Chairperson will be permitted access to the plant at reasonable times when necessary to transact legitimate union business pertaining to the administration of the applicable agreements between the parties after notice to the Company.

SECTION 4 - MINI-ARBITRATION PROCEDURE

      Notwithstanding any other provision of this Agreement, the following mini-arbitration procedure is designed to provide prompt and efficient handling of routine grievances, including certain grievances concerning discipline of less than four (4) days, supervisor's working and vacation scheduling.

      (A) The mini-arbitration procedure shall be implemented in light of the circumstances existing in each plant, with due regard to the following:

            (1) In accordance with the understanding made by the staff representative of the Union designated pursuant to this Agreement and his Company counterpart, the local union and the local management shall appeal the grievance to an arbitrator under this mini-arbitration procedure by mutual agreement of the parties.

            (2) The appeal shall be made within ten (10) calendar days of receipt of the Step 2 minutes.

            (3) As soon as it is determined that a grievance is to be processed under this procedure, the local parties shall notify the Administrative Secretary of the area panel. The appeal shall include the date, time and place for the hearing. Thereafter, the rules of Procedure for Mini-Arbitration shall apply.

      (B)   The hearing shall be conducted in accordance with the following:

            (1)   The hearing shall be informal.

            (2)   No briefs shall be filed or transcripts made.

            (3)   There shall be no formal evidence rules.

            (4) Each party's case shall be presented by a previously designated local representative.

            (5) The arbitrator shall have the obligation of assuring that all necessary facts and considerations are brought before him by the representatives of the parties. In all respects, he shall assure that the hearing is a fair one.

            (6) If the arbitrator or the parties conclude at the hearing that the issues involved are of such complexity or significance as to require further consideration by the parties, the case shall be referred to Step 3 and it shall be processed as though appealed on such date.

      (C) The arbitrator shall issue a decision no later than 48 hours after conclusion of the hearing (excluding Saturdays, Sundays and holidays). His decision shall be based on the records developed by the parties before and at the hearing and shall include a brief written explanation of the basis for his conclusion. These decisions shall not be cited as a precedent in any discussion at any step of the complaint and grievance or arbitration procedure. The authority of the arbitrator shall be the same as that provided in Section 1 of this Article.

                                  ARTICLE XXIV

                            SUSPENSION AND DISCHARGE

      No permanent, full-time employee shall be pre-emptorily discharged. Where the Company concludes that an employee's conduct may justify suspension or discharge, he shall be first suspended. Such initial suspension shall be in writing and for not more than five (5) calendar days. A copy of such notice shall be given to the Grievance Committeeman. During this period of initial suspension the employee may, if he believes that he has been unjustly dealt with, request a hearing and a statement of the offense before the General Manager of the plant with or without his Union Representative present as he may choose. The Union Representative shall be notified of the hearing in any event. At such hearing the facts concerning the case shall be made available to both parties. After such hearing, or if no such hearing is requested, the Company may conclude whether the suspension shall be covered into a discharge, or, dependent upon the facts in the case, that such suspension should be extended or revoked. The suspension may be revoked or modified with or without pay. The Company's answer shall be made within five (5) calendar days from the date of this Hearing. The employee, within five (5) calendar days after such disposition, other than by mutual agreement, may allege a grievance which shall be handled in accordance with the procedure of the Grievance and Arbitration Procedure Section.

      If a grievance is filed, it shall be heard by the Grievance Committeeman and General Manager of the plant within five (5) calendar days after the grievance is filed. The Arbitration Hearing on discharge cases must be held within ninety (90) days of the notice of discharge.

                                   ARTICLE XXV

                                SAFETY AND HEALTH

SECTION 1 - GENERAL PROVISIONS

      The Company shall make reasonable provisions for the safety and health of its employees at the plants during the hours of their employment. The Company, the Union and the employees recognize their obligations and/or rights under existing federal and state laws with respect to safety and health matters.

      Where the Company uses toxic materials, it shall inform the affected employees what hazards, if any, are involved and what precautions shall be taken to insure the safety and health of the employees. Upon the request of the Union Co-Chairman of the

Joint Safety and Health Committee, the Company shall provide in writing requested information from material safety data sheets or their equivalent on toxic substances to which employees are exposed in the work place; provided that when the information is considered proprietary, the Company shall so advise the Union Co-Chairman, and provide sufficient information for the Union to make further inquiry.

      The Company shall provide adequate first aid for all employees during their working hours.

      An employee who, as a result of an industrial accident, is unable to return to his assigned job for the balance of the shift on which he was injured, will be paid for any wages lost on that shift.

      Protective devices, wearing apparel, and other equipment necessary to properly protect employees from injury shall be provided by the Company in accordance with practices now prevailing in each separate plant or as such practices may be improved from time to time by the Company. Goggles, hard hat, hearing protection, prescription safety glasses (one pair every twelve months), face shields, respirators, special purpose gloves, fire retardant, water resistant or acid resistant protective clothing when necessary and required shall be provided by the Company without cost, except that the Company may assess a fair charge to cover loss or willful destruction thereof by the employees. Where any such equipment or clothing is now provided, the present practice concerning charge for loss or willful destruction by the employee shall continue.

SECTION 2 - UNUSUAL CONDITIONS

      If an employee shall believe that there exists an unsafe condition, changed from the normal hazards inherent in the operation, so that the employee is in danger of injury, he shall notify his foreman of such danger and of the facts thereof. Thereafter, unless there shall be a dispute between the Company and the employee as to the existence of such unsafe condition, the employee shall have the right, subject to reasonable steps for protecting other employees and the equipment from injury, to be relieved from duty on the job in respect of which he has complained and to return to such job when such unsafe condition shall be remedied.

      The Company may, in its discretion, assign such employee to other available work in the plant. If the existence of such alleged unsafe condition shall be disputed, the

Chairman of the Grievance Committee of the union in the plant and the Human Resources Manager in the plant, or is representative, shall immediately investigate such alleged unsafe condition and determine whether it exists. If they shall not agree and if the Chairman of the Grievance Committee is of the opinion that such alleged unsafe condition exists, the employee shall have the right to present a grievance in writing in Step 2 of the Grievance and Arbitration procedure and thereafter to be relieved from duty on the job as stated above. Such grievance shall be presented without delay directly to an arbitrator under the provisions of this Agreement, who shall determine whether such employee was justified in leaving the job because of the existence of such alleged unsafe condition.

      Should either the Company or an arbitrator conclude that an unsafe condition within the meaning of this Section 2 existed and should the employee not have been assigned to other available equal or higher rated work, he shall be paid for the earnings he otherwise would have received.

      It is recognized that emergency circumstances may exist, and the local parties are authorized to make mutually satisfactory arrangements for immediate arbitration to handle such situations in an expeditious manner.

SECTION 3 - JOINT SAFETY AND HEALTH COMMITTEE

      (A) A joint Safety and Health Committee consisting of not less than three (3) nor more than ten (10) employees designated by the Union and an equal number of Company members, if the Company so desires, designated by the Company shall be established in each plant. The Union and the Company shall designate their respective Co-Chairmen and shall certify to each other in writing such Co-Chairmen and committee members. The committee shall hold monthly meetings at times determined by the Co-Chairmen who may also agree to hold special meetings. Prior to such monthly meeting the Co- Chairmen or their designees shall engage in an inspection of mutually selected areas of the plant. At the conclusion of the inspection, a written report shall be prepared by the Company setting forth their findings. One copy of the report shall be furnished to the Union Co-Chairman. Time consumed on Joint Committee work by committee members designated by the Union shall be considered hours worked to be compensated by the Company. The function of the committee shall be to advise with plant management concerning safety and health and to discuss legitimate safety and health matters, but not to handle complaints or grievances.

      (B) In the event the Company requires an employee to testify at the formal investigation in to the causes of a disabling injury, the employee may arrange to have the Union Co-Chairman of the joint Safety and Health Committee or the Union member of such committee designated by the Union Co-Chairman to act in his absence, present as an observer at the proceedings for the period of time required to take the employee's testimony. The Union Co-Chairman will be furnished with a copy of such record as is made of the employee's testimony. In addition, in the case of accidents which resulted in disabling injury or death or accidents which could have resulted in disabling injury or death and require a fact-finding investigation, the Company will, as soon as is practicable after such accident, notify the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, who shall have the right to visit the scene of the accident promptly upon such notification, if he so desires, accompanied by the Company Co-Chairman or his designated representative and the Company will add the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, to the notification list for such accidents. After making its investigation, the Company will supply to the Union Co-Chairman of the Joint Safety and Health Committee a statement of the nature of the injury, the circumstances of the accident, and any recommendations available at that time and will consider any recommendations he may wish to make regarding the report. In such cases, when requested by the Union Co-Chairman, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative will review the statement with the Union Co-Chairman. Also, in such cases, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative, when requested by the Union Co-Chairman, will visit the scene of the accident with the Union Co-Chairman or, in his absence, his designated substitute.

      (C) The Company will, form a single source at the Company headquarters level, provide the International Union Safety and Health Department with prompt notification of any accident resulting in a fatality to a union member.


SECTION 4 - USE OF DISCIPLINARY RECORDS

      Written records of disciplinary action against the employee involved for the violation of a safety rule but not involving a penalty of time off will not be used by the Company in any arbitration proceeding where such action occurred one or more years prior to the date of the event which is the subject of such arbitration.

      When an employee has completed 36 consecutive months of work without discipline involving a penalty of time off for violation of a safety rule, prior disciplinary penalties for such offenses not exceeding four (4) days' suspension shall not be used for further disciplinary action.

      When an unsafe practice report is made involving a violation of a safety procedure or rule by an employee which does not involve discipline, a copy of that report will be given to the employee.

SECTION 5 - ALCOHOLISM AND DRUG ABUSE

      Alcoholism and drug abuse are recognized by the parties to be treatable conditions. Without detracting from the existing rights and obligations of the parties recognized in the other provisions of this Agreement, the Company and the Union agree to cooperate at the plant level in encouraging employee afflicted with alcoholism or drug abuse to undergo a coordinated program directed to the objective of their rehabilitation.

SECTION 6 - SAFETY AND HEALTH TRAINING

      The Company recognizes the special need to provide appropriate safety and health training to all employees. The Company presently has safety and health training that provides either the training described below or the basis for such training as it relates to the needs of the Company and its various plants.

      Training programs shall recognize that there are different needs for safety and health training for newly hired employees, employees who are transferred or assigned to a new job and employees who require periodic retaining. The Joint Safety and Health Committee may make recommendations on these and other safety education matters.

      The Union Co-Chairman of the Joint Safety and Health Committee and the International Union Safety and Health Department or a designee shall, upon request, be afforded the opportunity to review the training program for employees at the plant level.

      The training of employees shall be directed to the hazards of the job or jobs on which they are required to work. Such training shall include hazard recognition, safe working procedures, purpose, use and limitations of special personal protective equipment required and any other appropriate specialized instruction.

SECTION 7 - MEDICAL RECORDS

      The Company shall maintain the confidentiality of reports of medical examinations of its employees and shall only furnish such reports to a physician designated by the employee upon the written authorization of the employee; provided, that the Company may use or supply medical examination reports of its employees in response to subpoenas, requests to the Company by any governmental agency authorized by law to obtain such reports, and in arbitration or litigation of any claim or action involving the Company. Whenever the company physician detects a medical condition which, in his judgment, requires further medical attention, the Company physician shall advise the employee of such condition or to consult with his personal physician.




                                  ARTICLE XXVI

                           ALLOWANCE FOR FUNERAL LEAVE

      When death occurs to an Employee's legal spouse, mother, father, mother-in-law, father-in-law, son, daughter, brother, sister, grandparents or grandchildren (including stepfather, stepmother, stepchildren, stepbrother or stepsister when they have lived with the Employee in an immediate family relationship), brother-in-law, sister-in-law, an

Employee, upon request, will be excused and paid for up to a maximum of three
(3) scheduled shifts (or for such fewer shifts as the Employee may be absent) which fall within a seven (7) consecutive-calendar-day period; beginning with the date of the death and it is established that the Employee attended the funeral. Payment shall be eight (8) times his average straight-time hourly earnings (as computed for jury pay). An Employee will not receive funeral pay when it duplicates pay received for time not worked for any other reason. Time thus paid will be counted as hours worked for purposes of determining overtime or premium pay liability.


                                  ARTICLE XXVII

                                  HOURS OF WORK

SECTION 1 - NORMAL WORK WEEK

      Normally forty (40) hours of work per week shall constitute a weeks' work. While the normal work week is forty (40) hours, the Company may reduce the work week, with the mutual agreement of the Union, in which event the reduced work hours shall constitute the normal work week. Nothing in this Section, however, should be construed as a guarantee of hours of work in excess of forty (40) hours per week.

SECTION 2 - SCHEDULES

      Schedules showing Employees' workdays will be posted no later than the last scheduled operating turn, but in any event, no later than Friday, 2:00 p.m. of the week preceding the calendar week in which the schedule becomes effective. Should the Company have to change the schedule, the Union Grievance Committeeman will be notified.

SECTION 3 - OVERTIME

      This Section provides the basis for the calculation of, and payment for, overtime.

      (A) The normal workday shall be 8 hours of work in a 24-hour period. The hours of work shall be consecutive. The work week shall consist of seven

            (7) consecutive days beginning at 12:01 a.m., Sunday or at the turn-changing hour nearest to that time.

      (B) Overtime at the rate of time and one-half the regular rate of pay shall be paid for all hours worked in excess of forty (40) hours in a work week; or for hours worked beyond eight (8) in a work day, or those Employees scheduled to work eight (8) hours, ten (10) hours in a work day for those Employees scheduled to work ten (10) hours, and twelve (12) hours in a work day for those Employees who are scheduled to work twelve (12) hours. Such ten (10) and twelve (12) hour schedules are subject to the provisions of the Workforce Flexibility Article. There will be no duplication or pyramiding of overtime.

SECTION 4 - HOURS PAID FOR TIME NOT WORKED

      Hours paid for time not worked in accordance with the express provisions of this Agreement will be considered as hours worked for purposes of qualifying for overtime premiums under this Article; however, pay for time not worked will always be at base rates. Adjusted to include average incentive earnings. There shall be no pyramiding of overtime.

SECTION 5 - SHOW UP TIME

      If an Employee has been regularly scheduled or notified to report for work and is not thereafter given notice by the Company that work is not available, and report for work, the Company will guarantee four (4) hours of work, or four
(4) hours of pay at the Employee's base hourly rate for his scheduled work. It is the responsibility of each Employee to keep the Company advised of his telephone number.

      The foregoing shall not apply in the event of strikes, work stoppages in connection with labor disputes, failure of utilities beyond the control of Management, or Acts of God interfering with the work being provided.

                                 ARTICLE XXVIII

                                    HOLIDAYS

         The Company will pay eight (8) hours pay at the individual Employee's base hourly rate of pay, adjusted to include his average hourly incentive for the previous quarter, for those Employees who have completed their probationary period and who are on the regular active payroll at the time of the following
Holidays:

                  New Year's Day                     Thanksgiving Day
                  Good Friday                        Day after Thanksgiving
                  Memorial Day                       Christmas Eve
                  Independence Day                   Christmas Day
                  Labor Day

         If one (1) of the above listed Holidays falls on Saturday or Sunday, the Company, at its option, may celebrate the Holiday on the day on which it falls or on the preceding Friday or subsequent Monday. In order to be paid for such Holiday, Employees who are otherwise eligible, must have worked on the last scheduled work day before and the first scheduled work day following the Holiday unless their failure to do so is a result of:

         (A) absence for which the Employee is paid in accordance with the express provisions of this Agreement;

         (B) a layoff or job-related injury within five (5) work days preceding the Holiday; or

         (C)      sickness or other similar good cause.

         An eligible Employee who would otherwise be entitled to pay for an unworked Holiday and who is on a vacation schedule in accordance with the provisions of this Article when a Holiday occurs shall be paid for the unworked Holiday in addition to his vacation pay.

         Employees scheduled to work on any of the above-named Holidays shall be paid at one and one-half times their regular rate of pay including applicable incentive earnings for all work performed on such Holiday in addition to their Holiday pay. Any Employee scheduled to work on one of the foregoing Holidays who fails to report for work shall not be eligible to receive Holiday pay unless failure to do so is a result of (A), (B), or (C) above. There shall be no pyramiding of overtime pay under this or any other Article of the Agreement.

                                  ARTICLE XXIX

                                    VACATION

SECTION 1 - AMOUNT

         An Employee who, on the anniversary date of his most recent employment by the Company has attained the years of continuous service with the Company as indicated in the following table and who otherwise qualifies, shall receive vacation with pay as follows:

         Years of Continuous Service                 Amount of Paid Vacation
         ---------------------------                 -----------------------
         One (1) Year                                One (1) Week
         Three (3) Years                             Two (2) Weeks
         Ten (10) Years                              Three (3) Weeks
         Seventeen (17) Years                        Four (4) Weeks
         Twenty-five (25) Years                      Five (5) Weeks

SECTION 2 - ELIGIBILITY

         To be eligible for a vacation in any calendar year during the term of this Agreement, the Employee must have one year of continuous service credit with the Company and have been actively employed at the Company for twenty-six
(26) regular work weeks of the preceding fifty-two (52) work weeks.

SECTION 3 - COMPUTATION OF VACATION PAY

         Pay for the vacation week shall amount to forty (40) times the Employee's base hourly rate of pay, adjusted to include his average hourly incentive for the previous quarter, for each full week of vacation or two percent (2%) of the Employee's previous year's W-2 form earnings, whichever is highest. Vacation will be taken in weekly (seven (7) consecutive calendar days) increments only. Provided vacation is scheduled and approved at least thirty (30) days in advance, vacation pay will be paid no later than the last work day prior to the Employee's vacation.

SECTION 4 - SCHEDULING

         The date allotted to an Employee for a vacation shall be established by the Company so as to cause a minimum of interference with the Company's operations. The Company reserves the right to schedule either a one (1) or two
(2) week(s) vacation shutdown, or schedule staggered vacations.

         In the event the Company decides on a vacation shutdown, it shall notify the Union in writing, at least sixty (60) days prior to such shutdown, Vacation period requests by Employees will be indicated by written application of each Employee during the month of December. (Applications will be provided by the Company.) Either a vacation schedule or a vacation shutdown notice will be posted after the end of December. To the extent practicable, Employees shall be given preference for the desired vacation periods in accordance with their seniority subject to the right of the Company to determine the number of Employees from any Operating Unit or Wage Group, to be on vacation at any one time and to schedule vacations so as to minimize interference with the Company's operations.

SECTION 5 - ACCUMULATION OF VACATION

         Vacations may not be accumulated.


                                   ARTICLE XXX

                                    JURY DUTY

         An Employee who is on active payroll of the Company, who is summoned for jury service or subpoenaed as a witness shall be excused from work on the days on which he is called for service, and he shall receive for each such day on which he was regularly scheduled to work the difference between eight (8) times his base hourly rate of pay including applicable incentive earnings, not to exceed forty (40) hours per week, and the payment he receives for such jury or witness service. The employee will present proof of service and of the amount of pay received therefore.


                                  ARTICLE XXXI

                          EMPLOYEES IN MILITARY SERVICE

SECTION 1 - REEMPLOYMENT

         The Company shall accord to each Employee who applies for reemployment after conclusion of his military service with the United States such reemployment rights as he shall be entitled to under then existing statutes.

SECTION 2 - TRAINING PROGRAMS

         Reasonable programs of training shall be employed in the event Employees do not qualify to perform the work on the job which they might have attained except for absence in the military service.

SECTION 3 - LEAVE OF ABSENCE

         Any Employee entitled to reinstatement under this Article shall be granted, upon request, a leave of absence without pay not to exceed sixty (60) days before he shall be required to return to work.

SECTION 4 - DISABLED VETERANS

         Any Employee entitled to reinstatement under this Article who returns with service-connected disability incurred during the course of his service shall be assigned to any vacancy which shall be suitable to such impaired condition during the continuance of such disability irrespective of seniority; provided, however, that such impairment is of such a nature as to render the veteran's returning to his own job or department onerous or impossible; and provided, further, that the veteran meets the minimum physical requirements for the job available or for the job as Management may be able to adjust it to meet the veteran's impairment.

SECTION 5 - VACATION

         (A) An Employee who at the time of leaving active employment to enter military service of the United States has qualified for a vacation in the year of such entrance and who has not received a vacation or vacation allowance shall be granted such allowance.

         (B) Any Employee reemployed under the terms of this Article and who, under the terms of the Vacation Article of this Agreement, except for his absence due to such military service, would have been entitled to receive a vacation or vacation allowance, shall receive such vacation or vacation allowance for the calendar year in which he is reemployed, without regard to any requirement other than an adequate record of continuous service.

SECTION 6 - MILITARY ENCAMPMENT ALLOWANCE

         An Employee with one (1) or more years of continuous service who is required to attend an encampment of the Reserve of the Armed Forces or the National Guard shall be paid, for a period not to exceed two (2) weeks in any calendar year, the difference between the amount paid by the Government (not including travel, subsistence and quarters allowance) and the amount calculated by the Company in accordance with the following formula. Such pay shall be based on the number of days such Employee would have worked had he not been attending such encampment during such two weeks (plus any holiday in such two (2) weeks which he would not have worked) and the pay for each such day shall be eight (8) times his average straight-time hourly rate of earnings (including applicable incentive earnings but excluding shift differentials and Sunday and overtime premiums) during the last pay period worked prior to the encampment. If the period of such encampment exceeds two weeks in any calendar year, the period on which such pay shall be based shall be the first two weeks he would have worked during such period.

                                  ARTICLE XXXII

                                 SAVINGS CLAUSE

         If any provision of this Agreement is in conflict with applicable law or regulation, such provision shall become null and void and no longer be effective; however, the remainder of this Agreement shall not be affected thereby and will continue in full force and effect. In the event any provision of this Agreement is rendered ineffective, due to a conflict with applicable law, either party, upon the request of the other, shall meet and negotiate on the limited subject of the provision rendered ineffective by applicable law. However, the No Strike - No Lockout provisions of this Agreement shall continue in full force and effect regardless of whether the parties are able to reach Agreement.


                                 ARTICLE XXXIII

                                    SENIORITY

SECTION 1 - FACTORS AFFECTING

         Except where a local seniority agreement provides for some greater measure of service length than Plant continuous service, Plant continuous service shall be used for all purposes in which a measure of continuous service is utilized. In the promotion of Employees to non-supervisory positions and for the purpose of demotions, or layoffs in connection with the decreasing of the working force and of the recalling to work of Employees so laid off, the following factors shall be considered, and if factors (B) and (C) are relatively equal, length of continuous service shall govern:

         (A)      Length of continuous service;

         (B)      Ability to perform the work; and

         (C)      Physical fitness.

SECTION 2 - CONTINUOUS SERVICE RECORD

         The continuous service record of any Employee shall be determined as follows:

         (A) Each Employee shall have such continuous service record as is shown on the employment records of the Company for such Employee, and he shall accumulate additional continuous service in accordance with Subparagraph (C) below, until his continuous service record shall be broken in which event his continuous service record shall end and be canceled.

         (B) Each new Employee and each person rehired after the cancellation of his continuous service record shall accumulate continuous service from the date of such hiring or rehiring, until his continuous service record is broken, in which event his continuous service record shall end and be canceled.

         (C) The continuous service record of an Employee shall be considered to be broken so that no prior period or periods of employment shall be counted and his seniority shall cease in the following instances:

                  (1)      Employee voluntarily quits employment;

                  (2)      Employee is discharged;

                  (3) Employee fails to return to work upon expiration of an approved leave of absence where forty-eight (48) hour notice to return has been given by the Company to the Employee and to the Union;

                  (4) Employee is absent due to either layoff or disability or both which continues for more than two (2) years (however; (i) for three (3) years thereafter, upon written medical certification to the Company of his fitness to return to duty, the Employee will be eligible for recall to any position for which he is qualified which is not filled pursuant to Section 4, Paragraph (A) based on his previously accumulated service; and (ii) Employees unable to work due to an on-duty injury shall accumulate credit for continuous service until the end of the period for which statutory Workers' Compensation is payable, plus thirty (30) days;

                  (5)      Unauthorized absence from scheduled work for three
                           (3) consecutive working days;

                  (6) Employee fails to report for and begin work within seven (7) calendar days after receipt by Employee of notice of recall from layoff. Employees who are employed elsewhere will, upon a request made to the Company within this period and with reasonable proof of such employment, be given an additional seven (7) calendar days to report for and begin work, to allow the Employee to give reasonable notice to his current employer.

SECTION 3 - PROBATIONARY EMPLOYEES

         New Employees and those hired after a break in continuous of service will be regarded as probationary Employees for the first five hundred twenty
(520) hours of actual work and will receive no continuous service credit during such period. Probationary Employees may initiate complaints under this Agreement but may be laid off or discharged as exclusively determined by Management; provided that this will not be used for purposes of discrimination because of race, color, religious creed, national origin, sex, age or disability as defined under the ADA of 1990, or because of membership in the Union. Probationary Employees continued in the service of the Company subsequent to the first five hundred twenty (520) hours of actual work shall receive full continuous service credit from date of original hiring.

SECTION 4 - PROMOTION

         (A)      Posting

                  When the Company decides that a position needs to be filled, a notice to that effect will be posted by the Company for seven (7) working days in the Plant having the open position. Employees who apply will be considered in the following category order:

                  (1)      the department where the vacancy exists;

                  (2)      the Plant where the vacancy exists;

         provided, however, if there is no qualified Employee applicant, the Company may hire a new employee.

         (B)      Selection

                  The primary criteria for selecting among Employees who apply under Paragraph (a) above will be the Company's assessment of an Employee's qualifications. Length of continuous service will be considered only in the event the Company finds that two (2) or more applicants possess substantially the same qualifications for the job to be filled. All promotions are subject to a ninety (90) day qualification period in the new job. Employees selected for a new job will be entitled to return to their previous job in the event the Company determines their performance during the qualification period is not satisfactory, subject to the dispute resolution procedure.

         (C)      Period Between Promotions

                  To promote efficient and economical operations, the parties agree that continuity for a period of time in a position is important. Therefore, the following limitations shall apply to Employees applying for new jobs or vacancies:

                  (1) Employees who apply for a position may strike their name from the posting at any time during the seven
                           (7) working day period that the position is posted. If an Employee leaves his name in consideration and is selected for a position but refuses to take it, he cannot apply for another position for six (6) months after the date on which he was selected for the position.

                  (2) If an Employee applies, is selected, and then works in the position, he cannot apply for another position for six (6) months after the date he begins working in that position, following any training period.

SECTION 5 - TEMPORARY VACANCIES

         Temporary vacancies will be filled at the Company's discretion. If two
(2) Employees are equally qualified to do the work, the Company will take seniority into consideration.

SECTION 6 - TEMPORARY TRANSFERS

         In the event an employee is temporarily transferred to a higher rated job, the employee shall receive the higher rate. If an employee is temporarily transferred to a lower rated job, the employee shall continue to receive the employee's regular rate.

SECTION 7 - UNION OFFICERS

         When Management decides that the workforce in any seniority unit in any plant is to be reduced, the member of the plant Grievance Committee, if any, in that unit shall, if the reduction in force continues to the point at which he would otherwise be laid off, be retained at work and for such hours per week as may be scheduled in the work area in which he is employed, provided he can perform the work of the job to which he must be demoted. The intent of this provision is to retain in active employment the plant grievance committeemen for the purpose of continuity in the administration of the labor agreement in the interest of Employees so long as a workforce is at work; provided that no grievance committeeman shall be retained in employment unless work which he can perform is available to him in the designated work area which he represents. The Local Union shall designate and advise the Company of such area of representation.

         This provision shall apply also to Employees who hold any of the following offices in the Local Union or Unions in which the Employees of the plant are members: President, General Grievance Committeeman, Unit Chairperson, Vice President, Recording Secretary, Financial Secretary, and Treasurer unless legally prohibited.


SECTION 8 - CONTINUOUS SERVICE LISTS

         The Company shall make available to the Local Union concerned lists showing the relative continuous service of each Employee in each seniority unit. Such lists shall be revised by the Company from time to time, as necessary, but at least every six (6) months, to keep them reasonably up to date. The seniority right of individual Employees shall in no way be prejudiced by errors, inaccuracies, or omission in such lists.

                                  ARTICLE XXXIV

                               SEVERANCE ALLOWANCE

SECTION 1 - PERMANENT CLOSING

         When, in the sole judgment of the Company and subject to the provisions of the Employment Security Plan, it decides to close permanently a plant or discontinue permanently a department of a plant or substantial portion thereof and terminate the employment of individuals, an Employee whose employment is terminated either directly or indirectly as a result thereof because he was not entitled to other employment with the Company under the provisions of the Seniority Article of this Agreement and Section 3 of this Article, shall be entitled to a severance allowance in accordance with and subject to the provisions hereinafter set forth in this Article.

         Before the Company shall finally decide to close permanently a plant or discontinue permanently a department of a plant or substantial portion thereof, it shall give the Union advance written notification of its intention. Such notification shall be given at least ninety (90) days prior to the proposed closure date. Along with it, the Company shall provide the Union with a detailed statement of the reasons for the proposed action and the information on which it is based. Without limiting the information to be provided under this paragraph, the Company shall furnish the Union, where available, and on a confidential basis, profit and loss statements for the operations that are the subject of the proposed action for the last twenty-four (24) months of operations preceding it, any studies or evaluations assessing the feasibility of continuing the operations, and a detailed breakdown of the costs of maintaining the operations. Thereafter, the Company will meet with appropriate Union representatives in order to provide them with an opportunity to discuss the Company's proposed course of action and to provide information to the Company and suggest alternative courses. Upon conclusion of such meetings, which in no event shall be less than thirty (30) days prior to the proposed closure or partial closure date, the Company shall advise the Union of its final decision. The final closure decision shall be the exclusive function of the Company. This notification provision shall not be interpreted to offset the Company's right to lay off or in any other way reduce or increase the working force in accordance with its presently existing rights as set forth in the Management Rights Article of this Agreement.

SECTION 2 - ELIGIBILITY

         An Employee, to be eligible for a severance allowance, must have accumulated three (3) or more years of continuous Company service as computed in accordance with the Seniority Article of this Agreement.

SECTION 3 - OTHER JOB

         In lieu of severance allowance the Company may offer an eligible Employee a job in the same job class for which he is qualified, in the same general locality. The Employee shall have the option of either accepting such new employment or requesting his severance allowance. If an Employee accepts such other employment, his continuous service record shall be as provided in the Seniority Article of this Agreement, except that for the purpose of severance pay under this Article and for the purposes of the Vacation Article of this Agreement, his previous continuous service record shall be maintained and not be deemed to have been broken by the transfer.

SECTION 4 - TRANSFER

         As an exception to Section 3 of this Article, an Employee otherwise eligible for severance pay who is entitled under the Seniority Article of this Agreement to a job in the same job class in another part of the same plant shall not be entitled to severance pay whether he accepts or rejects the transfer. If such transfer results directly in the permanent displacement of some other Employee, the latter shall be eligible for severance pay provided he otherwise qualifies under the terms of this Article.

SECTION 5 - BENEFITS

         An eligible individual shall receive severance allowance based upon the following weeks for the corresponding continuous Company service:

                                                         Weeks of Severance
Continuous Company Service                                    Allowance
--------------------------                                    ---------
 3 years but less than 5 years                                    4
 5 years but less than 7 years                                    6
 7 years but less than 10 years                                   7
10 years or more                                                  8

         A week's severance allowance shall be determined in accordance with the provisions for calculation of vacation allowance as set forth in the Vacation Article of this Agreement.

SECTION 6 - DUPLICATION

         Severance allowance shall not be duplicated for the same severance, whether the other obligation arises by reason of contract, law, any ERB or VSP if applicable under this Agreement, or otherwise. If an individual is or shall become entitled to any discharge, liquidation, severance or dismissal allowance or payment of similar kind by reason of any law of the United States of America or any of the states, districts, or territories thereof subject to its jurisdiction, the total amount of such payments shall be deducted from the severance allowance to which the individual may be entitled under this Article, or any payment made by the Company under this Article may be offset against such payments. Statutory unemployment payments shall be excluded from the non-duplication provisions of this Section.

SECTION 7 - ELECTION CONCERNING LAYOFF STATUS

         Notwithstanding any other provision of this Agreement, an Employee who could otherwise have been terminated in accordance with the applicable provisions of this Agreement and under the circumstances specified in Section 1 of this Article may, at such time, elect to be placed on layoff status for thirty (30) days or to continue on layoff status for an additional thirty (30) days if he had already been on layoff status. At the end of such thirty (30) day period he may elect to continue on layoff status or be terminated and receive severance allowance if he is eligible for any such allowance under the provisions of this Article; provided, however, if he elects to continue on layoff status after the thirty (30) day period specified above and is unable to secure employment with the Company within an additional sixty (60) day period, at the conclusion of such additional sixty (60) day period he may elect to be terminated and receive severance allowance if he is eligible for such allowance. Any Supplemental Unemployment Benefit payment received by him for any period after the end of such thirty (30) day period shall be deducted from any such initial severance allowance to which he would have been otherwise eligible at the beginning of such thirty (30) day period.

         If an Employee elects to continue on layoff status, he shall continue to be in such status notwithstanding the expiration or termination of this Agreement.

         In the event of a strike, nothing in this Agreement shall be interpreted as extending the benefits beyond the term otherwise provided for in the Agreement.

SECTION 8 - PAYMENT OF ALLOWANCE

         Payment shall be made in a lump sum at the time of termination. Acceptance of severance allowance shall terminate employment and continuous service for all purposes under this Agreement.

                                  ARTICLE XXXV

                                 SUBSTANCE ABUSE

SECTION 1 - GENERAL STATEMENT

         The Company recognizes its obligation to provide all Employees with a safe healthful work environment, free from the risks created by Employee alcohol and drug abuse. The Company prohibits using, possessing, or being under the influence of drugs or alcohol while Employees are providing service to the company. To that end, the Company will provide for substance abuse testing of all job applicants and, where appropriate, existing Employees. The Company is committed to take all necessary steps to exclude alcohol and drugs from its workplace.

         The Company maintains the right to conduct drug and/or alcohol testing for cause. In addition, Employees will be tested for drugs and/or alcohol under any of the following circumstances: (1) where it is required by law, or (2) where an Employee has a work-related injury where there is cause to believe that an Employee is under the influence of drugs and/or alcohol on Company property or on Company business. A refusal to submit to drug or alcohol testing under any of the foregoing circumstances or a positive test result may be proper cause for discipline. Any testing shall be in accordance with the USWA drug and alcohol testing policy.

SECTION 2 - SUBSTANCE ABUSE TESTING OF EMPLOYEES

         The Company may require Employees to submit to a substance abuse screen under the following circumstances:

         (A) As part of all physical examinations when Employees are recalled following a layoff in excess of sixty (60) calendar days.

         (B) Where there is reason to believe, based on observable facts, that an Employee may be under the influence of drugs and/or alcohol, and this observation has been verified and documented by the Company.

         (C) When an Employee is involved in or has contributed to an unsafe practice, accident, or injury and there is a reasonable basis, based upon the Employee's behavior or physical condition or on the specific nature and circumstances of the unsafe practice, accident or injury to suspect that the unsafe practice, accident, or injury may have resulted from or been contributed to by the Employee being impaired by alcohol or drugs.

         (D) Where an Employee has tested positive for the presence of drugs or alcohol within the prior twelve (12) month period.

         (E) Where there exists, in the opinion of the Company's physician or similarly designated representative, a condition or situation based on verifiable medical documentation that an Employee may not be immediately fit to return to work, a substance abuse drug screen may be required as part of the return-to-work physical examination.

         (F) The Company will use the following procedure for the drug, alcohol screen:

                  (1) Drug Screen - A urine specimen will be collected. If the drug screen reveals a positive result, a test from the original specimen will automatically be verified through a second more detailed test. All tests shall be performed under the supervision of trained personnel. All test samples shall be kept secure. Portions of all positive test samples shall be maintained and shall be available to the tested Employee for a period of six (6) months following the date of the initial test.

                  (2) Alcohol Screen - A breath alcohol test will be administered. The positive result of 0.04 percent or greater for alcohol from a breath alcohol test will constitute impairment. An Employee may avoid a finding of impairment by voluntarily providing a blood sample within one (1) hour of the time the breath alcohol test sample is collected. If a blood sample is provided within one (1) hour and proven negative or below the 0.04 percent level, that will be sufficient to overcome a finding of impairment from a positive breath alcohol test. Employees found to have tested 0.04 percent or greater for alcohol through the breath alcohol test and who have not voluntarily provided a blood sample within one (1) hour of that breath alcohol test will be considered to have violated the Substance Abuse Policy.

SECTION 3 - REHABILITATION

         The purpose of this Article is to eliminate the presence of alcohol and illegal drugs at the Company in order to make it a satisfactory and safe environment for all Employees. In connection with this purpose, it is the Company's goal to rehabilitate, if reasonably possible, all substance abusers. Therefore, the first time any Employee tests positively for the presence of alcohol or illegal or illicit drugs, or otherwise is found to be in violation of this Policy, he shall be given the opportunity to participate in a rehabilitation program. An Employee participating in rehabilitation shall be given an unpaid leave of absence by the Company for a reasonable period of time; the fact that it is unpaid leave shall not be construed to affect any coverage that may exist pursuant to sickness and accident or other Employee benefit coverage. All Employees who wish to be rehabilitated are encouraged to voluntarily participate in rehabilitation by making a confidential request to a designated representative of the Company. Participation in the rehabilitation program will be confidential. Requesting help through the rehabilitation program shall neither cause nor prevent discipline for reported violations of this Policy, nor shall it relieve the Employee from job expectation requirements. If an Employee successfully completes rehabilitation, he/she will be offered the opportunity to return to work at the Company with the understanding that: (i) any future violations of this Policy shall subject the Employee to immediate discharge without additional opportunity for rehabilitation; and (ii) he/she shall be subject to random testing for a period of one(1) year following his/her return to work.

SECTION 5 - LEGAL DRUGS OR MEDICATION

         The foregoing provisions on substance abuse testing do not apply to the use of controlled substances taken as legally prescribed by a licensed physician. These provisions will apply to any abuse of prescription drugs. Any Employee on such medication (or an over-the-counter medication that they believe may affect their job performance or present a safety risk to themselves or others) must, however, immediately report such use to their supervisor. Company officials will determine whether the Employee can remain at work and/or whether work restrictions are necessary.

SECTION 6 - ADDITIONAL PROHIBITIONS RELATING TO ALCOHOL AND DRUGS

         In addition to these provisions on substance abuse testing, the following Employee conduct is strictly prohibited:

         (A) The use or possession of alcohol or illegal drugs in any amount or in any manner on company premises or in Company-owned or leased vehicles at any time. This provision will not apply to the possession of unopened alcohol containers in private vehicles.

         (B) The transfer or trafficking of alcohol or drugs in any amount or in any manner on Company premises or in Company-owned or leased vehicles at any time.

         (C) The use in any way of Company property or the Employee's position within the Company to make or traffic alcohol or drugs.

         Employees who engage in such conduct will be subject to discipline, up to and including discharge. The Company further reserves the right to notify appropriate law enforcement officials regarding Employees who engage in such conduct.

SECTION 7 - VIOLATIONS

         Employees who violate any provision of this Article are subject to appropriate disciplinary action up to and including discharge from employment. Nothing in this Article shall be construed so as to limit or in any way detract from the Company's pre-existing right to suspend or discharge Employees.

         The violations identified in this Article are not meant to be all inclusive of various offenses that could lead to discipline under this Article.

SECTION 8 - APPLICATION TO NON-EMPLOYEES

         Vendors, contractors, and visitors shall be expected to observe the provisions of this Article with regard to an alcohol and drug free workplace while on Company property, in Company offices, and in Company-owned or leased vehicles and/or on Company assignment. Failure to observe the provisions of this Article may result in, but is not limited to, eviction and banning form Company property and offices.

SECTION 9 - LEGAL AND CONTRACTUAL OBLIGATIONS

         All legal and contractual obligations, where applicable, shall be adhered to in the administration of this Article. This Article may be revised and/or modified to include the substance abuse screening of safety sensitive positions as basic steel companies implement such policy. The Company reserves the right to modify the program and/or testing to comply with any future governmental regulations. The Company must notify in advance and discuss with the Union any change to comply with government regulations. If the Union believes that the Company exceeded what was required to comply with government regulations, the Union shall have the right to pursue the issue through the grievance procedure.


                                  ARTICLE XXXVI
                                      WAGES


SECTION 1 - Standard Hourly Wage Scales

         (A) The standard hourly wage scales of rates for the respective job classes and the effective date thereof shall be those set forth in Appendix A of this Agreement.

         (B) As of the effective date of any increases made in the job class increments in the standard hourly wage scale rates, the cumulative amount in each job class resulting from any increased increment shall be used, in whole or in part, as the case may be, to reduce or eliminate any out-of-line differentials identified with specific Employees on specific jobs in each job class.

SECTION 2

         In the event that an Employee who receives such an out-of-line differential is promoted within a defined seniority unit for regular assignment to a job of higher job class, or is transferred within an established line of progression to a job of equal job class, and the standard hourly wage scale rate in Appendix A of the Master Agreement plus the Employee's out-of-line differential on the job from which promoted or transferred, a new differential shall be determined and applied as follows:

         (A) The new out-of-line differential shall equal: (i) the standard hourly wage scale rate in Appendix A of the Master Agreement of the job from which promoted or transferred plus the Employee's out-of-line differential on such job; minus (ii) the standard hourly wage scale rate in Appendix A of the Master Agreement, of the job to which promoted or transferred.

         (B) Such new out-of-line differential shall be identified with the Employee and apply only to such Employee while on such job, and continue in effect, subject to adjustment in accordance with above, until the expiration of this Agreement or until terminated by the parties to this Agreement.

         (C) The new out-of-line differential multiplied by hours paid for on the job shall be added to earnings of the Employee.

SECTION 3 - Correction of Errors

         Notwithstanding any provisions of this Article __ of the Master Wage Agreement, errors in application of rates of pay shall be corrected.

SECTION 4 - Shift Differentials

         (A) For hours worked on the afternoon shift there shall be paid a premium rate of 20 cents per hour. For hours worked on the night shift there shall be paid a premium rate of 30 cents per hour.

         (B)      Shifts shall be identified as follows:

                  (i) Day shift includes all shifts scheduled to commence between 6:00 a.m. and 8:00 a.m., inclusive;

                  (ii) Afternoon shift includes all shifts scheduled to commence between 2:00 p.m. and 4:00 p.m., inclusive;

                  (iii) Night shift includes all shifts scheduled to commence between 10:00 p.m. and 12:00 midnight, inclusive.

         (C) Any hours worked by an Employee on a shift which commences at a time not provided for in Subsection B of this Section 4 shall be paid as follows:

                  (i) For hours worked which would fall in the prevailing day shift of the department no shift differential shall be paid;

                  (ii) For hours worked which would fall in the prevailing afternoon shift of the department the afternoon shift differential shall be paid;

                  (iii) For hours worked which would fall in the prevailing night shift of the department the night shift differential shall be paid.

         (D) Shift differential hall be included in the calculation of overtime compensation. Shift differential shall not be included in the calculation of incentive earnings but shall be computed by multiplying the hours worked by the applicable differential and the amount so determined added to earnings.

         (E) Shift differential shall be paid for allowed time or reporting time provided for in the Hours of Work Section of this Agreement when the hours for which payment is made would have called for a shift differential if worked.

SECTION 5 - Sunday Premium

         All hours worked by an Employee on Sunday, which are not paid for on an overtime basis, shall be paid for at 1 1/2 times the Employee's regular rate.

         For purpose of this provision. Sunday shall be deemed to be the 24 hours beginning with the turn-changing hour nearest to 12:01 a.m. Sunday.

         Sunday premium based on the standard hourly wage scale rate shall be paid for reporting allowance hours.

                                 ARTICLE XXXVII
                                TERMINATION DATE

         SECTION 1. Except as otherwise-provided below, this Agreement shall terminate at the expiration of sixty (60) days after either party shall be given written notice of termination to the other party but in any event shall not terminate earlier than October 31, 2003, at 11:59 P.M.

         SECTION 2. If either party gives such notice, the parties shall meet within thirty (30) days thereafter to negotiate. If the parties shall not agree with respect to such matters by the end of sixty (60) days after the giving of such notice, either party may; thereafter resort to strike or lockout as the case may be in support of its position.

         SECTION 3. Any notice to be given under this Agreement shall be given by registered mail; to be completed by and at the time of mailing; and, if by the Company, be addressed to: United Steelworkers of America, 5 Gateway Center, Pittsburgh, Pennsylvania, 15222 and if by the Union addressed to RES Acquisition Corporation [address]. Either party may, by like written notice, change the address to which registered mail notice to it shall be given.

                                   APPENDIX B


Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Corporate Structure of NuBar

Dear Director Vickers:

         As part of our discussions, Blackstone Management Partners II, L.L.C. ("Blackstone") has informed the USWA that its proposed acquisition of RESI by a company formed by Blackstone would consist of (i) a fully financed agreement to acquire for cash 100% of RESI's outstanding common shares (the "RESI purchase financing") followed by (ii) a fully financed merger of RESI and BarTech (the "takeout financing") (the company resulting from such financings, "NuBar").

         Blackstone also has informed the USWA that it intends to be the lead investor in the RESI purchase financing and the takeout financing, meaning that it will own at least a majority of the stock of NuBar upon closing of the takeout financing and will control NuBar's Board of Directors. For purposes of this Settlement Agreement, Blackstone includes entities affiliated with or controlled by Blackstone or its Partners/Principals/Managing Directors.

         Blackstone agrees that prior to the commencement of the RESI acquisition it will provide the USWA with a description of the intended RESI purchase financing and takeout financing (the "Proposed Structure") and afford the USWA the right to approve such Proposed Structure, such approval not to be unreasonably withheld.

         In the event that the actual structure of the RESI purchase financing or the takeout financing (the "Closing Structure") involves materially less equity that the amount in the Proposed Structure and/or Blackstone is not the lead investor in such financings, then the USWA shall be given the right to approve the Closing Structure, such approval not to be unreasonably withheld.

         In addition, Blackstone agrees to retain at least 80% of its original investment until (i) in the case of a private sale of Blackstone's investment, the earlier of (a) three years from the closing of the takeout financing or (b) such time as at least 70% of the aggregate amounts of capital expenditures provided for in the "NuBar Steel Company-Five Year Operations Capital Plan" (the "CapEx Schedule") have been spent or irrevocably committed to be spent, and (ii) in the case of a public sale of Blackstone's investment in a secondary public offering, the earlier of (a) two years from the closing of the takeout financing or (b) such time as at least 50% of the aggregate amounts of capital expenditures provided for in the CapEx Schedule have been spent or irrevocably committed to be spent.

         In addition, in the event NuBar engages in an initial public offering within three years from the closing of the takeout financing, Blackstone will not voluntarily relinquish control of the NuBar Board of Directors until the earlier of (i) three years from the closing of the takeout financing or (ii) such time as Blackstone is permitted to sell its investment under either clause
(i) or (ii) of the preceding paragraph.

                                Sincerely yours,


                                David A. Stockman
                                Senior Managing Director
                                Blackstone Management Partners II, L.L.C.


                                by ________________________________


Agreed:_________________________
         Frank Vickers, Director
         USWA, District 1

                                   APPENDIX C




Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Employment Security

Dear Director Vickers:

         This will confirm our understanding reached in the 1998 negotiations on the above topic.

         Notwithstanding anything to the contrary contained in the 1998 NuBar BLA, the Company may lay off up to forty (40) Lackawanna Bargaining Unit employees for the period ending on April 1, 2000, provided that the Company will provide SUB for any employees who are in fact laid off.

                                                  Sincerely,


                                                  Thomas N. Tyrrell
                                                  CEO, NuBar


Agreed:_______________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX D



Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Gary Dunes and 7th Avenue Plants

Dear Director Vickers:

         This will confirm our understanding concerning the Gary Dunes and 7th Avenue Plants of RESI. Effective with 1998 NuBar BLA the subject Plants will be merged for all purposes relative to the BLA.

                                                        Sincerely,



                                                        Thomas N. Tyrrell
                                                        CEO, NuBar


Agreed:__________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX E



Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Interest Arbitration Award - 1997

Dear Director Vickers:

         This will confirm the understanding reached during our 1998 negotiations with regard to the status of arbitrator Valtin's 1997 RESI Interest Arbitration Award ("Award"). Based upon the wage and benefit agreement contained in the 1998 NuBar BLA, those aspects of the Award that have not been implemented as if the date of this letter will not be implemented and will become null and void.

                                                      Sincerely,



                                                      Thomas N. Tyrrell
                                                      CEO, NuBar


Agreed:__________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX F



Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Merger of RESI DCP & DBP

Dear Director Vickers:

         This will confirm our understanding that the Union agrees that the existing account balances attributable to Company contributions under the defined contribution plan and the existing defined benefit plan may be converted into a single plan.

         In the event that the Company subsequently elects to merge the defined contribution and defined benefit components of the single plan, the Union will provide its full assistance and cooperation to accomplish such merger.

                                                        Sincerely,



                                                        Thomas N. Tyrrell
                                                        CEO, NuBar




Agreed:___________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX G

Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Neutrality

Dear Director Vickers:

         This will confirm our understanding that, notwithstanding the provisions of the Neutrality Article of the Master Agreement,

(i) the provisions of said Article shall not be applicable to currently unrepresented eligible office, technical and professional employees until two (2) years from the Closing; and

(ii) the provisions of said Article shall not become applicable at all for a maximum of fifty (50) employees employed at NuBar's corporate headquarters, such number to be exclusive of all employees who would not be eligible for representation under the Act.

(iii) the provisions of said Article shall not be applicable to Blackstone, Veritas, other private equity funds, or their respective successor(s) in-interest and their respective existing or future affiliates (any of the foregoing, an "Excluded Entity"); provided, however, that, in the event that an Excluded Entity directly or indirectly either: (i) currently owns or controls; or (ii) in the future acquires, establishes, or gains control of any operations(s) that produces products either currently or in the future produced by any NuBar facility, then such operations(s) shall be subject to the provisions of this Article.

                                                    Sincerely,



                                                    Thomas N. Tyrrell
                                                    CEO,    NuBar


Agreed:__________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX H

Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane, Suite J
Columbus, OH  43085

         RE:      NuBar Share Purchase

Dear Director Vickers:

         This will confirm our understanding that each employee covered by the NuBar BLA will be offered the option to purchase shares of NuBar common stock ("Employee Shares") following the business combination of RESI and BarTech (the "Transaction").

         The purchase price per Employee Share will be the same price per share attributable to the NuBar common stock directly and indirectly acquired by the Blackstone Investors in connection with the Transaction.

         A maximum of $15 million worth of Employee Shares will be offered in the aggregate (with oversubscriptions to be reduced on a pro rata basis). Such offering, subject to applicable requirements under the Federal and state securities laws, will occur no later than six months after the closing of the Transaction.

         Employee Shares will be transferable upon the earlier of: (i) an initial underwritten public offering of NuBar, and (ii) the sale by the Blackstone Investors of at least 80% of their NuBar shares, except that employees will be given the right, prior to such initial public offering, upon their retirement, to put their shares to the Company for fair value.

         Holders of Employee Shares will be granted "piggyback" registration rights entitling them to registration of their shares under the Security Act in an underwritten initial public offering of NuBar, subject to customary provisions that, among other things, permitted the managing underwriter of such offering to cut back the number of Employee Shares registered if in the underwriter's opinion the number of shares requested to be registered in such offering by shareholders of NuBar exceeds the number which can be sold without having an adverse effect on the price per share received by NuBar in such offering; provided that the Employee Shares registered in such offering shall in no event be cut back more than on a pro rata basis with shares requested to be registered in such offering by the Blackstone Investors.


                                                         Sincerely,

Agreed:_______________________
Frank Vickers, Director                                  Thomas N. Tyrrell
USWA, District 1                                         CEO, NuBar

                                   APPENDIX I




Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         Re:      Ratification Process in Negotiations in Year 2003

Dear Director Vickers:

         This will confirm an understanding reached in our 1998 negotiations.

         In return for NuBar's agreement to a single bargaining unit and master agreement, the Union agrees with respect to contract negotiations in the year 2003 that any required membership ratification will be conducted by pooling all bargaining unit members' votes into a single overall count. This commitment by the Union shall not be in derogation of any other ratification requirements (approval by USWA President, Executive Board, etc.).

                                                          Sincerely,


                                                          Thomas N. Tyrrell
                                                          CEO, NuBar



Agreed:___________________________
         Frank Vickers, Director
         USWA District 1

                                                                      APPENDIX J



Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      Reimbursement to Local Unions for Negotiations

Dear Director Vickers:

         This will confirm our understanding reached in the 1998 negotiations concerning the above referenced topic.

         Irrespective of whether or not the parties are able to reach agreement for a 1998 BLA; the company will instruct each employer to reimburse up to a maximum of two (2) Local Union Representatives who participated in the discussions from each Plant covered by the NuBar BLA. The Local Union President (or where appropriate the Unit President/Chairperson) will select the individual Local Union Negotiating Committee Representatives and the employer will reimburse the Local Union for lost time, travel and hotel expenses and a maximum of $45.00 per/day for per diem.

         This arrangement will be applicable for the 1998 BLA negotiations and its Successor Agreement.

                                                       Sincerely,



                                                       Thomas N. Tyrrell
                                                       CEO, NuBar


Agreed:____________________________
         Frank Vickers, Director
         USWA District 1

                                                                      APPENDIX K



Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      RESI Share Sale

Dear Director Vickers:

         This will confirm our understanding that in the proposed transaction pursuant to which the shares of RESI are acquired, the same price per share will be paid for all RESI shares, regardless of whether the holder is an ESOP or a non-ESOP holder. Additionally, in recognition of the 1998 NuBar BLA, the share of special preferred stock will be canceled.

                                                   Sincerely,



                                                   Thomas N. Tyrrell
                                                   CEO, NuBar



Agreed:__________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX L



Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         Re:  Successorship - Cold Finished Plants

Dear Director Vickers:

         This will confirm our understanding reached in the 1998 negotiations on the above topic.

         Notwithstanding anything to the contrary contained in the 1998 NuBar BLA, the following understandings on Successorship shall apply in the event a cold finished plant covered by the NuBar BLA is transferred.

         The Company agrees that it will not sell, convey, assign or otherwise transfer any cold-finished plant(s) or substantial portion thereof covered by the then existing basic labor agreement between the Company and the Union to any other party (hereinafter referred to as "Buyer") who intends to continue to operate the business as the Company had, unless the following conditions have been satisfied prior to the closing date of the sale:

         1. The Buyer shall have entered into an agreement with the Union recognizing it as the bargaining representative for the employees within the then existing bargaining unit;

         2. The Buyer shall have assumed the basic labor agreement (as it may be amended pursuant to paragraph 3 below) and all benefits agreements applying at the plant to be sold;

         3. In the event that the date of sale precedes the expiration date of the basic labor agreement ("original expiration date") by less than three years, the Union may, at its sole option, extend the original expiration date to fall three years from the date of sale and, during each year or partial year that the basic labor agreement is so extended, there shall be a wage increase(s) equal to the increase(s) in the year preceding the original expiration date;

         4. In the event of a sale pursuant to the conditions described above, and in the further event of a subsequent permanent shutdown of the plant so sold within five (5) years of such a sale, the Company shall guarantee that each former Company employee at the plant so sold will receive from the purchaser, the Company, the PBGC, and/or the Company's pension and welfare benefit plans, the same severance pay, pension (including supplement), special pension payment, and retiree health and life insurance that would have been received had the plant so sold been shut down as of the date of sale.

                                                           Sincerely yours,




                                                           Thomas N. Tyrrell
                                                           CEO, NuBar



Agreed:___________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX M

Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH 43085

         RE:    Retiree Healthcare Costs

Dear Director Vickers:

         This will confirm our understanding reached during 1998 NuBar BLA negotiations concerning the above referenced subject.

         The Company shall maintain its program of medical benefits for post Closing retirees and surviving spouses provided that the per capita costs of benefits paid for by the Company under the program for periods after April 30, 2004 shall be limited to the per capita cost occurring during the 12 month period ending April 30, 2004. When appropriate, a separate per capita cost will be determined for medicare eligible retirees an ineligible medicare retirees.

         In the event that the average per capita Company contribution for any subgroup exceeds the amount established above in any calendar year, the excess shall be allotted to and paid by each covered person on a pro rata basis. The group of covered persons includes those who retired or otherwise became eligible for benefits after Closing. Notwithstanding the forgoing, no covered person shall be required, solely by reason of this limitation, to make any additional contribution toward the costs of the program coverage until May 1, 2004.

         The parties agree that any dispute over such limitation shall be a mandatory subject of bargaining in any future negotiations.

                                                       Sincerely,



                                                       Thomas N. Tyrrell
                                                       CEO, NuBar


Agreed:__________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX N


Frank Vickers, Director
District 1
United Steel Workers of America
777 Dearborn Park Lane
Suite J
Columbus, OH 43085

         RE:      C&BL Railroad

Dear Director Vickers:

         In the event the Company seeks to acquire the C&BL Railroad, which is not contemplated at this time, the Union agrees to give due consideration and put forth its best efforts to combine the C&BL bargaining unit into NuBar's overall production and maintenance unit and to cover the C&BL production and maintenance employees under the 1998 Master Agreement.

                                                         Sincerely,



                                                         Thomas N. Tyrrell
                                                         CEO, NuBar


Agreed: __________________________
         Frank Vickers, Director
         USWA District 1

                                   APPENDIX O


Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH  43085

         RE:      BarTech Employee Equity Interest

Dear Director Vickers:

         This will confirm our understanding that each present active BarTech employee will be entitled to a lump sum payment in exchange for the union's agreement to eliminate and in complete satisfaction of the Employee Equity Interest Commitment made by BarTech during the 1994 Collective Bargaining Agreement negotiations and in a letter commitment dated March 28, 1996.

         NuBar will establish a 1.6 million dollar fund ("the fund"). Within thirty (30) days of the effective date of the 1998 NuBar BLA with respect to BarTech, each active employee with at least six (6) months of continuous service will receive a minimum of $1,000.00 from the fund.

         In addition, the remainder of the fund ("the pool") will be distributed by dividing the total value of the pool by the total number of months worked (partial months being counted as a full month for this purpose) by all employees who have had or have six (6) months of continuous service at BarTech ("a Share"). Each individual employee's payment will then be determined by multiplying his/her individual months worked at BarTech by the value of a Share.

                                                           Sincerely,



                                                           Thomas N. Tyrrell
                                                           CEO, NuBar


Agreed: _____________________________
        Frank Vickers, Director
        USWA District 1

                                   APPENDIX P


Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH 43085

         RE:    Incentive Plan Redevelopment

Dear Director Vickers:

         This will confirm our understanding reached during the 1998 negotiations on the above topic.

         The Company and the Union have committed to redesign current incentive plans to more accurately relate to the demands of customers (whether internal or external) and market conditions. Such design efforts may include the conversion of individual incentive plans to group plans, and to change determinants including customer service, quality and productivity to meet key performance objectives.

         The parties agree that the earnings opportunity obligations of the new redesigned incentive plans shall be in accordance with the August 1, 1969 Incentive Arbitration Award.

         Where production based incentive plans do not exist, the parties have agreed to design and implement such plans in accordance with this letter and the harmonization sections of the 1998 RES Acquisition Corporation Settlement Agreement.

                                                          Sincerely,



                                                          Thomas N. Tyrrell
                                                          CEO, NuBar

Agreed: __________________________
         Frank Vickers, Director
         USWA  District 1

                                   APPENDIX Q


Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH 43085

         RE:    Job Classification Consolidation

Dear Director Vickers:

         This will confirm our understanding reached during the 1998 negotiations on the above topic.

         The parties have agreed to consolidate the various job classifications within the former RESI and B&L facilities into five (5) new Labor Grades. Such consolidation shall be implemented within thirty days of the ratification of the 1998 Basic Labor Agreement.

         Within the Hot Rolled facilities the consolidated Labor Grades shall be:

            Job Classes                           Labor Grade                        upon Ratification
===============================================================================================================
              1 thru 4                                 1                                  $12.09
             5 thru 10                                 2                                  $12.98
             11 thru 17                                3                                  $14.02
             18 thru 25                                4                                  $15.22
             26 thru 34                                5                                  $16.56
---------------------------------------------------------------------------------------------------------------


         Within the Cold Finished facilities the consolidated Labor Grades shall be:

            Job Classes                           Labor Grade                        upon Ratification
===============================================================================================================
              1 thru 5                                 1                                  $12.23
             6 thru 13                                 2                                  $13.43
             14 thru 21                                3                                  $14.62
             22 thru 30                                4                                  $15.96
             31 thru 34                                5                                  $16.56
---------------------------------------------------------------------------------------------------------------

         The parties have agreed that any employee whose present rate is above the agreed to rates will maintain the same relationship between the present rates and any future wage increases. In addition, the parties have agreed that a job classification review (review) of all Labor Grades will occur within six (6) months of the effective date of the BLA. Such review will compare the job assignments and job duties of the various Labor Grades at all the Company's USWA represented facilities (including the former BarTech facilities). This review process is intended to provide equity among the Labor Grades across the Company at similar facilities for employees who are performing like functions. As a result of the review, the Labor Grades for a particular job may be increased or decreased utilizing mutually agreeable criteria for purposes of determining job equity. If a particular job's Labor Grade is increased as a result of the review, such increase shall be retroactive to the effective date of the BLA. In the event the review results in the decrease of a particular job's Labor Grade the decrease will be effective upon the conclusion of the review, however no employee will be negatively impacted as a result of the review.

         Any disputes which arise under this provision may be processed through the Grievance and Arbitration Article of the Master Agreement.

         Attached to this letter are the applicable wage rates for the former RESI, BarTech, and B&L Harvey facilities.



                                                      Sincerely,



                                                      Thomas N. Tyrrell
                                                      CEO, NuBar

Agreed: ______________________________
        Frank Vickers, Director
        USWA  District 1

                                   APPENDIX A
                (APPLICABLE AT FORMER HOT ROLLED RESI FACILITIES)

   JC          PRESENT             AT RATIFICATION           11/1/99        11/1/00         11/1/01        11/1/02          ICR
---------------------------------------------------------------------------------------------------------------------------------
    1/2         $11.53
    3           $11.69                 $12.09                $12.34          $12.84          $13.34         $14.09        $4.838
    4           $11.84
    5           $11.98
    6           $12.13
    7           $12.28
    8           $12.43                 $12.98                $13.23          $13.73          $14.23         $14.98        $5.552
    9           $12.58
   10           $12.73
   11           $12.88
   12           $13.03
   13           $13.18
   14           $13.33                 $14.02                $14.27          $14.77          $15.27         $16.02        $6.385
   15           $13.48
   16           $13.62
   17           $13.77
   18           $13.92
   19           $14.07
   20           $14.22
   21           $14.37                 $15.22                $15.47          $15.97          $16.47         $17.22        $7.337
   22           $14.52
   23           $14.68
   24           $14.82
   25           $14.97
   26           $15.11
   27           $15.27
   28           $15.41
   29           $15.56
   30           $15.71
   31           $15.86                 $16.56                $16.81          $17.31          $17.81         $18.56        $8.408
   32           $16.01
   33           $16.16
   34           $16.31
---------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A
              (APPLICABLE AT FORMER COLD FINISHED RESI FACILITIES)


   JC          PRESENT             AT RATIFICATION           11/1/99        11/1/00         11/1/01        11/1/02          ICR
---------------------------------------------------------------------------------------------------------------------------------
    1/2         $11.53
    3           $11.69
    4           $11.84                 $12.23                $12.48          $12.73          $12.98         $13.23        $4.957
    5           $11.98
    6           $12.13
    7           $12.28
    8           $12.43
    9           $12.58                 $13.43                $13.68          $13.93          $14.15         $14.43        $5.909
   10           $12.73
   11           $12.88
   12           $13.03
   13           $13.18
   14           $13.33
   15           $13.48
   16           $13.62
   17           $13.77                 $14.62                $14.87          $15.12          $15.37         $15.62        $6.861
   18           $13.92
   19           $14.07
   20           $14.22
   21           $14.37
   22           $14.52
   23           $14.68
   24           $14.82
   25           $14.97                 $15.96                $16.21          $16.46          $16.71         $16.96        $7.932
   26           $15.11
   27           $15.27
   28           $15.41
   29           $15.56
   30           $15.71
   31           $15.86
   32           $16.01
   33           $16.16                 $16.56                $16.81          $17.06          $17.31         $17.56        $8.408
   34           $16.31
---------------------------------------------------------------------------------------------------------------------------------

                                   APPENDIX A

                    (APPLICABLE AT FORMER BARTECH FACILITIES)


       LABOR              PRESENT         3/1/99        3/1/00          3/1/01           11/1/02           ICR
       GRADE
--------------------------------------------------------------------------------------------------------------------
        1                 $ 8.70          $11.65        $12.60          $12.84*         $14.09**          $4.838


         2                $ 9.95          $12.90        $13.85          $13.73*         $14.98**          $5.552


         3                $11.20          $14.15        $15.10          $14.77*         $16.02**          $6.385


         4                $12.20          $15.15        $16.10          $15.97*         $17.22**          $7.337


         5                $12.95          $15.90        $16.85          $17.31*         $18.56**          $8.408
--------------------------------------------------------------------------------------------------------------------

         *ON 3/1/01 A PRODUCTION BASED BARTECH INCENTIVE PLAN (BIP) WILL BE DEVELOPED AND INSTALLED. THE BIP WILL HAVE AN EARNINGS OPPORTUNITY OF $2.16 PER/HOUR WITH A GUARANTEE OF THE DIFFERENCE (IF ANY) BETWEEN THE RATES IN EFFECT ON 3/1/00 AND THE RATES IN EFFECT ON 3/1/01 PLUS $.25 PER/HOUR.

         **THE EARNINGS OPPORTUNITY OF THE BIP WILL BE INCREASED TO $2.80 PER/HOUR WITH A GUARANTEE OF $.75 PER/HOUR.

                                   APPENDIX A
                       (APPLICABLE AT B&L HARVEY FACILITY)

   JC          PRESENT          12/1/98         11/1/99        11/1/00         11/1/01       11/1/02          ICR
--------------------------------------------------------------------------------------------------------------------
    2           $13.16
    3           $13.30
    4           $13.43          $12.23*         $12.48*         $12.73*        $12.98*       $13.23*        $4.957
    5           $13.56
    6           $13.69
    7           $13.82
    8           $13.95          $13.43*         $13.68*         $13.93*        $14.15        $14.43         $5.909
    9           $14.08
   10           $14.21
   11           $14.34          $14.62*         $14.87          $15.12         $15.37        $15.62         $6.861
   12           $14.47
   13           $14.60
   14           $14.73
   15           $14.86          $15.96*         $16.21          $16.46         $16.71        $16.96         $7.932
   16           $14.99
   17           $15.12
   18           $15.25
   19           $15.38          $16.56*         $16.81          $17.06         $17.31        $17.56         $8.408
   20           $15.51
--------------------------------------------------------------------------------------------------------------------


*ON 12/1/98 A PRODUCTION BASED HARVEY INCENTIVE PLAN (HIP) WILL BE DEVELOPED AND INSTALLED. THE HIP WILL HAVE AN EARNINGS OPPORTUNITY OF $2.29 PER/HOUR (ADJUSTED FOR STRAIGHT LINE HARMONIZATION) WITH A GUARANTEE OF THE DIFFERENCE (IF ANY) OF THE PRESENT RATE AND THE APPLICABLE RATE.

                                   APPENDIX R

Frank Vickers, Director
District 1
United Steelworkers of America
777 Dearborn Park Lane
Suite J
Columbus, OH 43085

         RE:    Deletions from the RESI Predecessor Labor Agreement

Dear Director Vickers:

         This will confirm our understanding reached during the 1998 negotiations on the above topic.

The Company and the Union have agreed that the following Appendices and agreements from the RESI Predecessor Labor Agreement shall be deleted from the 1998 BLA:

         Appendix B                 Employee Stock Programs

         Appendix C                 Neutrality Agreement (superseded)

         Appendix F                 Memorandum of Understandings on
                                    Miscellaneous Matters Section 6 only.

         Appendix I                 Memorandum of Understandings on Contracting
                                    Out Matters

         Appendix J                 Memorandum   of   Understanding   on  Profit
                                    Sharing (Superseded)

         Appendix M                 New Target 60 Program

         Appendix N                 Functional Analysis

         Appendix P                 Pre tax Income Pool

         Appendix U                 Termination Incentive Payments

         Appendix V                 Letter Agreement on Worker Ownership
                                    Institute

         Appendix W                 Preferred Stock Repurchase

         Appendix Z                 Implementation of RESI/USWA Partnership

         Appendix BB                Family and Medical Leave (Superseded)

         Appendix HH                Memorandum of Understanding on Bargaining
                                    Unit Crew Chiefs for Production and Service
                                    Units

         Appendix LL                Memorandum of Understanding Stark County
                                    Area

         Appendix MM                Letter Agreement on Shape ups

         Appendix QQ                Letter Agreement on Best and NBU Trusts

         Appendix TT                Letter Agreement on Reversion of the BEST

         Appendix TT-1              Financial Restructuring Bonus

         Pioneer Collective Bargaining Agreement


                                                  Sincerely,



                                                  Thomas N. Tyrrell
                                                  CEO, NuBar

Agreed: _____________________________
         Frank Vickers, Director
         USWA  District 1

                                                                    Exhbit 10.50

                                      BASIC


                                    AGREEMENT



                                     BETWEEN



                        CANADIAN DRAWN STEEL COMPANY INC.

                                       AND

                         UNITED STEELWORKERS OF AMERICA

                                TABLE OF CONTENTS

-----------------------------------------------------------------------------------------
       SECTION                          DESCRIPTION                                 PAGE
-----------------------------------------------------------------------------------------
          1            INTENT AND PURPOSE                                             3
-----------------------------------------------------------------------------------------
          2            RECOGNITION OF UNION                                           4
-----------------------------------------------------------------------------------------
          3            RESERVATION OF MANAGEMENT FUNCTIONS                            5
-----------------------------------------------------------------------------------------
          4            WAGES                                                          5
-----------------------------------------------------------------------------------------
          5            HOURS OF WORK AND OVERTIME                                     10
-----------------------------------------------------------------------------------------
          6            STATUTORY HOLIDAYS                                             12
-----------------------------------------------------------------------------------------
          7            VACATIONS                                                      12
-----------------------------------------------------------------------------------------
          8            SENIORITY                                                      15
-----------------------------------------------------------------------------------------
          9            ADJUSTMENT OF DISPUTES                                         18
-----------------------------------------------------------------------------------------
          10           LEAVE OF ABSENCE                                               23
-----------------------------------------------------------------------------------------
          11           HEALTH AND SAFETY                                              24
-----------------------------------------------------------------------------------------
          12           DEDUCTION OF UNION DUES                                        29
-----------------------------------------------------------------------------------------
          13           JURY SERVICE AND BEREAVEMENT PAY                               30
-----------------------------------------------------------------------------------------
          14           STRIKES AND LOCKOUTS                                           31
-----------------------------------------------------------------------------------------
          15           EMPLOYEE TRAINING/TECHNOLOGICAL CHANGE                         31
-----------------------------------------------------------------------------------------
          16           DURATION                                                       33
-----------------------------------------------------------------------------------------
      APPENDIX A       STANDARD HOURLY WAGE SCALE                                     34
-----------------------------------------------------------------------------------------
     APPENDIX A-1      STANDARD HOURLY WAGE SCALE                                     35
-----------------------------------------------------------------------------------------
      APPENDIX B       SCHEDULE OF APPRENTICESHIP JOB CLASSES                         36
-----------------------------------------------------------------------------------------
        ITEM 1         LETTER OF AGREEMENT RE:  SAFETY BOOTS AND SHOES                37
-----------------------------------------------------------------------------------------
        ITEM 2         LETTER OF AGREEMENT RE:  TEMPORARY EMPLOYEES                   37
-----------------------------------------------------------------------------------------
        ITEM 3         LETTER OF AGREEMENT RE:  MEDICAL EXAMINATIONS                  38
-----------------------------------------------------------------------------------------
        ITEM 4         LETTER OF AGREEMENT RE:  VACATION SCHEDULING                   38
-----------------------------------------------------------------------------------------
        ITEM 5         LETTER OF AGREEMENT RE:  EMPLOYEE ABSENCES                     39
-----------------------------------------------------------------------------------------
        ITEM 6         LETTER OF AGREEMENT RE:  CONTRACTING OUT                       39
-----------------------------------------------------------------------------------------
        ITEM 7         LETTER OF AGREEMENT RE:  JOINT EMPLOYEE REFERRAL PROGRAM       51
-----------------------------------------------------------------------------------------
        ITEM 8         LETTER OF AGREEMENT RE:  HUMANITY FUND                         51
-----------------------------------------------------------------------------------------
        ITEM 9         LETTER OF AGREEMENT RE:  TUITION SCHOLARSHIPS                  52
-----------------------------------------------------------------------------------------
       ITEM 10         LETTER OF AGREEMENT RE:  WORKCLOTHES                           52
-----------------------------------------------------------------------------------------
       ITEM 11         WORKFORCE FLEXIBILITY                                          52
-----------------------------------------------------------------------------------------
       ITEM 12         PARTNERSHIP                                                    54
-----------------------------------------------------------------------------------------
       ITEM 14         NEUTRALITY                                                     68
-----------------------------------------------------------------------------------------
       ITEM 15         NEW EMPLOYEE ORIENTATION                                       73
-----------------------------------------------------------------------------------------
       ITEM 16         HIRING PREFERENCE                                              74
-----------------------------------------------------------------------------------------
       ITEM 17         MANNING OF NEW OPERATIONS                                      75
-----------------------------------------------------------------------------------------
       ITEM 18         RIGHT TO BID                                                   78
-----------------------------------------------------------------------------------------
       ITEM 19         UNION ROLE IN NEGOTIATION OF BENEFITS                          80
-----------------------------------------------------------------------------------------
       ITEM 20         PRINTING OF CONTRACTS                                          81
-----------------------------------------------------------------------------------------
       ITEM 21         FAMILY AND MEDICAL LEAVE                                       81
-----------------------------------------------------------------------------------------
       ITEM 22         LEAVE OF ABSENCE POLICY FOR UNION EMPLOYEES                    86
-----------------------------------------------------------------------------------------
       ITEM 23         NUBAR PROFIT SHARING PLAN                                      87
-----------------------------------------------------------------------------------------
       ITEM 24         PENSION PLAN IMPROVEMENTS                                      90
-----------------------------------------------------------------------------------------

                                    SECTION 1

                               INTENT AND PURPOSE

1.01 It is the intent and purpose of this agreement to set forth wages, hours of work and conditions of employment to be observed and to provide a procedure for the prompt and equitable adjustment of grievances, to the end that there shall be no interruption or other interference with production during the life of this Agreement.

1.02     CDSC's Mission

         Our mission is to manufacture cold finished bars for the North American market; bars that conform to specification, produced in a safe environment, by proud employees, at a reasonable profit.

         We Will Achieve This Mission Through:

         -  a commitment to safety,

         -  serving our customers' needs,

         -  being the quality leader in the markets we serve,

         - involving an ever-widening circle of employees and the local Union in decision making,

         - commitment to a process of continuing improvement, that systematically seeks to enhance all aspects of conducting our business,

         -  embracing change, and

         -  delivering the business plan results.

                                    SECTION 2

                              RECOGNITION OF UNION

2.01 The Company recognizes USWA Local 1031 (the Union) as the certified collective bargaining agency for all the permanent/temporary hourly-rated employees of the Company at 155 Chatham Street, Hamilton, Ontario but excepting:

         (a)      Salaried employees.

         (b) Officials and other persons acting in a supervisory or confidential capacity or having authority to employ, discharge or discipline employees.

2.02 The term "employee" or "employees" as used herein shall mean only such persons as are included in the above defined bargaining unit. Wherever the words referring to masculine gender are used herein, such as "he", "his", or "him", the same shall include and cover females and males.

2.03     The Parties agree that:

         (a) There shall be no intimidation of, and there shall be no discrimination against any employee either by the Company or the Union by reason of any activity or lack of activity, past, present, or future, with respect to Union affairs or membership.

         (b) No meeting for any purpose of the Union shall be held on the Company's premises except as permitted by the Company.

         (c) The Company shall maintain bulletin boards for the exclusive use of the Union. The Union shall not post, distribute or cause to be distributed any material except as permitted by the Company.

2.04 Supervisors will not do work ordinarily performed by hourly paid employees except for:

         (a)      Instructions and training of employees, and

         (b) Emergency work when employees are absent or not available when required.


                                    SECTION 3

                       RESERVATION OF MANAGEMENT FUNCTIONS


3.01 The management of the plant, the direction of the working forces including, but without limiting, the generality of the foregoing, the right to hire, suspend, discipline, discharge for reasonable cause, transfer, make and enforce from time to time reasonable rules and regulations consistent with the terms of this Agreement governing its employees and the conduct of the Company's business and production and to manage the plant is vested exclusively in the Company.


                                    SECTION 4

                                      WAGES

Joint Job Analysis Committee

4.01 The Company and the Union agree that new job descriptions will be developed by the Joint Job Analysis Committee for new or existing jobs in compliance with section 4.14 of the Basic Agreement. The evaluation will not necessarily be limited solely to the use of the conventional C.W.S.
         system.

4.02 Each job shall be described and classified and a rate of pay applied to each employee on such job in accordance with the provisions of this agreement.

Standard Hourly Wage Scale

4.03 The Standard Hourly Rates for all employees are shown in Appendix A. Employees who were incumbent on jobs in the range JC1 to JC7 inclusive as of July 31 1996 will be "red circled".

Entry Level Wages

4.04 New employees other than skilled trades (welders, machinist, and maintenance employees) will start at a wage $4.00 per hour less than the normal job class assigned to the work. After 1040 hours, the employee's wage will increase so that it will be $3.00 per hour less than the normal job class assigned to the work. After 2080 hours, the wage will be $2.00 per hour less than the normal job class assigned to the work. After 3120 hours, the wage will be $1.00 per hour less than the normal job class assigned to the work. After 4160 hours, the wage will be equal to the normal job class assigned to the work.

Apprentice Jobs

4.05 Employees with the requisite qualifications are eligible to be enrolled in apprenticeship courses in trade or craft jobs, in addition to persons who may be hired directly as apprentices. All apprentices shall sign an Apprenticeship Agreement as prescribed by the Company but in case of any conflict between such Agreement and the Basic Agreement, the latter shall govern. If upon completion of the apprenticeship period, the Company is satisfied that the employee is qualified for the trade or craft job, he shall receive a certificate certifying that he has successfully completed the apprenticeship training.

4.06 An employee training through an Apprenticeship Course in a given trade or craft shall commence his training at the beginning of the first 1040-hour period and be paid the standard hourly rate for Job Class 1, unless assigned by the Company to a different 1040-hour period, in which case, he shall be paid the standard hourly rate appropriate to that period and shall thereafter, at the conclusion of each training period of 1040 hours of actual experience with the Company, be advanced to the standard hourly rate for the job class of the succeeding period as set out in the schedule of apprentice training contained in Appendix "B".

         Hours during which an apprentice attends classes of instruction prescribed by the Company as part of his apprenticeship training will be credited as hours of actual experience towards the accumulation of 1,040-hour periods. However, an apprentice will not be considered to have completed the last 1,040-hour period of his apprenticeship course until he has successfully completed all of the prescribed classes of instruction for such Trade and Craft.

4.07 Rate changes as determined by the 1040-hour periods as provided in 4.06 shall be made at the beginning of the pay period closest to the completion of the 1040 hours.

4.08 When a vacancy in the said trade or craft job exists, after the employee has satisfactorily completed the apprenticeship course of the Company, the employee shall, subject to the provisions of Section 8 - Seniority, be assigned to the vacant job and paid the established starting rate of the respective trade or craft; and

         (a) thereafter accede to the intermediate rate at the end of 1040 hours of actual work experience with the company in the given trade or craft; and

         (b) thereafter accede to the standard rate at the end of an additional 1040 hours of actual work experience with the Company in the given trade or craft.

Learner Rates

4.09     Learner Rates apply to all having Code 2 (training) above (a) base.

4.10 The schedule of Learner Rates shall be determined on the basis of Factor 2 (Employment Training and Experience) of the Job Classification as follows:

         (a)      Jobs in Code B.4

                  One (1) learner period of 240 hours at $0.50 per hour below the standard hourly rate of the job

         (b)      Jobs in Code C.8

                  One (1) learner period of 520 hours at $0.50 per hour below the standard hourly rate of the job.

         (c)      Jobs in Codes D1.2 and E1.6

                  Two (2) learner periods, each of 520 hours, the first at $1.00 per hour and the second at $0.50 per hour below the standard hourly rate of the job.

         (d)      Jobs in Codes F2.0 and Higher

                  Three (3) learner periods, each of 520 hours, the first at $1.50 per hour, and the second at $1.00 per hour, and the third at $0.50 per hour below the standard hourly rate of the job.

4.11 An employee assigned to a job with a schedule of learner rates shall receive credit for all time previously worked on such job in determining the appropriate rate level in the learner schedule.

4.12 Before hiring a new employee for a learner job, the Company shall consider any present employee's request recorded by the Plant Manager's office for transfer to such job. Such records shall be verified by the employee and be available to the Union.

Description and Classification of New or Changed Jobs

4.13 Whenever the Company establishes a new job or changes the job content of an existing job to the extent of one full job class or more, upwards or downwards, a new job description and classification for the new or changed job shall be established in accordance with the following procedure.

         (a) The Company will develop a description and classification of the job in accordance with the provisions of 4.01.

         (b) The proposed description and classification will be submitted to the Union, for approval. Each member of the Joint Job Analysis Committee will be paid at his standard hourly rate for attendance at meetings held by the Company, up to but not exceeding a total of six (6) hours in any calendar month for the whole Committee and the hours may be cumulative during the term of this Agreement.

         (c) The applicable standard hourly rate for the job shall become effective on the date the new job was established or on the date the job content of an existing job was changed.

         (d) Any change in job class shall become effective in accordance with

                  4.14 (c) provided, however, that retroactivity shall not apply for more than ninety (90) days prior to the date the Union notifies the Company of an alleged change.

4.14 Should the Joint Job Analysis Committee be unable to agree upon the description and classification, the following shall be the procedure:

         (a) The Company shall install the proposed classification and the standard hourly rate for the job class to which the job is assigned.

         (b) The Union may within thirty (30 days) thereafter refer an allegation that the job is improperly described in writing directly to Step 3 of the Grievance Procedure (Section 9).

4.15 An employee who is temporarily transferred to another job paying a different standard hourly rate shall be paid either his incumbency hourly rate or the rate for the job to which he has been transferred, whichever is greater.

         A temporary transfer shall not exceed twenty (20) working days unless by mutual agreement.

4.16 Except as otherwise provided herein, no basis shall exist for an employee to allege that a wage rate inequity exists, and no grievance on behalf of an employee alleging a wage rate inequity shall be filed or processed during the term of this Agreement.

Shift Premiums

4.17     Shift premiums will be paid as follows:

         (a)     1.        For hours worked by an employee on his regularly
                           scheduled afternoon shift -- twenty-five (25) cents per hour.

                  2. For hours worked by an employee on his regularly scheduled midnight shift - thirty (30) cents per hour.

                  3. The second shift of the ten (10) hour shift pattern will be paid a shift premium of twenty-eight (28) cents per hour.

         (b) The appropriate shift premium under (a) shall be paid to an employee who works a full overtime afternoon or midnight shift.

4.18 A premium of seventy-five (75) cents per hour shall be paid to each employee for all hours worked during the twenty-four (24) hour period between 11:01 p.m. Saturday and 11:00 pm Sunday.

4.19 In no case will a shift premium be paid at an overtime rate.


                                    SECTION 5

                           HOURS OF WORK AND OVERTIME

5.01 This Section is intended only for the purpose of computing overtime and shall not be construed as a guarantee of hours of work per day or week, or a guarantee of days of work per week.

5.02     (a)      The work week shall be the seven (7) day period commencing at
                  11:00 pm on Sunday.

         (b) The standard working shift for single or double turn operations can be eight (8) or ten (10) hours commencing 7:00 a.m. Monday or 7:00 a.m. Tuesday.

         (c) The standard working shift for triple turn operations will be eight (8) hours commencing 11:00 p.m. Sunday.

5.03 The Company shall post the work schedule before 3:00 p.m. on Wednesday of the preceding week.

5.04 An employee on three (3) shift or the first shift of two (2) shift operations shall not cease work until relieved on his job, or otherwise instructed by his supervisor. Employees may be relieved early up to a limit of thirty (30) minutes.

5.05 On each shift of two (2) or three (3) shift production operations, there will be one (1) thirty-minute paid break period when employees may leave their place of work for rest or the eating of lunch. No other periods will be provided and no time will be allowed for washing up.

5.06 Overtime at the rate of time and one-half shall be paid for all hours worked in excess of forty (40) hours in any work week.

5.07 Overtime at the rate of time and one-half shall be paid for all hours worked between the hours of 11:00 p.m. Saturday to 11:00 p.m. Sunday, or whenever an employee is scheduled to "double back".

5.08 The following hours will be considered as hours worked in computing the forty (40) per week necessary to be eligible for overtime:

         (a) Hours paid for Statutory Holiday provided the employee was normally scheduled to work such hours.

         (b)      Justified absence.

5.9 No employee shall be required to take time off to offset overtime worked or to be worked.

5.10 When an employee reports for work after having been scheduled or notified to report and the work for which he is usually employed is not available, he shall be offered alternate work (paid as a TT under Section 4.20) or be allowed a justified absence without pay.

5.11 An employee called in to work after he has left the plant shall be paid either a minimum allowance of four (4) hours at the regular rate of the job or one and one-half times the rate of the job for the time worked, whichever shall be greater. However, if the employee is called in to work prior to the start of his scheduled shift and works until the commencement of his shift, he shall not be entitled to the minimum allowance but will be paid at the rate of time and one-half only for the time worked prior to the commencement of his shift.


                                    SECTION 6
                               STATUTORY HOLIDAYS

6.01 An employee having at least thirty (30) days service shall receive Statutory Holiday pay for the day on which New Year's Day, Good Friday, Victoria Day, Canada Day, Civic Holiday, Labour Day, Thanksgiving Day, Christmas Day and Boxing Day is celebrated.

         In addition two (2) Floating Statutory Holidays will be scheduled by mutual agreement in and around the Christmas/New Year's week.

6.02 Statutory Holiday pay shall be computed by multiplying eight (8) times the standard hourly rate of the job to which he would have been scheduled to work had it not been a Statutory Holiday. When ten (10) hour shifts are scheduled, the allowance is ten (10) times the standard hourly rate.

6.03 An employee who qualifies for Statutory Holiday pay and is scheduled to work and works the hours for which he is scheduled on any such day, shall be paid for the time worked on such a day at one and one-half times his regular rate of pay in addition to Stat Holiday pay. Hours worked by such an employee in excess of eight (8) hours (or in excess of ten (10) hours where scheduled) worked in such day shall be paid at the rate of double time.


                                    SECTION 7

                                    VACATIONS


7.01 (a) Effective from August 1, 1993, an employee whose company start date is before August 1, 1993 shall be entitled to an annual vacation with pay in accordance with the following schedule, on the basis of his service at July 1st in each year:

                           One (1) year of service but less than Five (5) years
                           - Two (2) weeks

                           Five (5) years of service but less than Nine (9) years - Three (3) weeks

                           Nine (9) years of service but less than Fifteen (15) years - Four

                           (4) weeks

                           Fifteen (15) years of service but less than Twenty-two (22) years - Five (5) weeks

                           Twenty-two (22) years of service or more - Six (6) weeks (One (1) of which will be banked for pre-retirement leave).

7.01 (b) Effective from August 1, 1993, an employee whose company start date is after August 1, 1993 shall be entitled to an annual vacation with pay in accordance with the following schedule, on the basis of his service at July 1st in each year:

                           One (1) year of service but less than Four (4) years
                           - Two (2) Weeks

                           Four (4) years of service but less than nine (9) years - Three (3) weeks

                           Nine (9) years of service but less than Twenty-five
                           (25) years Four (4) Weeks

                           Twenty-five (25) years of service or more - Five (5) weeks

7.02 For the purpose of this section "vacation year" is defined as the period July 1st to June 30th.

7.03 (a) Except as provided in (b) hereof, vacation pay for each week of vacation shall be established by multiplying the employee's standard hourly rate at the start of his vacation by forty (40) except that if he was on temporary transfer for less than ten (10) working days prior to the start of his vacation, his vacation pay shall be based on the standard hourly rate of his incumbent job.

         (b) Vacation pay for each week of vacation shall be 2% of the employee's earnings during the vacation year, if the employee:

                  (i) has been on leave of absence for reasons other than disability or Union business directly related to the bargaining unit, for more than a combined total of 350 hours during the vacation year, or

                  (ii) has worked less than 1040 hours during the vacation year for any reason, or

                  Hours not worked during the vacation year while on Union business directly related to the Bargaining Unit shall also be deemed to be hours worked for the purpose of this provision.

7.04 An employee with three (3) months of seniority but less than one (l) year at July lst shall be paid as vacation pay 4% of his earnings from the date of his employment to July lst.

7.05 An employee whose employment is terminated shall be paid vacation pay in the amount of 2% of his earnings since the preceding July lst in respect of each week of vacation to which he was entitled on such July lst.

7.06 An employee who has not completed one (1) year of service as of July 1, will be entitled upon completion of his probationary period to one (1) day of vacation for each month of completed service as of July 1, to a maximum of five (5) days of vacation.

         Payment for such vacation shall be in accordance with Clause 7.04. The time at which vacation shall be taken shall be prescribed by the Company.

7.07 An employee with more than two (2) weeks vacation entitlement, may apply to take one week of vacation entitlement as pay in each year at the discretion of management. One or two weeks per year of vacation entitlement may be deferred and taken as either pre-retirement leave or extended vacation. Such extended vacation may only be taken in blocks of four(4) weeks or more.

7.08 An employee with more than two (2) weeks vacation entitlement, may be allowed one (1) week to be taken as single-day vacations. Any employee with such vacation requests shall give a minimum of five (5) working days notice to the Company for each single vacation day. Management will not unduly withhold permission to schedule such single days of vacation.

                                    SECTION 8

                                    SENIORITY

8.01     (a)      For the purpose of this Agreement, Company Service for
                  vacation entitlement and pensions includes all time worked at Stelco Inc. and Canadian Drawn Steel Company Inc. Seniority is the sum of the time worked at C.D.S.C. (a unit of Stelco Inc.)
                  and C.D.S.C. Inc. When two (2) or more employees have the same seniority, the employee with the longest service shall be considered to have the highest seniority.

         (b) A permanent employee will be considered on probation and will not be placed on the service list or be entitled to any service or seniority provision until after he has completed a probationary period of 1440 hours. Up to 960 hours of work for the Company as a temporary employee will be credited toward the 1440 hour total.

         (c) The parties agree that a probationary employee is not entitled to the right of the grievance procedure. However, probationary employees shall be afforded representation by the Union in discussions with the Company.

8.02 The Company shall supply the Union with a copy of an Employee Service list upon request.

8.03     Service and employment shall be terminated when an employee:

         (a)      resigns;

         (b)      is discharged for justifiable cause;

         (c)      is laid off for lack of work;

         (d) is unjustifiably absent for more than three (3) consecutive working days;

         (e) is absent due to a disability not compensable under the Worker's Compensation Act, for a period exceeding the limits set forth in 8.05

                  (b) and (c) relating to length of service and recall entitlement;

         (f) is absent due to a disability compensable under the Workers' Compensation Act, for a period exceeding either, the period in respect of which weekly compensation payments are made to him under the said Act, or for a period the limits set forth in
                  8.05 (b) and (c) relating to length of service and recall entitlement, except that in the case of an employee with ten
                  (10) or more years of service, for a period of five (5) years, whichever is the greater.

8.04 In dealing with promotions, demotions, layoffs and recall of employees within the bargaining unit, precedence shall be given to employees having the greatest seniority provided the employee or employees concerned possess the ability and physical fitness necessary to perform the work.

8.05 When an employee has been laid off for lack of work, he shall be entitled to recall for the appropriate period as provided in (b) and
         (c) below subject to 8.04 and in the event he is subsequently recalled and rehired, his service shall be reinstated provided that:

         (a) the employee has completed his probationary period prior to layoff,

         (b) in the case of an employee with less than three (3) years seniority at the date of layoff, he is rehired within eighteen
                  (18) months. In such case, the period of layoff will be added to his previous service.

         (c) in the case of any employee with three (3) or more years seniority at the date of his layoff, he is rehired within thirty (30) months. In such cases, the period of layoff will be added to his previous service.

         (d) the former employee returns to work within ten (10) days after notice to return to work is given to him by the Company by registered letter addressed to the last address on the employment records.

8.06 Except as provided in 8.07, in the event that a permanent vacancy occurs on any job, notice of the vacancy will be posted on the bulletin board for a period of five (5) working days. Any employee may apply in writing to his supervisor within such five-day period. The job will be filled in accordance with Clause 8.04 from among the applicants for the job.

8.07 When operations are increased following a decrease of working force, an employee, displaced from a job under Clause 8.09, will, whenever practicable, be returned to the job previously held by him. This provision shall not apply in the event that such employee has been appointed to a permanent vacancy formerly occupied by other than a displaced employee and has designated in writing at the time of his appointment, his intention to remain on the job when operations are increased.

8.08 In applying the provisions of Clause 8.06, only an employee who has occupied his job for a minimum period of six (6) months or is occupying a job as a result of a decrease in working force, will be considered for a job vacancy which carries an equal or lower standard hourly rate than the job which he occupies.

8.09 Subject to the provisions of Clause 8.04, whenever the working force is decreased, probationary employees will be laid off first and then an employee displaced from his job will be assigned by the Company to the highest paying job for which he is qualified, held by an employee with less seniority.

         When an employee has exercised his entitlement to these displacement provisions and would otherwise be laid off work, such employees will be entitled to be considered for assignment to a job as follows:

         The job held by the employee having the least seniority in the plant provided such job is equal to or lower in job class than the displaced employee's incumbent job, and provided that such senior employee has the basic knowledge to absorb the necessary training so as to become qualified to perform such job within a three (3) week period.

         It is understood and agreed that no other employee may file a grievance with respect to the application of these provisions and in any event such grievance will not be arbitrable.

8.10 The following Union Officers - President, Vice-President, Financial Secretary and Chief Plant Steward shall hold top service regarding layoffs during their term of office.

8.11 When an employee leaves the bargaining unit for a salaried position, he will cease to accumulate seniority for the purpose of job bidding and vacation selection after 1040 hours worked out of the bargaining unit.


                                    SECTION 9

                             ADJUSTMENT OF DISPUTES

Union Representative

9.01 The Union shall be entitled to select one (1) Chief Steward for the plant, and also three (3) Stewards.

9.02 The Union may elect, appoint or otherwise select a Grievance Committee of three (3) members, one (1) of whom shall be Chairman.

9.03 Employees so selected to represent the Union shall at the time of their appointment have at least two (2) years of service. The Union shall advise the Company in writing of all employees so selected.

9.04     (a)      The duties of the Chief Steward, Stewards and Grievance
                  Committee shall be to assist in manning the plant in accordance with the terms of this Agreement.

         (b) Discipline resulting in time off will not begin until after two (2) full working days have passed, except in cases involving safety or insubordination.

9.05 The Grievance Committee shall be afforded such time off without pay (except as hereinafter provided) as may be required for attendance at meetings with Management, which the Union requests. Each member of the Grievance Committee will be paid at his standard hourly rate for attendance at meetings held for the processing of grievances at Steps No, 2 and 3 of this Section 9, up to but not exceeding a total of twelve (12) hours in any calendar month for the whole committee, and the hours may be cumulative during the term of this Agreement. Union members shall be paid at their standard hourly rates for attendance at meetings called by Management.

9.06 A representative of the Union shall obtain the permission of his Supervisor before leaving his work to deal with a grievance. Such permission shall not be unreasonably withheld.

Grievance Procedure

9.07     Step No. 1

         Any employee who has a grievance may discuss and attempt to settle same with his Foreman, with or without a Steward being present, as the employee may elect. The foreman will make known his decision to the employee within two (2) days. Grievances not adjusted in this way may be appealed to Step No. 2.

9.08     Step No. 2

         Grievances not settled at Step 1 may be referred to the General Foreman (Operations) within seven (7) days of the incident giving rise to the grievance. The Chief Steward and the General Foreman will discuss the issue and attempt to settle it verbally. The General Foreman will make his decision known to the Chief Steward within five (5) days.

9.09     Step No. 3

         Notice of Appeal must be given to the Plant Manager in writing within five (5) days of the response by the General Foremen who shall within five (5) days meet with the Grievance Committee which may be accompanied by an International Representative of the Union, investigate the grievance and attempt to settle it. A written decision shall be given by the Plant Manager or his delegate within four (4) days of the date of such meeting.

         Grievances not presented within the times specified for each of the three steps shall not be considered under the Grievance Procedure and in any event are not arbitrable.

9.10 A grievance which has been disposed of under the Grievance Procedure shall not again be deemed the subject of a grievance during the life of this

         Agreement. A grievance once processed at any step of the Grievance Procedure will not again be considered except by way of appeal taken within the times therein provided.

9.11 No employee other than a probationary employee shall be discharged without first being given seven (7) days notice except in cases of serious misconduct when discharge shall be effective immediately. The Company shall notify the Chief Steward of all immediate discharges or notice of discharge given to employees, excepting probationary employees, within forty-eight (48) hours after such discharge or notice of discharge has been affected. Grievances relating to discharge may be initiated at Step No. 2 of the Grievance Procedure.

9.12     (a)      The Union shall make available forms for presentation of
                  grievances.

         (b) Saturdays, Sundays and Statutory Holidays shall not be counted in determining the time within which any action is to be taken or completed in any of the foregoing steps.

9.13     (a)      In the event that more than one (l) employee is directly
                  affected by one specified incident and each such employee would be entitled to process a grievance, the Chief Steward may sign the statement of the grievance, the Chief Steward may sign the statement of the grievance on behalf of the aggrieved employees and shall identify the grievance as a "Group
                  Grievance". Where retroactive wages are claimed, the names of such employees shall be attached to the grievance.

         (b) If the Company is alleged to have violated any provisions of this Agreement and such violation affects the interests of the Union as a party to the Agreement, the Union may file a grievance, beginning at Step No. 2, which shall be signed on behalf of the Union by the Chairman of the Grievance Committee and shall be identified as a "Union Policy Grievance".

9.14 The Grievance and Arbitration Procedure may be invoked by the Company. Such grievances may be initiated by the Company at Step No. 2 of the Grievance Procedure by filing with the Chairman of the Grievance Committee.

Arbitration

9.15 Grievances not adjusted in Step No. 3 relating to the interpretation, application, administration, or alleged violation of this Agreement, including any question as to whether a matter is arbitrable, may be referred to a Board of Arbitration, hereinafter called the Board, by notice in writing to the Plant Manager within fifteen (l5) working days from the date of his written decision. Such notice shall specify the agreement clauses involved.

         Within fifteen (15) days from the date of a grievance is referred to arbitration, the Union shall meet with the Company to review the issue in dispute. At such meeting, the Company will submit a statement of facts which the parties will review for the purpose of determining which facts are agreed to and which are still in dispute. The parties will attempt to reconcile the differences. The agreed to statement of facts will be submitted at the arbitration hearing.

         The Union's representative at such meeting will be the Plant Grievance Committee Chairman (or his delegate) and an International Representative and the Company's representatives will be the Plant Manager (or his delegate) and one (1) other.

         In special circumstances, and by agreement by both parties, persons directly involved in the incident may be invited to attend such meeting for the purpose of clarifying any facts which may be in dispute. An employee who is invited shall be paid for time lost from work at his standard hourly rate.

9.16 Within ten (10) days from the date on which the grievance is referred to arbitration, the Union shall notify the Company in writing of the appointment of a representative to the Board and the Company shall, within five (5) days thereafter, notify the Union in writing of the appointment of a representative. No person shall be appointed as a representative who has participated in prior efforts to settle the grievance to the arbitrated.


9.17 The two (2) appointees so selected shall, within five (5) days of the appointment of the second of them, appoint a third person who shall be the

         Chairman.

         The parties may agree that the Arbitrator selected will act as a single arbitrator. In such cases, the provisions of Clauses 9.19 and 9.20 shall be read and construed with the necessary changes.

9.18 Where the representative of the Union has been appointed in accordance with 9.16 and the Company fails to appoint a representative as therein provided, or where the two (2) representatives fail to agree upon a Chairman within the time specified, the appointment shall be made by the Minister of Labour for Ontario, upon the request of either party.

9.19 The Board shall have no jurisdiction to adjudicate any matter not specifically hereby assigned to it, or to alter, change or amend any of the provisions of this Agreement or to make any decision inconsistent with the provisions of this Agreement, or to deal with the wages except as provided in this Agreement, but, save as aforesaid, the decision of the Board or of a majority of the arbitrators shall be final and binding upon the parties hereto and upon any employee or employees concerned.

         The Board may nevertheless decide whether or not retroactive wages are payable because an employee has been deprived of wages as a result of a violation of the Agreement by the Company and, where such violation involves disciplinary action resulting in loss of wages, whether the disciplinary action should be modified if in the opinion of the Board the extent of the discipline is unreasonable in relation to the offence. Except as otherwise provided in this Agreement, the Board may not award such retroactive pay for a period in excess of sixty (60) days immediately preceding the date of the discussion at Step No. 2 of the Grievance Procedure.

9.20 At the Arbitrator's discretion an oral decision can be issued at the completion of the hearing. In such cases, a written award will be prepared at the request of either party.

         Each of the parties hereto will bear the expense of the arbitrator appointed by it and the parties hereto will jointly share alike the expense of the Chairman of the Arbitration Board.

                                   SECTION 10

                                LEAVE OF ABSENCE

10.1 Leave of absence shall mean an absence from work requested by the employee and consented to by the Company in writing covering a specified period of time.

10.2     Special Leave of Absence for Elected and Appointed Officials

         (a) An employee who becomes a candidate or the senior campaign manager of a candidate for election to the office of provincial or federal member of parliament, or to the political office of Mayor or Regional Chairman, will be granted a leave of absence for such purpose. In the event that any employee is appointed to or elected to any of the offices as set out above, the leave of absence for such employee will be extended for the period of time he serves in such office.

         (b) In the event that an employee is elected as an official of the United Steelworkers of America or appointed by the District Director of the United Steelworkers of America as a staff representative of the Union, the employee, upon written request by the International Office of the Union, will be granted a special leave of absence for the term of his elected office or appointment.

         (c)      Company Service for any such employee as specified in (a) or
                  (b) above shall be retained for the period prior to his leave of absence and, shall accumulate during such leave.

         (d) The Company will extend group insurance benefits (except weekly indemnity and L.T.D.) provided that any such employee pays the full premiums for such coverage.

         (e) Credited Service for purposes of the Pension Plan shall not include any calendar month during the whole of which any such employee is on such Leave of Absence as provided in (a) or (b) above. Pension benefits for an employee granted a leave of absence under (b) above, who is elected as an official or appointed by the Union as a representative and who subsequently returns to full time permanent employment with the Company, will be calculated based on his accumulated Credited Service and the pension formula in effect at the date of his retirement on pension.


                                   SECTION 11

                                HEALTH AND SAFETY

11.01    General Provisions

         The Company shall make reasonable provisions for the safety and health of its employees at the plants during the hours of their employment. The Company, the Union and the employees recognize their obligations and/or rights under existing federal and state laws with respect to safety and health matters.

         Where the Company uses toxic materials, it shall inform the affected employees what hazards, if any, are involved and what precautions shall be taken to insure the safety and health of the employees. Upon the request of the Union Co-Chairman of the Joint Safety and Health Committee, the Company shall provide in writing requested information from material safety data sheets or their equivalent on toxic substances to which employees are exposed in the work place; provided that when the information is considered proprietary, the Company shall so advise the Union Co-Chairman, and provide sufficient information for the Union to make further inquiry.

         The Company shall provide adequate first aid for all employees during their working hours.

         An employee who, as a result of an industrial accident, is unable to return to his assigned job for the balance of the shift on which he was injured, will be paid for any wages lost on that shift.

         Protective devices, wearing apparel, and other equipment necessary to properly protect employees from injury shall be provided by the Company in accordance with practices now prevailing in each separate plant or as such practices may be improved from time to time by the Company. Goggles, hard hat, hearing protection, prescription safety glasses (one pair every twelve months), face shields, respirators, special purpose gloves, fire retardant, water resistant or acid resistant protective clothing when necessary and required shall be provided by the Company without cost, except that the Company may assess a fair charge to cover loss or willful destruction thereof by the employees. Where any such equipment or clothing is now provided, the present practice concerning charge for loss or willful destruction by the employee shall continue.

11.02    Unusual Conditions

         If an employee shall believe that there exists an unsafe condition, changed from the normal hazards inherent in the operation, so that the employee is in danger of injury, he shall notify his foreman of such danger and of the facts thereof. Thereafter, unless there shall be a dispute between the Company and the employee as to the existence of such unsafe condition, the employee shall have the right, subject to reasonable steps for protecting other employees and the equipment from injury, to be relieved from duty on the job in respect of which he has complained and to return to such job when such unsafe condition shall be remedied.

         The Company may, in its discretion, assign such employee to other available work in the plant. If the existence of such alleged unsafe condition shall be disputed, the Chairman of the Grievance Committee of the union in the plant and the Human Resources Manager in the plant, or his representative, shall immediately investigate such alleged unsafe condition and determine whether it exists. If they shall not agree and if the Chairman of the Grievance Committee is of the opinion that such alleged unsafe condition exists, the employee shall have the right to present a grievance in writing in Step 2 of the Grievance and Arbitration procedure and thereafter to be relieved from duty on the job as stated above. Such grievance shall be presented without delay directly to an arbitrator under the provisions of this Agreement, who shall determine whether such employee was justified in leaving the job because of the existence of such alleged unsafe condition.

         Should either the Company or an arbitrator conclude that an unsafe condition within the meaning of this Section 2 existed and should the employee not have been assigned to other available equal or higher rated work, he shall be paid for the earnings he otherwise would have received.

         It is recognized that emergency circumstances may exist, and the local parties are authorized to make mutually satisfactory arrangements for immediate arbitration to handle such situations in an expeditious manner.

11.03    Joint Safety and Health Committee

         (a) A joint Safety and Health Committee consisting of not less than three (3) nor more than ten (10) employees designated by the Union and an equal number of Company members, if the Company so desires, designated by the Company shall be established in each plant. The Union and the Company shall designate their respective Co-Chairmen and shall certify to each other in writing such Co-Chairmen and committee members. The committee shall hold monthly meetings at times determined by the Co-Chairmen who may also agree to hold special meetings. Prior to such monthly meeting the Co-Chairmen or their designees shall engage in an inspection of mutually selected areas of the plant. At the conclusion of the inspection, a written report shall be prepared by the Company setting forth their findings. One copy of the report shall be furnished to the Union Co-Chairman. Time consumed on Joint Committee work by committee members designated by the Union shall be considered hours worked to be compensated by the Company. The function of the committee shall be to advise with plant management concerning safety and health and to discuss legitimate safety and health matters, but not to handle complaints or grievances.

         (b) In the event the Company requires an employee to testify at the formal investigation in to the causes of a disabling injury, the employee may arrange to have the Union Co-Chairman of the joint Safety and Health Committee or the Union member of such committee designated by the Union Co-Chairman to act in his absence, present as an observer at the proceedings for the period of time required to take the employee's testimony. The Union Co-Chairman will be furnished with a copy of such record as is made of the employee's testimony. In addition, in the case of accidents which resulted in disabling injury or death or accidents which could have resulted in disabling injury or death and require a fact-finding investigation, the Company will, as soon as is practicable after such accident, notify the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co-Chairman to act in his absence, who shall have the right to visit the scene of the accident promptly upon such notification, if he so desires, accompanied by the Company Co- Chairman or his designated representative and the Company will add the Union Co-Chairman of the Joint Safety and Health Committee, or the Union member of such committee designated by the Union Co- Chairman to act in his absence, to the notification list for such accidents. After making its investigation, the Company will supply to the Union Co-Chairman of the Joint Safety and Health Committee a statement of the nature of the injury, the circumstances of the accident, and any recommendations available at that time and will consider any recommendations he may wish to make regarding the report. In such cases, when requested by the Union Co-Chairman, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative will review the statement with the Union Co-Chairman. Also, in such cases, the Company Co-Chairman of the Joint Safety and Health Committee or his designated representative, when requested by the Union Co-Chairman, will visit the scene of the accident with the Union Co-Chairman or, in his absence, his designated substitute.

         (c) The Company will, form a single source at the Company headquarters level, provide the International Union Safety and Health Department with prompt notification of any accident resulting in a fatality to a union member.

11.04    Use of Disciplinary Records

         Written records of disciplinary action against the employee involved for the violation of a safety rule but not involving a penalty of time off will not be used by the Company in any arbitration proceeding where such action occurred one or more years prior to the date of the event which is the subject of such arbitration.

         When an employee has completed 36 consecutive months of work without discipline involving a penalty of time off for violation of a safety rule, prior disciplinary penalties for such offenses not exceeding four
         (4) days' suspension shall not be used for further disciplinary action.

         When an unsafe practice report is made involving a violation of a safety procedure or rule by an employee which does not involve discipline, a copy of that report will be given to the employee.

11.05 Alcoholism and Drug Abuse

         Alcoholism and drug abuse are recognized by the parties to be treatable conditions. Without detracting from the existing rights and obligations of the parties recognized in the other provisions of this Agreement, the Company and the Union agree to cooperate at the plant level in encouraging employee afflicted with alcoholism or drug abuse to undergo a coordinated program directed to the objective of their rehabilitation.

11.06    Safety and Health Training

         The Company recognizes the special need to provide appropriate safety and health training to all employees. The Company presently has safety and health training that provides either the training described below or the basis for such training as it relates to the needs of the Company and its various plants.

         Training programs shall recognize that there are different needs for safety and health training for newly hired employees, employees who are transferred or assigned to a new job and employees who require periodic retaining. The Joint Safety and Health Committee may make recommendations on these and other safety education matters.

         The Union Co-Chairman of the Joint Safety and Health Committee and the International Union Safety and Health Department of a designee shall, upon request, be afforded the opportunity to review the training program for employees at the plant level.

         The training of employees shall be directed to the hazards of the job or jobs on which they are required to work. Such training shall include hazard recognition, safe working procedures, purpose, use and limitations of special personal protective equipment required and any other appropriate specialized instruction.

11.07    Medical Records

         The Company shall maintain the confidentiality of reports of medical examinations of its employees and shall only furnish such reports to a physician designated by the employee upon the written authorization of the employee; provided, that the Company may use or supply medical examination reports of its employees in response to subpoenas, requests to the Company by any governmental agency authorized by law to obtain such reports, and in arbitration or litigation of any claim or action involving the Company. Whenever the company physician detects a medical condition which, in his judgment, requires further medical attention, the Company physician shall advise the employee of such condition or to consult with his personal physician.


                                   SECTION 12

                             DEDUCTION OF UNION DUES

12.01 Each permanent employee, within thirty (30) days after commencement of his full-time employment, shall become and shall remain a member of the Union in good standing, as a condition of employment.

12.02 For each temporary employee within thirty (30) days worked after commencement of his employment, shall become and shall remain a member of the Union in good standing, as a condition of employment.

12.03 The Union Dues deducted from each employee per bi-weekly pay will be the lesser of the following two calculations, subject to a minimum deduction of $2.30 per pay.

         1.       Total earnings multiplied by 1.3%.

                  or

         2. Total earnings divided by associated hours, multiplied by 1.1538.

12.04 Such Union dues will be remitted within 15 days after the end of the pay period to the International Treasurer United Steelworkers of America.


                                   SECTION 13

                        JURY SERVICE AND BEREAVEMENT PAY

13.01 The Company shall pay to any employee who may be required to serve as a juror or as a subpoenaed crown witness in any court of law in the Country in which he resides, the difference, if any, between the amount paid to him for his jury or crown witness services and the amount he would have received for services normally rendered to the Company during the same period of time.

13.02 An employee shall be permitted time off from work up to a maximum of three (3) days for the purpose of arranging and attending the funeral of a member of his immediate family, or where he does not attend the funeral, one (l) day. Where any of such days fall on a scheduled working day, the employee shall be paid a bereavement allowance for each day equivalent to eight (8) or ten (10) times the average hourly rate earned by him in the preceding pay period. Immediate family shall mean spouse, son, daughter, mother, father, sister, brother, grandmother, grandfather, grandchild, mother-in-law, father-in-law, sister-in-law or brother-in-law, or, a common law spouse and mother, father, sister, or brother of such common law spouse. For the purpose of this clause, the terms "sister-in-law" and "brother-in-law" shall be defined as the brother or sister of the employee's spouse and the wife or husband of the employee's brother or sister.

                                   SECTION 14

                              STRIKES AND LOCKOUTS

14.01 There shall be no lockout by the Company and no interruption, work stoppage, strike, sitdown, slowdown, or any other interference with production by any employee or employees during the term of this Agreement.

14.02 Any employee who participates in any interruption, work stoppage, strike, sitdown, slowdown, or any other interference with production may be disciplined or discharged by the Company.


                                   SECTION 15

                     EMPLOYEE TRAINING/TECHNOLOGICAL CHANGE

The Company has always recognized the importance of providing training opportunities for employees so that they could improve their skills and advance to jobs of greater responsibility and higher pay.

The following training programmes are available:

Apprenticeship

If practical and subject to operational requirements, the training of journeymen will be accomplished through an approved Apprenticeship Programme.

Production

Training opportunities for employees will take place as follows:

An employee who wishes to move to a different line of work within the plant may apply in writing to the Plant Manager for the necessary training. If the employee has the basic qualifications for such training, he will be accepted for training in order of seniority at such time as may be determined by the Plant Manager. To the extent that it is practicable, the employee and the Chief Steward will be told when he might expect the training to commence. If he is successful in such training in a reasonable period of time, his qualifications will be posted and he will return to his previous job pending a permanent vacancy.

Rates of pay for such training will be in accordance with the learner provisions of the Basic Agreement.

Trainee Requirements

An employee who receives training on production or other occupations will be required to:

         (a)      Complete the prescribed number of learner periods, and

         (b) Apply for any posted job vacancy in the job for which he has been successfully trained, provided such posted job is higher in job class than his current incumbency.

Technological Change

Both parties recognize the importance of lessening as much as reasonably possible the effects of technological change upon the job security and the earnings of employees older in service who may be displaced from their jobs as a result of such change. If any such employee incurs any substantial loss of earnings because of lack of training, the Company will give special consideration to re-training him with a view to attaining as closely as possible the job classification level which he held before displacement.

Outside Education Courses - Tuition Reimbursement Programme

Employees are encouraged to improve their vocational development in the company through educational courses. Where the employee attends such a course with advance approval by the Company, he will be reimbursed to the extent of one half of the regular tuition fees upon evidence that he has satisfactorily completed the course. Where the Company instructs the employee to take a course as part of his job duties, all expenses will be paid by the Company.

Extension courses offered by accredited universities, high schools, technical training centres, and professional associations are eligible. To be approved by the Company, the course must be of a type that can reasonably be expected to improve the performance and development of employees in relation to their careers in the Company but is not required to be wholly vocational.

Governmental Training Assistance & Educational Programmes

The company will explore the feasibility of providing programmes of instruction to facilitate any required upgrading of basic educational qualifications. Various levels of government have in recent years increasingly concerned themselves with industrial training. The Company commits itself to investigating the various training facilities of the Ontario and Federal Governments and utilize such facilities and services to the extent that it is practicable.


                                   SECTION 16

                                    DURATION

16.01 This Agreement shall remain in force until 31st October 2003 and shall continue in force from year to year thereafter unless in any year not more than sixty (60) days before the anniversary date either party shall furnish the other with notice of termination of, or proposed revision of this Agreement.


Signed this ____ day of August 1998

FOR:                               FOR:

Canadian Drawn Steel Company Inc.  United Steelworkers of America

-----------------------------      -----------------------------------

-----------------------------      -----------------------------------

-----------------------------      -----------------------------------

-----------------------------      -----------------------------------

                                  APPENDIX "A"

                           STANDARD HOURLY WAGE SCALE

JOB CLASS         AUG 1             AUG 1          AUG 1      New
                  1998              1999           2000       Labor Grade
 1                13.000            13.000         13.000            1
 -                ------            ------         ------            -
 2                13.790            13.810         13.810
 3                14.580            14.620         14.620
 4                15.420            15.480         15.480
 5                16.310            16.390         16.390
 6                17.150            17.250         17.250
 7                18.040            18.160         18.160
 8                20.138            20.278         20.278            2
 -                ------            ------         ------            -
 9                20.433            20.593         20.593
10                20.728            20.908         20.908
11                21.023            21.223         21.223            3
--                ------            ------         ------            -
12                21.318            21.538         21.538
13                21.613            21.853         21.853
14                21.908            22.168         22.168
15                22.203            22.483         22.483
16                22.498            22.798         22.798
17                22.793            23.113         23.113            4
--                ------            ------         ------            -
18                23.088            23.428         23.428
19                23.383            23.743         23.743
20                23.678            24.058         24.058
21                23.973            24.373         24.373
22                24.268            24.688         24.688
23                24.563            25.003         25.003            5
                  ------            ------         ------

                                 APPENDIX "A-1"

                           STANDARD HOURLY WAGE SCALE


Effective on the BarTech Effective Date, the job classifications will be consolidated as set forth below. Employees whose rates will increase due to the job combinations will be rolled in one-half on the BarTech effective date and one-half twelve (12) months later.

JOB               AUG 1             AUG 1            AUG 1             NOV 1            NOV 1
CLASS              1998              1999             2000              2001             2002
 1                13.000            13.000           13.000            13.250           13.500

 2                20.138            20.278           20.278            20.528           20.778

 3                21.023            21.223           21.223            21.473           21.723

 4                22.793            23.113           23.113            23.363           23.613

 5                24.563            25.003           25.003            25.253           25.503

                                  APPENDIX "B"

                     SCHEDULE OF APPRENTICESHIP JOB CLASSES

Trade of Craft                                     1040 Hour Periods

Job Class.              1        2        3        4        5       6        7        8        9       10       11       12


21                      1        2        4        6        8       10       12       14       16      18       20       21


18                      1        2        3        4        6       8        10       12       14      16       18

                                     ITEM 1

                 LETTER OF AGREEMENT RE: SAFETY BOOTS AND SHOES

The Company will subsidize the cost of Safety Boots or Safety Shoes of a kind required to be worn by the Company to the extent that an employee may purchase safety boots or safety shoes at either (a) 25% of the cost of safety boots with metatarsal protectors (excluding the cost of the protectors) or (b) 50% of the cost of regular safety boots or safety shoes. In order to purchase a new pair of boots or shoes, an employee must return his worn out pair.

Safety Equipment

The Company will continue to supply other Safety Equipment, as well as gloves, when such equipment is required for the performance of the job. His worn out equipment must be returned before new equipment will be supplied.

                                     ITEM 2

                   LETTER OF AGREEMENT RE: TEMPORARY EMPLOYEES

The company and the union have agreed to the hiring of temporary employees during strong business conditions. Such temporary employees will be used to cover any remaining shifts after overtime has been offered to permanent employees and as vacation relief. When dealing with unplanned overtime (e.g. scratch vacancies, rush orders etc) the scheduled operator (temporary or permanent) will be first eligible for the following shift as per established past practice.

Notwithstanding the above, temporary employees may be scheduled to work weekend shifts (Saturday 3-11, 11-7 and Sunday 3-11) before offering the work as overtime to permanent employees. However, other than specified above, overtime opportunity will be offered the permanent employees prior to temporary employees.

Such temporary employees will have no guaranteed hours of work and will be entitled only to those benefits mandated by the Ontario Employment Standards Act.

Notwithstanding the provisions of Section 8 of the Basic Agreement, persons hired as temporary employees will not acquire service and may be terminated by the Company at any time.

It is not the company's intention to use temporary employees as replacements for full time employees and the number of temporary employees will at no time exceed twenty percent (20%) of the permanent workforce.


                                     ITEM 3

                  LETTER OF AGREEMENT RE: MEDICAL EXAMINATIONS

Results of any completed available studies on in-plant air and water quality control will be reviewed with the Joint Health and Safety Committee at their regular meetings. Results of medical examination will be made available to an employee's family physician at the request of the employee.


                                     ITEM 4

                   LETTER OF AGREEMENT RE: VACATION SCHEDULING

The Company recognizes the desirability of scheduling vacations during the summer months of the year and the objective will be to schedule as many weeks of vacation as practical during July and August.

The number of vacation weeks to be scheduled, business conditions, and the availability of qualified employees for vacation relief are factors which must be considered in establishing vacation schedules.

The Company, however, will schedule two (2) weeks vacation entitlements during the period which will commence with the beginning of the week of June 3 and will end with the week beginning September 16 for all employees having five (5) years' service or more. If conditions beyond the Company's control prevent it from carrying out this commitment the Company will discuss the matter with the Union with the objective of working out suitable alternative arrangements.

                                     ITEM 5

                    LETTER OF AGREEMENT RE: EMPLOYEE ABSENCES

It is an employee's obligation to justify any absence. If sickness is claimed the Company may require the employee to produce a doctor's certificate.

Failure to notify the Company in advance of any absence shall constitute an unjustifiable absence.

It is understood that this Letter of Agreement shall apply in all cases of absence including those absences specifically dealt with under various provisions of the Basic Agreement.



                                     ITEM 6

                     LETTER OF AGREEMENT RE: CONTRACTING OUT

 SECTION 1

         The parties have existing rights and contractual understandings with respect to contracting out. These include the existing rights and obligations of the parties which arose before the parties included specific language in their collective bargaining agreement, the arbitration precedents which have been established before and since the parties included specific provisions addressing contracting out in their collective bargaining agreement. In addition, the following provisions shall be applicable to all new contracting out issues arising on or after the effective date of this Agreement.

         (A)      Basic Prohibition

                  The parties acknowledge the guiding principle that work capable of being performed by bargaining unit employees shall be performed by such employees. Accordingly, the Company will not contract out any work for performance inside or outside the plant unless it demonstrates that such work meets one of the following exceptions.

         (B)      Exceptions

                  (1)      Work in the Plant

                           (a) Production, service, all maintenance and repair work, all installation, replacement and reconstruction of equipment and productive facilities, other than that listed in Subparagraph B-1-b below, all within a Plant, may be contracted out if (a) the consistent practice has been to have such work performed by employees of contractors and
                           (b) it is more reasonable (within the meaning of paragraph C below) for the Company to contract out such work than to use its own employees.

                           (b) Major new construction, including major installation, major replacement and major reconstruction of equipment and productive facilities, at any plant may be contracted out subject to any rights and obligations of the parties which, as the beginning of the period commencing August 1, 1963, are applicable at that plant in the case of any plant which was in operation on or before August 1, 1958. With respect to any other plant, the period commencing date shall be the date five years after the date on which the plant started operations.

                                    No project shall be deemed to be "major" so
                           as to fall within the scope of this exception, unless the Company proves that the project is of so large or grand a scale, measured in man hours, that bargaining unit employees could not reasonably be expected to perform the work in question. The scale and type of this project shall be considered in relation to the scale and type of projects which bargaining unit employees have completed in the past at the same location. In addition, man hours for the project at issue shall be considered in comparison to other projects performed by bargaining unit forces. Total cost of the project shall be of no relevance whatsoever.

                                    As regards the term "new construction"
                           above, except for work done on equipment or systems pursuant to a manufacturer's warranty, work that is of a peripheral nature to major new construction, including major installation, major replacement and major reconstruction of equipment and productive facilities and which does not concern the main component of work shall be assigned to employees within the bargaining unit unless it is more reasonable to contract out such work taking into consideration the factors set forth in paragraph (C) or it is otherwise mutually agreed. For purposes of this provision, the term "work of a peripheral nature" shall include but not be limited to demolition, site preparation, road building, utility hook-ups, pipe lines and any work which is not integral to the main component.

                  (2)      Work Outside the Plant

                           (a) Should the Company contend that maintenance or repair work to be performed outside the plant or work associated with the fabricating of goods, materials or equipment purchased or leased from a vendor or supplier should be excepted from the prohibitions of this Section, the Company must demonstrate that it is more reasonable (within the meaning of paragraph C below) for the company to contract for such work (including the purchase or lease of the item) than to use its own employees to perform the work or to fabricate the item.

                                    Notwithstanding the above, the Union
                           recognizes that as part of the Company's normal business, it may purchase standard components or parts or supply items, produced for sale generally ("shelf items"). No item shall be deemed a standard component or part or supply item if:

                                    (i) its fabrication requires the use of
                                    prints, sketches or detailed manufacturing instructions supplied by the Company or another company engaged in producing or finishing steel or producing iron ore or supplied at the Company's behest or it is otherwise made according to detailed Company specifications or those of another company engaged in producing or finishing steel or producing iron ore;

                                    (ii) it involves a unit exchange;

                                    (iii) it involves the purchase of motors, transmissions, convertors or other items under a core exchange, replacement or trade-in transaction (whether or not title to the unit passes to the vendor/purchaser as part of the transaction).


                                    It is further provided that the performance
                           of work in connection with the purchase of a shelf
                           item including, but not limited to, cutting to length, cable splicing, attaching fixtures and making adjustments in the size or shape of the item shall be deemed, for purposes of this Section, to be maintenance, repair or fabrication work performed outside the plant and such work shall not fall within the meaning of "shelf item."

                                    With respect to shelf items, the Company may
                           purchase goods, materials, and equipment, where the design of manufacturing expertise involved is supplied by the vendor as part of the sale.

                  (b) Production work may be performed outside the plant only where the Company demonstrates that is unable because of lack of capital to invest in necessary equipment or facilities, and that it has a continuing commitment to the steel-making business. In determining whether there is capital to invest in particular equipment or facilities, the Company is entitled to make reasonable judgments about the allocation of scarce capital resources among its plants represented by the Union and their supporting facilities.

                  (3) Mutual Agreement

                           Work contracted out by mutual agreement of the
                  parties pursuant to paragraph F below.

                  (4) Work contracted out, whether inside or outside of the Plant, may be contracted out provided the contractor employer is a signatory to this Agreement.

         (C)      Reasonableness

                           In determining whether it is more reasonable for the
                  Company to contract out work than use its own employees the following factors shall be considered:

                  (1) Impact on the bargaining unit.

                  (2) The necessity for hiring new employees shall not be deemed a negative factor except for work of a temporary nature.


                  (3) Desirability of recalling employees on layoff.

                  (4) Availability of qualified employees (whether active or on layoff) for a duration long enough to complete the work.

                  (5) Availability of adequate qualified supervision.

                  (6) Availability of required equipment either on hand or by lease or purchase, provided that either the capital outlay for the purchase of such equipment, or the expense of leasing such equipment, is not an unreasonable expenditure in all the circumstances at the time the proposed decision is made.

                  (7) The expected duration of the work and the time constraints associated with the work.

                  (8) Whether the decision to contract out the work is made to avoid any obligation under the collective bargaining agreement or benefits agreements associated therewith.

                  (9) Whether the work is covered by a warranty necessary to protect the Company's investment. For purposes of this subparagraph, warranties are intended to include work performed for the limited time necessary to make effective the following seller guarantees:

                           (a) Manufacturer guarantees that new or rehabilitated
                  equipment or systems will perform at stated levels of performance and/or efficiency subsequent to installation.

                           (b) Manufacturer guarantees that new or rehabilitated
                  equipment or systems will perform at stated levels of performance and/or efficiency subsequent to installation.

                           Warranties are commitments associated with a
                  particular product or service in order to assure that seller representations will be honored at no additional cost to the Company. Long term service contracts are not warranties for the purposes of this subparagraph.

                  (10) In the case of work associated with leased equipment, whether such equipment is available without a commitment to use the employees of outside contractors or lessors for its operation and maintenance.

                  (11) Whether, in connection with the subject work or generally, the local union is willing to waive or has waived restrictive working conditions, practices or jurisdictional rules (all within the meaning of "local working conditions" and the authority provided by this Agreement).

         (D)      Contracting Out Committee

                  (1) At each plant a regularly constituted committee consisting of not more than four persons (except that the committee may be enlarged to six persons by local agreement), half of whom shall be members of the bargaining unit and designated by the Union in writing to the Plant management and other half designated in writing to the Union by the Plant management, shall attempt to resolve problems in connection with the operation, application and administration of the foregoing provisions.

                  (2) In addition to the requirements of paragraph E below, such committee may discuss any other current problems with respect to contracting out brought to the attention of the committee.

                  (3) Such committee shall meet at least one time each month, unless mutually agreed otherwise.

         (E)      Notice and Information

                  Before the Company finally decides to contract out an item of work as to which it claims the right to contract out, the Union committee members will be notified. Except as provided in paragraph I below (Shelf Item Procedure), or in certain cases of production work, such notice will be given in sufficient time to permit the Union to invoke the Expedited Procedure described in paragraph H below, unless emergency situations prevent it. Such notice shall be in writing and shall be sufficient to advise the Union members of the committee of the location, type, scope, duration and timetable of the work to be performed so that the Union members of the committee can adequately form an opinion as to the reasons for such contracting out. Such notice shall generally contain the information set forth below:

                  (1)      Location of work.

                  (2)      Type of work:

                           (a)      Service

                           (b)      Maintenance

                           (c)      Major Rebuilds

                           (d)      New Construction

                           (e)      Production

                  (3)      Detailed description of the work.

                  (4)      Crafts or occupations involved.

                  (5)      Estimated duration of work.

                  (6) Anticipated utilization of bargaining unit forces during the period.

                  (7) Effect on operations if work not completed in timely fashion.

                  Either the Union members of the committee or the Company members of the committee may convene a prompt meeting of the committee. Should the Union committee members believe discussion to be necessary, they shall so request the Company members in writing within five (5) days (excluding Saturdays, Sundays and holidays) after receipt of such notice and such a discussion shall be held within three (3) days (excluding Saturdays, Sundays and holidays) thereafter. When insufficient time is available to meet the time limits above, either party may request a meeting to discuss the issues in an attempt to resolve them. The Union members of the committee may include in the meeting the Union representative from the area in which the problem arises. At such meeting, the parties should review in detail the plans for the work to be performed and the reasons for contracting out such work. Upon their request, the Union members of the committee will be provided any and all information in the

         Company's possession relating to the reasonableness factors set forth in Paragraph C above. Included among the information to be made available to the committee shall be the opportunity to review copies of any relevant proposed contracts with the outside contractor. The Management members of the committee shall give full consideration to any comments or suggestions by the Union members of the committee and to any alternate plans proposed by Union members for the performance of the work by bargaining unit personnel. Except in emergency situations, such discussions, if requested, shall take place before any final decision is made as to whether or not such work will be contracted out.

                  Should the Company committee members fail to give notice as provided above, then not later than thirty (30) days from the date of the commencement of the work a grievance relating to such matter may be filed under the grievance and arbitration procedure. Should it be found in the arbitration of a grievance alleging a failure of the Company to provide the notice or information required under this paragraph E that such notice or information was not provided, that the failure was not due to an emergency requirement, and that such failure deprived the Union of a reasonable opportunity to suggest and discuss practicable alternatives to contracting out, the Arbitrator shall have the authority to fashion a remedy, at the Arbitrator's discretion, that the Arbitrator deems appropriate to the circumstances of the particular case. Such remedy, if afforded, may include earnings to grievants who would have performed the work, if they can be reasonably identified.

         (F)      Remedy for Repeated Notice Violations

                  Notwithstanding any other provision of this Agreement, where, at a particular location, it is found that the Company (i) committed violations of paragraph E on more than three occasions in any period of three consecutive years or (ii) violated a cease and desist order previously issued by the Arbitrator in connection with a violation of paragraph E, the Arbitrator's remedy shall include the following:

                  (1) earnings and benefits to employees who would have performed the work if they can reasonably be identified and, if not, then to employees who might arguably have performed the work; and

                  (2) an award of costs to the Union, including but not limited to, reasonable attorney's fees, if any lost time expenses reasonably incurred by the Union in preparing and presenting the case, the Union's share of the Arbitrator's fees, the Union's transcript expenses, if any; and

                  (3) where a cease and desist order had previously issued, a contempt charge of sufficient amount, in the Arbitrator's judgment, to bring the Company into compliance with the Arbitrator's order.


         (G) Mutual Agreement and Disputes

                  The committee may resolve the matter by mutually agreeing that the work in question either shall or shall not be contracted out. Any such resolution shall be final and binding but only as to the matter under consideration and shall not affect future determinations under this Section.

                  If the matter is not resolved, or if no discussion is held, the dispute may be processed further in accordance with either of the following:

                  (1) By filing, within thirty (30) days of receipt of the Company's notice, a grievance relating to such matter under the grievance and arbitration procedure.

                  (2) By submitting the matter to the Expedited Procedure set out in paragraph H below.

         (H) Expedited Procedure

                  In the event that either the Union or Company members of the committee request an expedited resolution of any dispute arising under this Section, except paragraph I (Shelf Item Procedure), it shall be submitted to the Expedited Procedure in accordance with the following:

                  (1) In all cases except those involving day-to-day maintenance and repair work and service, the Expedited Procedure shall be implemented prior to letting a binding contract.

                  (2) Within three (3) days (excluding Saturdays, Sundays and holidays) after either the Union or Company members of the committee determine that the committee cannot resolve the dispute, either party (chairman of the grievance committee in the case of the local union and the manager of labor relations in the case of the Company) may advise the other in writing that it is invoking this expedited procedure.

                  (3) An expedited arbitration must be scheduled within three
         (3) days (excluding Saturdays, Sundays and holidays) of such notice and heard at a hearing commencing within five (5) days (excluding Saturdays, Sundays and holidays) thereafter. The Arbitrator shall hear the dispute and, if no Arbitrator is available to hear the dispute within five (5) days, another arbitrator shall be selected by mutual agreement of the District Director of the Union and the Vice President Human Resources of the Company.

                  (4) The arbitrator must render a decision within forty-eight
         (48) hours (excluding Saturdays, Sundays and holidays) of the conclusion of the hearing. Such decision shall not be cited as a precedent by either party in any future contracting out disputes.

                  (5) Notwithstanding any provision of this Agreement any case heard in the Expedited Procedure before the work in dispute was performed may be reopened by the Union in accordance with this paragraph if such work, as actually performed, varied in any material respect from the description presented in arbitration. The request to reopen the case must be submitted within 7 days of the date on which the Union learned of the variance and shall contain a summary of the ways in which the work as actually performed differed from the description presented in arbitration. Upon receipt of a request to reopen, the Arbitrator shall schedule a hearing in accordance with these procedures. In a case reopened pursuant to this paragraph, the Arbitrator shall determine whether the work in dispute, as it actually was performed, violated the provisions of this Article and, if so, the remedy. No prior decision in the matter shall be given any weight.

         (I)      Shelf Item Procedure

                  (1) No later than June 1, 1999, and except as provided herein, annually thereafter, the Company shall provide the Union members of the committee with a list and description of anticipated ongoing purchases of each item which the Company asserts to be a shelf item within the meaning of paragraph B-2-a above. If the Union members of the committee so request, the list shall not include any item included on a previous list where the status of that item as a shelf item has been expressly resolved. Within sixty (60) days of the submission of the list, either the Union members or the Company members may convene a meeting of the committee to discuss and review the list of items and, if requested, the facts underlying the Company's assertion that such items are shelf items.

                  (2) The committee may resolve the matter by mutually agreeing that the item in question either is or is not a shelf item. With respect to any item as to which the Union members of the committee agree with the Company's claim that it is a shelf item, the Company shall be relieved of any obligation to furnish a contracting out notice until the May 1 next following such agreement.

                  (3) If the matter is not resolved, any dispute may be processed further by filing, within thirty ( 30) days of the date of the last discussion, a grievance in Step 2 of the complaint and grievance procedure. Such a grievance shall include all items in dispute. However, where a number of items raise the same or similar issues, those items may be grouped in a single class or category.

                  (4) An item which the Company claims to be a shelf item, but which was not included on the list referred to above because no purchase was anticipated, shall be listed and described on a contracting out notice provided to the Union not later than the regularly scheduled meeting of the contracting out committee next following purchase of the item. Thereafter, the parties shall follow the procedures set forth in paragraphs 2 and 3 above.

                  (5) The Union may file a grievance in accordance with paragraphs F or G of this Article with respect to any item of maintenance, repair work or work associated with the fabrication of goods, material or equipment performed outside the plant notwithstanding the inclusion of such item on the shelf item list previously furnished to the Union by the Company.

         (J)      Annual Review

                  Commencing on or before October 1 of each year the Company Committee members shall meet with the Union Committee members for the purpose of (i) reviewing all work whether inside or outside the plant which the Company anticipates may be performed by outside contractors or vendors at some time during the following calendar year, (ii) determining such work which should be performed by bargaining unit employees and (iii) identifying situations where the elimination of restrictive practices would promote the performance of any such work by bargaining unit employees. The Union Committee members shall be entitled in conducting this study to review any current or proposed contracts concerning items of work performed for the company by outside contractors and vendors and shall keep such information confidential.

                  By no later than November 1 of each year these Local Union and Company Committee members shall jointly submit a written report to the Co-Chairmen of the Negotiating Committee or their designees describing the results of this review. Specifically, the report should list (a) all items of work which the parties agree will be performed by bargaining unit employees during the following year, (b) all items of work which the parties agree should be performed by outside contractors and vendors, and (c) those items on which the parties disagree. If the parties disagree, the report will state the reason for such disagreements.

                  As to individual items of work, the Co-Chairmen of the Negotiating Committee may (a) affirm the plant recommendation, (b) disagree with respect to the plant recommendation as to specific items and either (i) refer their dispute to arbitration under a procedure to be established by the parties and the Arbitrator or (ii) refer the matters back to the plant without resolution in which event the specific disputes will be handled under the provisions of this section at the time they may arise.

                  The Union agrees that during the term of this Agreement, the Company may purchase billets, blooms, bars, ingots and rods, provided the purchase of such materials/products is for sound business reasons, and/or the Company cannot produce such materials/products or cannot produce such product at acceptable levels of quality.

         (K)      District Director/Vice-President Human Resources

                  It is the intent of the parties that the members of the joint plant contracting out committee shall engage in discussions of the problem involved in this field in a good-faith effort to arrive at mutual understanding so that disputes and grievances can be avoided. If either the Company or the Union members of the committee feel that this is not being done, they may appeal to the District Director of the Union who has jurisdiction of the plant in questions and the appropriate representative of the company headquarters for review of the complaint about the failure of the committee to properly function. Such appeal shall result in a prompt investigation by the District Director or his designated representative and the Company's Vice President of Human Resources or his designated representative for such review. This provision should in no way affect the rights of the parties in connection with the processing of any grievance relating to the subject of contracting out.

         (L) No testimony offered by an outside contractor may be considered in any proceeding alleging a violation of this Article unless:

                  (1) The party calling the contractor provides the other party with a copy of each contractor document to be offered at least forty-eight (48) hours (excluding Saturdays, Sundays and holidays) before the commencement of the hearing; and

                  (2) The party calling the contractor provides or causes the contractor to provide the other party, upon request, with copies of all relevant documents in the contractor's possession.


                                     ITEM 7

                             LETTER OF AGREEMENT RE:
                         JOINT EMPLOYEE REFERRAL PROGRAM

The Union and the Company wish to foster and maintain an attitude of assistance towards problems when encountered by an employee, or member of his/her immediate family. Therefore, the parties agree to establish and maintain an employee assistance program designed to direct the appropriate outside resources to:

1. Prevent or resolve personal, social or health problems which may have a negative impact on work performance.

2.       Enable employees to improve their quality of life, and

3. Assist troubled employees in arranging for appropriate outside resources.


                                     ITEM 8

                      LETTER OF AGREEMENT RE: HUMANITY FUND

The Company will contribute one (1) cent per hour worked to the United Steelworkers of America Humanity Fund and such contribution will be made for straight time hours worked only and will not be made for overtime hours or premium hours. Hours not worked, even though compensated in accordance with a specific provision of the agreement and deemed to be hours worked for other purposes, shall not be considered to be hours worked for the purpose of this Fund. Contributions to the Fund will be made quarterly, in the middle of the month immediately following completion of each calendar quarter year, and such contributions remitted to the United Steelworkers of America National Office.

This Fund is to be utilized strictly for the purposes specified in the Steelworkers Humanity Fund Inc. Letters Patent, dated March 12, 1986.

                                     ITEM 9

                  LETTER OF AGREEMENT RE: TUITION SCHOLARSHIPS

The Company agrees to provide up to $4000 total per year to be used for scholarships for employees' dependent children enrolled in an accredited Canadian post secondary institution. A joint Company/Union Committee will (the Scholarship Committee) will allocate the fund.


                                     ITEM 10

                       LETTER OF AGREEMENT RE: WORKCLOTHES

The Company will provide and launder workclothes for all permanent employees (shirt, pants or coveralls).


                                     ITEM 11
                              WORKFORCE FLEXIBILITY
                              ---------------------

         The parties recognize that employment security and productivity improvement is inseparably linked to attaining sustained profitability. These issues must be addressed on balance and in relationship to each other.

         Accordingly, the parties agree to jointly maximize the effective utilization of the workforce and equipment and achieve continuous improvement by implementing new and innovative approaches to the way work is performed.

         The parties further recognize that one of the major barriers to productivity is the continued application of restrictive and unnecessary past practices, local agreements, and local working conditions ("practices"). Based on the Company's agreement to the Employment Security provisions of this Agreement, the Union commits to eliminate those "practices" which are inconsistent with the parties' desire to redesign and restructure work so that it can be performed in the most efficient and effective manner.
Accordingly, the parties commit to eliminate those "practices."

         The parties further agree that in order to maximize productivity goals and achieve a philosophy of continuous improvement the manner in which work has historically been performed must be changed to adopt new innovative work methods, job responsibilities, and assignments of work. Trade and Craft positions must change into a multicraft approach. Training requirements and programs must be developed and implemented to obtain competitiveness in the maintenance forces. Those employees unable to achieve full Multicraft status will still be expected to perform in a more flexible, expanded role consistent with safety and their qualifications and abilities. Non-craft employees may, consistent with standardized safety practices and the employee's qualifications and abilities, assist Trade and Craft employees in maintenance duties.

         It is the agreed-upon goal of the parties to achieve a rapid conversion to Maintenance Technician Mechanical ("MTM") and Maintenance Technician Electrician ("MTE") positions during the term of this agreement. In addition, production employees must broaden their skills, become more flexible, and work as assigned to achieve world class competitive status. Training programs will be developed for each identified need.

         The parties agree to reduce the number of job classifications by the process of elimination and/or combination. The consolidation of job classifications shall take place in the most expeditious manner possible and without putting an undue work burden on employees or increasing the inherent hazards of the job. All past practices, local agreements, and local working conditions (other than overtime equalization agreements) will be eliminated that conflict with the stated goal. All overtime equalization agreements shall include provisions that require participants to be qualified for the overtime opportunity. The local parties shall also develop a method to share the administrative duties associated with the equalization process. Where overtime equalization agreements do not exist, such agreements shall be negotiated within sixty (60) days of the effective date of the 1998 Agreement.

         Within ninety (90) days of the effective date of this Agreement each Local Union will prepare a list of past practices, local agreements and/or local working conditions, which it believes do not restrict the productivity, flexibility or efficiency of the plant but produce a material benefit to bargaining unit employees. The parties agree to adopt any such past practices, local agreements or local working conditions which meet the standard set forth in the preceding sentences. Such new agreements, if any, must be reduced to writing and signed by an authorized representative of each party. Any disputes arising from this process may be submitted to the grievance and arbitration procedure.

         Nothing in this Agreement will be considered as limiting the Company's ability to change job duties or assign employees to duties. The Company may assign employees to any duty for which they are qualified and for any length of time consistent with the other terms and conditions of the Agreement. The ability of the Company to maintain a stable work force and an efficient and profitable operation is dependent upon workforce flexibility. An employee may not refuse to perform work or to take an assignment (consistent with the safety relief provisions), which the employee is qualified to perform. The Company will not assign an employee in a discriminatory or arbitrary manner.

         The Company may adopt alternative work schedules consisting of a ten
(10) or twelve (12) hour per day scheduling with the approval of the Local Union President/Unit Chairperson . No overtime pay shall be required except for hours worked in excess of forty (40) hours per week or for hours worked beyond the alternative scheduled daily hours. There will be no duplication or pyramiding of overtime.

                                     ITEM 12

                                   PARTNERSHIP
                                   -----------

SECTION 1 - PURPOSE AND INTENT

         The Union and the Company agree that their goal is to attain the objectives set forth in this Article. They also agree that these goals can best and perhaps only be accomplished if decision-making authority is shared at all levels of the enterprise. Accordingly, the parties have agreed to work toward the objective of establishing a strategic partnership.

         The purposes of this Article are to provide a framework for Union and employee participation for full and continuing access by appropriate Union representatives to all books, records, and information relevant to the purpose and objectives of this memorandum, and for the establishment of a comprehensive training and education program, all as further described herein.

         Further, the parties recognize that the changes contemplated by this Article must evolve, especially at the plant level. Accordingly, the local parties must have the flexibility to design participative structures that best meet their needs at any given time and that can change as changed circumstances and experience warrant.

SECTION 2 - OBJECTIVES

         In furtherance of their understanding on long-term employment security, the parties have agreed to pursue the following objectives and commitments:

         (A) Increasing the quality, profitability, and competitiveness of the enterprise and its products;

         (B) Assuring that Union representatives and employees receive full and early access to information concerning Company decisions affecting their working lives, including early notification concerning significant Company transactions, such as mergers, acquisitions, dispositions, joint ventures, etc.;

         (C) Creating a less authoritarian, safer, fairer, more equitable and less stressful work environment;

         (D) Responding to technological change through joint mechanisms which will cause technology to serve the interest of both the enterprise and the workers affected by the change;

         (E)      Reduction of all costs;

         (F) Increasing worker responsibility and control over the workplace;

         (G) Continual training, education, and up-grading of the skills of the work force;

         (H) Creation of better jobs through the development of higher skills;

         (I) Ensuring that the Company operates responsibly with respect to the environment and other areas of public policy; and

         (J) Acceptance and support by the Company of the Union and acknowledgment of its role as an essential vehicle in attaining these objections.

SECTION 3 - FULL AND CONTINUING ACCESS TO INFORMATION

         Appropriate Union representatives (including consultants and advisors) shall have access to financial and operational information that is relevant to the development and implementation of the Business Plan as well as access to Company employees and advisors who are responsible for such information.

         As used in this Article, the term "Business Plan" shall refer to the Company's short-term Business Plan and long-term strategic and operating plan, including such elements as those involving products, pricing, markets, capital spending, short and long-term cash flow forecasts, and the method and manner of funding or financing the Business Plan. Without limiting the foregoing, the Company shall provide the Union with early notification of any contemplated significant transactions involving mergers, acquisitions, and continuing updates regarding dispositions, joint ventures, and new facilities to be constructed or established by the Company, its subsidiaries, joint ventures, or other entities in which the Company has a financial interest.

         For its part the Union will provide the Company with appropriate information regarding Union activities, organizational changes, bargaining and political objectives, and other plans or developments that might affect the Company.

         The use of the information contemplated by this section, will be covered by a confidentiality agreement in form and substance satisfactory to the parties.

SECTION 4 -  COMPREHENSIVE TRAINING AND EDUCATION PROGRAM FOR COMMITTEE MEMBERS.

         The parties recognize that the goals of this Article can be attained only by a commitment to comprehensive and ongoing training and education. Accordingly, the Partnership Committee and Joint Leadership Committees (established below) shall take rigorous steps to establish training programs necessary to the purposes of this Article. All training shall be focused on the following objectives: the long-range goals of the Company and Union; problem-solving techniques; communication activities; skills, attitudes, behaviors and techniques for increasing the effectiveness of participation and involvement activities; and methods for determining and achieving joint goals. Without in any way limiting the comprehensiveness or continuity of the training and education required by this Article, such activities will include at least the following minimum standards and guidelines.

         (A) Both Company and Union representatives shall receive appropriate training by their respective organizations in how they can accomplish their organization's goals and joint goals through participation and involvement activities, and such training shall not exceed the following levels:

                  (1) All members of Joint Leadership Committees and Coordinators and Assistants: five (5) days per year.

                  (2) All members of the Joint Advisory Committees and the Joint Problem Solving Teams: five (5) days per year.

                  (3) All other leadership figures of the local parties to this Article: five (5) days per year.

         (B) The Partnership Committee shall sponsor a program for at least annual orientation and appropriate training of all members of joint committees created under this Article.

         (C) Each Joint Leadership Committee shall develop a training program designed to increase the skills of bargaining unit and non-bargaining unit employees concerning the subjects identified in this Section 4. The training programs shall be jointly developed and shall commence with instruction on how best to pursue organizational objectives through use of the partnership mechanisms described in Section 5, such instruction to satisfy the following minimum levels: for bargaining unit employees, a one-day Union-taught orientation session; for front line supervisors, managers, and other excluded personnel, a one-day Management-taught orientation session.

         (D) The Company shall fund all training programs referred to in this Section, including employee time spent in such training, as though it were time worked and such time shall be paid at the employee's average rate of earnings as determined for vacation pay.

         (E) Training referred to in this Section, other than Union training, shall be jointly developed and implemented.

         (F) The Union shall notify the Company of its intent to provide Union training and shall review the objectives of Union training with the Company.

SECTION 5 - PARTNERSHIP MECHANISMS

         (A)      Joint Strategic Partnership Committee

                  (1)      Appointment and Composition
                           A Joint Strategic Partnership Committee ("Partnership Committee") shall be established, consisting of members appointed by the Chairman of the Union Negotiating Committee and an equal number of Management representatives appointed by the Company. Members of this Committee shall be active employees of the USWA or the Company.

                  (2)      Meetings

                           The Partnership Committee shall meet at least quarterly.

                  (3)      Information

                           The Partnership Committee shall receive detailed and in-depth reports regarding all significant business and labor matters relating to: the Business Plan, technological changes and plans; manpower planning; safety and health measures; customer evaluation; major organizational issues; facilities utilization; and other significant issues and concerns raised by the members of the Committee.

                  (4)      Reports

                           The Partnership Committee shall report to Local Union and Management personnel (including all members of Joint Leadership or Joint Advisory Committees) on matters such as: activities of the Partnership Committee, major issues being considered by the Partnership Committee and information relevant thereto; other information to keep the Local Union leadership and Management informed and capable of further discussion of issues related to the enterprise.

                  (5)      Access to Board of Directors

                           The Union members of the Partnership Committee (and their advisors) may appear before and be heard by the Board of Directors at appropriate times on matters of concern to the Partnership Committee, and such access shall be given prior to the Board reaching a decision on such matters.

                  (6)      Role of the Partnership Committee

                           (a) The Partnership Committee shall have the authority and responsibility to reach agreement on issues relating to: the objectives set forth in Section 2 of this Article; issues or programs arising under
                                    Section 5 B(4) of this Article.

                           (b) Identify areas and activities for special emphasis on improvement, and work with the appropriate Joint Leadership Committees in implementing plans for such improvements.

                           (c) Identify and address inter-department or inter-divisional barriers which are impeding improvement.

                           (d)      Monitor the management of employees
                                    available as a result of productivity
                                    improvements and the value received from their efforts.

         (B)      Joint Leadership Committees

                  (1)      Appointment and Composition

                           Joint Leadership Committees shall include at least three (3) union representatives (the Local Union President/Unit Chairperson and two (2) other members as he/she shall appoint) and three (3) Management representatives.

                  (2)      Meetings

                           The Joint Leadership Committee shall meet at least monthly. At all Joint Leadership Committee meetings, the parties shall engage in an open and candid exchange of information and ideas.

                  (3)      Information

                           At each meeting, the Joint Leadership Committee shall review reports and activities of the Joint Strategic Partnership Committee and aspects of the Business Plan as it impacts the areas of responsibility of the Joint Leadership Committee, such as each month's performance of the plant, including cost performance; quality performance, and shipments; the production plan for the next month; manpower planning; investment plans and performance compared to those plans; safety and health performance; activities and needs of any Joint Advisory Committees or Problem Solving Teams; and other issues or concerns of interest to the parties.

                  (4)      Scope of Responsibility

                           (a)      Technological Change

                                    As used herein, the term "technology" shall include machinery, equipment, controls, materials, and software; the phrase "technological change" shall refer to introductions of new technology, changes in existing technology, or both.

                                    A Joint Leadership Committee shall establish a new technology development and implementation program (Technological Change Program) which shall include the following elements:

                                    (i)     Advance Notice

                                            The Company shall provide the Joint
                                            Leadership Committee advance notice
                                            of any proposed technological change
                                            no later than the beginning of the

                                    Company's process for evaluating such a
                                    proposal. Such notice shall be in writing, shall to the extent and when available contain supporting information outlined below, and shall include updates of new or revised information necessary for full and current understanding of the proposed change. In the case of emergency technological changes, the Company shall give the maximum notice and information possible under the circumstances.

                           (ii) Within the time periods noted above, the Company shall give the Joint Leadership Committee the following information:

                                    A description of the purpose and function of the technological change, and how it would fit into existing operations and processes; the estimated cost of the technology, a cost justification of it; and the proposed timetable for it;

                                    disclosure of any service or maintenance warranties or contracts provided or required by the vendor (if any);

                                    the number of type of jobs (both inside and outside the bargaining unit) which would be changed, added, or eliminated by the technological change;

                                    the anticipated impact on the skill
                                    requirements of the work force;

                                    details of any training programs connected with the new technology (including duration, content, and who will perform the training);

                                    an outline of other options which may be considered before formulating proposed changes; and

                                    the expected impact of the change on job content, pace of work, safety and health, training needs, and contracting out.

                                    Union representatives on the Joint
                                    Leadership Committee may request and receive access to Company personnel knowledgeable about any proposed technological change (including outside consultants) to review, discuss, and receive follow-up information concerning any technological changes proposed by the Company or Union or their effects on the bargaining unit.

                                    The use of the information contemplated by this subsection will be covered by a confidentiality agreement in form and substance satisfactory to the parties.

                           (iii) With respect to any Company decision whether to make a technological change, Union representatives on the Joint Leadership Committee may initiate discussion and consideration of technological changes that are new or different from those proposed by the Company. The view expressed by the Union members of the Joint Leadership Committee shall be considered by the Company.

                  (b)      Joint Advisory Committees

                           (i) Joint Advisory Committees shall be developed in each operating area. The Joint Advisory Committee co-chairs shall be the Grievance Committee-persons responsible for the Area in which the Joint Advisory Committee is established and Manager with responsibilities for operations. The Joint Advisory Committee shall, in addition, include other as the co-chairs deem appropriate. The Joint Advisory Committees may, by agreement, invite additional persons as the Committee may deem helpful to its purposes. The Local Union President/Unit Chairperson and the Company Vice President with operational responsibility for the Area involved may attend Joint Advisory Committee meetings as they deem necessary.

                                    (ii)     Joint Advisory Committees shall
                                             study matters assigned to them by
                                             the Joint Leadership Committee or
                                             as they may agree upon and shall
                                             report any findings back to the
                                             Joint Leadership Committee. Such
                                             matters may relate to, among other
                                             things, continuous improvement in
                                             quality, customer satisfaction,
                                             costs, job enrichment/enhancement,
                                             safety, and improved worklife. Upon
                                             direction of a Joint Leadership
                                             Committee, Joint Advisory
                                             Committees may: (i) devise
                                             measurements and goals to meet
                                             plans adopted by the Joint
                                             Leadership Committee; and (ii) be
                                             responsible for communicating
                                             plans, results, business
                                             information, and overall employee
                                             involvement updates to the
                                             employees in their Area and to the
                                             Joint Leadership Committee.

                                    (iii)   Joint Advisory Committees shall
                                            receive the resources (including
                                            problem solving training and
                                            information) necessary for them to
                                            determine the best solution to
                                            specific problems. They shall not
                                            have the authority to modify,
                                            detract, add to or delete any
                                            portion of the Agreement.

                           (c)      Problem Solving Teams

                                    By joint agreement, the Joint Leadership
                                    Committees and the Joint Advisory Committees may create one or more Problem Solving Teams to study and report back on specific problem. They shall receive the resources (including problem solving training and information) necessary for them to determine the best solution to specific problems.

SECTION 6 - EMPLOYEE COMMUNICATIONS

         Critical to the accomplishment of the objectives of this Article is timely, ongoing, and unimpeded communication between and among the committees created by this Agreement and employees. Accordingly, the parties agree as follows:

         The results of any meetings of Joint Committees created by this Article including the information and opinions exchanged, the conclusions reached, and the level of participation achieved may be conveyed, where appropriate, to all employees through their working groups by the Union representatives and department supervision.

SECTION 7 - SAFEGUARDS AND RESOURCES

         (A) Except as may be approved by the Partnership Committee, no joint committee may amend or modify the Agreement.

         (B) No committee authorized by this Article may affect any action with respect to contractual grievances.

         (C) Services on any Joint Leadership, Joint Advisory, or Problem Solving Committee or Team created under this Article shall be voluntary.

         (D) The Union will strive to be a full participant in the processes and mechanisms established by this Article and bargaining unit employees will be encouraged and expected to perform their duties within the parameters established hereunder. However, no employee may be disciplined or discharged for lack of commitment to participate in the involvement processes.

         (E) Employee participation and training shall normally occur during the normal work hours and the employees shall suffer no loss of earnings as a result thereof.

         (F) No committee established under this memorandum may recommend or effect the hiring, discipline, or discharge of any employee.

         (G) At the joint invitation of the Co-chairs of any committee created hereunder, the following Union representative may attend a committee meeting: the Union's District Director for the district in which the committee is located or his designee; Union headquarters personnel or otherwise Union experts. All outside experts, advisors or consultants shall be jointly requested.

         (H) All meeting time and necessary and reasonable expenses of joint committees shall be paid for by the Company and no employee attending such meetings shall suffer a loss of earnings as a result. The parties will develop procedures for handling expenses.

         (I) Union members on joint committees shall be entitled to: adequate opportunity on Company time to caucus for purposes of study, preparation, consultation, and review, and shall, consistent with sub-paragraph 7-H, have their expenses defrayed by the Company. Requests for caucus time shall be made to the appropriate Company Management representative in a timely manner, and such requests shall not be unreasonably denied.

         (J) Joint committees may agree to employ experts from within or outside the Company as consultants, advisors, instructors, etc., and such experts shall be jointly selected and assigned.


                                     ITEM 13

                            EMPLOYMENT SECURITY PLAN

SECTION 1 - EFFECTIVE DATE

         This Employment Security Plan (ESP) shall become effective for eligible employees, as defined in Paragraph C below, the first full week following the effective date of this Agreement.

SECTION 2 - GUARANTEE

         (A) Employees eligible for this ESP may not be laid off during the term of this Agreement except as provided below. If a disaster occurs, the ESP will be terminated. For the purposes of this agreement, disaster is defined as:

                  (1) A petition in bankruptcy for reorganization or liquidation is filed, and the Court finds that it is necessary to reject this agreement and issues an order under the bankruptcy laws authorizing such rejection.

                  (2) Severe financial difficulties short of bankruptcy filing. Such financial difficulties must represent a clear and present danger to the Company's viability. Termination can occur under this paragraph only by mutual agreement of the parties.

                  (3) An unexpected or unplanned major plant and/or facility outage which is anticipated to necessitate a cessation of operations in excess of thirty (30) days. Such disaster shall only affect the employment security guarantee for those employees directly impacted by the outage at the plant in which it occurs.

         (B) In addition, in the event of a strike, or work stoppage by employees covered by the Agreement, the ESP will be suspended for the duration of such strike or work stoppage.

         (C) The guarantee provided to active eligible employees by this ESP is defined as the opportunity to earn forty (40) hours of pay (including hours paid for but not worked, work opportunities declined by the employee, disciplinary time off, absenteeism, report-off for Union business, overtime pay and premium pay), during any payroll week. An eligible employee on approved leave of absence or medically laid off during any payroll week shall be considered as having been provided employment security during that week, it being understood that the pay, if any, that such an employee is entitled to receive while on approved leave of absence or medical layoff is that provided by applicable law or the labor agreement, not the earning opportunity set forth in the ESP.

SECTION 3 - ELIGIBILITY

         (A) All employees with at least two years of corporate continuous service and who are active as of the effective date of this Agreement are eligible for the protections of this ESP. An active employee who does not have at least two years of continuous service as of the effective date of this Agreement shall be eligible for this ESP upon attaining two years of continuous service, unless he is on layoff at that time, in which case he shall become eligible when he returns to active employment. An employee with two years of service and who is inactive as of the effective date of this Plan shall become eligible for this ESP upon his return to active status.

         (B) Any full-time employee hired after the effective date of this ESP shall be eligible for this ESP under its provisions upon attaining two years of continuous service, unless he is on layoff at that time, in which case he shall become eligible when he returns to active employment.

         (C) Employees eligible for employment security must continue to fully satisfy the terms and conditions of employment.

SECTION 4 - IMPLEMENTATION

         The local parties will meet for the purpose of reaching agreement on the implementation of this ESP, including the placement of employees who would have been laid off but for this ESP. Those agreements shall become part of this ESP, and shall be consistent with the workforce flexibility provisions of the Agreement. Such agreements may not be changed except as agreed to by the local plant implementation committee.

SECTION 5 - RATE OF PAY

         An employee who would have been laid off but for this ESP and who is working in a new job assignment shall receive the higher of:

         (A) the established rate of pay, including applicable incentives or bonuses, of the job performed, or

         (B) the regular rate of pay for the employee's incumbent job, including applicable incentives or bonus.

SECTION 6 - SAFEGUARDS

         If the Plan is temporarily, partially or permanently terminated or if any employee is laid-off as a result of an ESP exception during the term of this Agreement, the following shall apply:

         (A) a SUB Plan identical to the SUB Plan referenced in the 1993 RESI BLA shall be deemed to exist and be 100% funded as of the date of such an event;

         (B) the Company shall be required to begin to accrue liability and make cash contributions as required by the SUB Plans; and

         (C) the SUB plan shall be amended to allow eligibility for all employees who may be laid-off.

SECTION 7 - EXISTING RIGHTS

         Except as expressly provided in this ESP, nothing in the ESP shall interfere with, limit, detract from, or adversely affect in any way the rights and obligations of the parties set forth in other provisions of the Agreement. The Union recognizes, however, that management may assign work without contractual limitations to employees who would have been laid-off for this ESP and in accordance with Section 4 of this Article.


                                     ITEM 14

                                   NEUTRALITY
                                   ----------

SECTION 1 - INTRODUCTION

         Over the years, the Company and the Union have developed a constructive and harmonious relationship built on trust, integrity and mutual respect. The Company places a high value on the continuation and improvement of its relationship with the Union.

SECTION 2 - NEUTRALITY

         To underscore the Company's commitment in this matter, it agrees to adopt a position of neutrality in the event that the Union seeks to represent any non-represented employees of the Company.

         Neutrality means that, except as explicitly provided herein, the Company will not in any way, directly or indirectly, involve itself in efforts by the Union to represent its employees, or efforts by its employees to investigate or pursue unionization.

         The Company's commitments to remain neutral as outlined above shall cease if the Company demonstrates to an Arbitrator under Section 11 herein that during the course of an organizing campaign, the Union or its agents is intentionally or repeatedly (after having the matter called to the Union's attention) materially misrepresenting to the employees the facts surrounding their employment or is conducting a campaign demeaning the integrity or character of the Company or its representatives.

SECTION 3 - NOTICE POSTING

         Upon written notification by the Union that an organizing campaign is in progress, the Company shall post on all bulletin boards where notices are customarily posted a notice which shall read as follows:

                              "NOTICE TO EMPLOYEES

                  We have been formally advised that the United Steelworkers of America is conducting an organizing campaign among certain of our employees. This is to advise you that:

                  1. The Company does not oppose collective bargaining or the unionization of our employees.

                  2. The choice of whether or not to be represented by a union is yours alone to make.

                  3. We will not interfere in any way with your exercise of that choice."


SECTION 4 - HIRING

         (A) For all hiring in a Covered Workplace in any unit(s) appropriate for bargaining (prior to the existence of a collective bargaining agreement), the Company shall treat any job opportunities in the unrepresented unit(s) at such facility as though they were permanent vacancies under the Agreement and fill them in accordance with the principles embodied in the Agreement's Seniority Article.

         (B) In determining whether to hire any applicant at a Covered Workplace (whether or not such applicant is an employee covered by this Labor Agreement), the Company shall refrain from using any selection procedure which has the effect of disadvantaging applicants based on their attitudes or behavior toward unions or collective bargaining.

SECTION 5 - SCOPE OF THE UNIT

         As soon as practicable after notification by the Union that it intends to seek recognition at a Covered Workplace, the parties will meet to attempt to reach an agreement on the appropriate unit. In the event that the Company and the Union are unable to agree on an appropriate unit, either party may refer the matter to the Dispute Resolution Procedure contained in Section 11 of this Article.

SECTION 6 - ACCESS TO COMPANY FACILITIES

         Upon written request, the Company shall grant access to its facilities to the Union for the purpose of distributing literature and meeting with unrepresented Company employees. Distribution of Union literature shall not compromise safety or production. Distribution of Union literature inside Company facilities and meetings with unrepresented Company employees inside Company facilities shall be limited to non- work areas during non-work time.


SECTION 7 - ACCESS TO EMPLOYEE LIST

         Upon written request, the Company shall immediately provide the Union with a complete list of all of its employees who are eligible for union representation. Such list shall include each employee's name and their home address. Thereafter, the Company will provide updated lists monthly.


SECTION 8 - UNION RECOGNITION

         (A) If, at any time following the existence at a Covered Workplace of a representative complement of employees in any unit appropriate for collective bargaining, the Union demands recognition, the parties will request that a mutually agreeable third party, or the American Arbitration Association ("AAA") if no agreement on a neutral can be reached, conduct a card check within five days of the making of the request. The neutral shall compare the authorization cards submitted by the Union against original handwriting exemplars of the entire bargaining unit furnished by the Company and shall determine if a simple majority of eligible employees has signed cards. The list of eligible employees shall be jointly prepared by the Union and the Company.

         (B) If the Union secures a simple majority of authorization cards of the employees in an appropriate bargaining unit, the Company shall recognize the Union as the exclusive representative of such employees without a secret ballot election conducted by the National Labor Relations Board. The authorization cards must unambiguously state that the signing employees desire to designate the Union as their exclusive representatives for collective bargaining purposes.

SECTION 9 - SCOPE OF THIS AGREEMENT

         (A)      Rules with Respect to Affiliates and Parent Companies

                  For purposes of this agreement, the Company also includes (in addition to the Company): (i) any entity which directly or indirectly controls the Board of Directors of the Company (a "Parent Company"); (ii) any Affiliate of either the Company or a Parent Company; and the obligations and commitments in this Agreement which are applicable to the Company, are applicable to them.

                  For purposes of this Article, Affiliate means any business entity in which the Company directly or indirectly: (i) owns more than 50% of the voting power or (ii) exercises de facto control, meaning the power to direct the management and policies of such business entity.

         (B)      Rules with Respect to a New Parent Company

                  The Company agrees that it will not consummate a transaction, the result of which would cause the Company to come under the control of another Company (a New Parent Company) without first ensuring that said New Parent Company, any Affiliate of said New Parent Company and any entity with which said New Parent Company has a Covered Relationship agrees to be bound by this Article.

         (C)      Rules with Respect to Other Covered Entities

                  (1) For purposes of this Article, an Other Covered Entity means any business entity (not an Affiliate within the meaning of Section 9(A) above): (i) which is engaged in: (a) the mining, refining, production or transportation of raw materials used in the making of steel; (b) the making, finishing, processing or fabricating of steel; or (c) other similar businesses; and (ii) in which the Company either: (a) currently has a material interest; or (b) in the future acquires a material interest. It is understood that the relationship between the Company and any Other Covered Entity shall be a Covered Relationship.

                  (2) The Company shall not enter into a Covered Relationship without first ensuring that the Other Covered Entity adopts this Article.

                  (3) With respect to any entity with which the Company currently has a

                           Covered Relationship, the Company shall cause the Other Covered Entity to become a party to this Article and achieve compliance with its provisions.

         (D)      Covered Workplace

                  For purposes of this Article a Covered Workplace shall mean any workplace which: (i) is controlled by either the Company or an Other Covered Entity; and (ii) employs or intends to employ employees who are eligible to become represented by a labor organization.


SECTION 10 - BARGAINING IN NEWLY-ORGANIZED UNITS

         Where the Company recognizes the Union pursuant to the above procedures, the collective bargaining agreement applicable to the new bargaining unit will be determined as follows:

         (A) Substantially Similar Unit: If the facility in which the bargaining unit is located is engaged in operations substantially similar to any of those already covered by the Agreement, the new bargaining unit shall become part of the bargaining unit covered by such agreement, and the terms and conditions of that agreement shall be extended to it.

         (B)      Other Units

                  (1) Where the newly-recognized unit is at a facility not substantially similar to any operation already covered by such agreement, the parties shall negotiate a new collective bargaining agreement covering the new bargaining unit, bearing in mind the wages, benefits, and working conditions in the most comparable operations of the Company and those of USWA-represented competitors to the facility in which the newly-recognized unit is located.

                  (2) If, after thirty days from the commencement of such negotiations, the parties are unable to reach agreement, the matter shall be submitted to interest arbitration in accordance with procedures to be developed by the parties. In any such proceeding, the arbitrator shall be governed by the standard described in this Section.

SECTION 11 - DISPUTE RESOLUTION

         Any alleged violation or dispute involving the terms of this Article may be brought to a joint committee of one representative of each of the Company and the Union by either party. If the alleged violation or dispute cannot be satisfactorily resolved by the parties, either party may request that an Arbitrator resolve such dispute. A hearing shall be held within ten (10) days of the making of the request and the Arbitrator shall issue a decision within five days thereafter. Such decision shall be in writing but need only succinctly explain the basis for the findings. All decisions by an Arbitrator pursuant to this Article shall be based on the terms of this Article and the applicable provisions of the law. The Arbitrator's remedial authority shall include the power to issue an order requiring the Company to recognize the Union where, in all the circumstances, such an order would be appropriate.

         The Arbitrator's award shall be final and binding on the parties and all employees covered by this provision. Each party expressly waives its right to seek judicial review of said award, and such award by any court of competent jurisdiction.


                                     ITEM 15

                            NEW EMPLOYEE ORIENTATION
                            ------------------------

         The United Steelworkers of America and the Company will develop a joint New Bargaining Unit Employee Orientation Program which shall entail the following:

         (1) An introduction of Plant Management officials, International Union officials, and Local Union Representatives.

         (2) Distribution and discussion of the USWA Labor Agreement including any relevant local agreements, the probationary period, and the grievance procedure.

         (3) Discussion of Safety and Health programs and Safe Working procedures.

         (4) Presentation on and discussion of the history and achievements of the United Steelworkers of America and the Local Union.

         (5) Presentation on and discussion of the structure of the United Steelworkers of America and the Local Union, and the services that are provided by the various offices and committees.

         (6)      Presentation on the history of the Company and plant.

         (7) Review of the markets in which the Company participates; the products produced and the customers serviced.

         (8) Discussion of the structure of the Company, the plant organization, and the functions and services that are provided by the various departments.

                  Each new employee, either individually or as part of a small group shall, within 10 days of their being hired, be given a presentation of the above Program by Company and Union officials.

                  At the conclusion of the presentation, Union officials shall be given an opportunity to meet with the new employee(s) for up to two
         (2) hours without the presence of management representatives.

                  All costs associated with developing this Program, including lost-time for Union officials who participate in its development, and the costs, including lost- time for individuals participating in the presentation, shall be borne by the Company.

                                     ITEM 16

                                HIRING PREFERENCE
                                -----------------

         In all hiring for bargaining unit positions, the Company shall, subject to its obligations under applicable equal employment laws and regulations and to the full extent of interest, give first preference to the direct relatives (children, children-in-law, step-children, spouse, siblings, grandchildren, nieces and nephews) of bargaining unit employees who have the ability to perform the job and the aptitude to absorb training reasonably required for and related to meeting current and future job requirements. Joint guidelines may be established at each plant by mutual agreement of the Company and the Union.

         In all events, such hiring shall conform to applicable lines of progression, bidding and promotion, and other requirements under this Agreement.

         It is understood and agreed by the parties that the Company shall, subject to these and other applicable provisions, have the final responsibility for accepting or rejecting a particular applicant for employment.

                                     ITEM 17

                            MANNING OF NEW OPERATIONS
                            -------------------------

SECTION 1

         In the manning of jobs on new facilities in existing plants, the jobs shall be filled by qualified Employees who apply for such jobs in the order of length of plant continuous service from the following categories in the following order but subject to the other provisions of this Section:

         (A) Employees displaced from any facility being replaced in the plant by the new facilities;

         (B) Employees being displaced as the result of the installation of the new facilities;

         (C)      Employees presently employed on like facilities in the plant;

         (D) Employees presently on layoff from like facilities in the plant;

         (E) Employees in the plant with two (2) or more years of plant continuous service, provided that if sufficient qualified applicants from this source are not available, Management shall fill the remaining vacancies as it deems appropriate.

SECTION 2

         The local parties shall meet to seek agreement on the standards to be used to determine the qualifications entitling Employees otherwise eligible to be assigned to the jobs in question. It shall be the objective of such meetings to reach agreements on manning which reflect the parties' mutual intent to facilitate efficient manning and preserve job security for longer service Employees.

SECTION 3

         Should the local parties fail to agree on the standards for determining qualifications, an applicant otherwise eligible shall have:

         (A)      The necessary qualifications for performing the job.

         (B) The ability to absorb such training for the job as is to be offered and is necessary to enable the Employee to perform the job satisfactorily.

         (C) The necessary qualifications to progress in the promotional sequence involved to the next higher job to the extent that Management needs Employees for such progression. In determining the necessary qualifications to advance in the promotional sequence involved, the normal experience acquired by Employees in such sequence shall be taken into consideration. However, it is recognized that Management can require that a sufficient number of occupants of each job in a promotional sequence be available to assure an adequate number of qualified replacement for the next higher job.

SECTION 4

         An applicant who is disqualified under Section 3 above shall have the right to apply for another job for which he believes he can qualify.

SECTION 5

         When new facilities are to be manned pursuant to this Article, the local parties shall meet and may establish, in appropriate circumstances, rules for allowing an Employee not placed initially a second opportunity to elect transfer to the new facility consistent with its efficient operation. In establishing such rules, the local parties shall consider matters such as:

         (A) The job level in the promotional sequence in the new unit up to which an Employee will be allowed a second opportunity to elect transfer.

         (B) The date on which the second opportunity must be exercised following start-up of the new facility, but not more than three (3) years thereafter. (In determining such date, the parties shall give due consideration to possible

                  Management abandonment of the old facility or an extended period of its nonuse.)

         In lieu of or in addition to the foregoing, the local parties may develop a method for filling permanent vacancies in the new facility between the time of initial manning and the final election to transfer.

SECTION 6

         Should Management deem it necessary to assign an Employee to his regular job on the old facility in order to continue its efficient operation, it may do so on the basis of establishing such Employee on the new job and temporarily assigning him to his former job until a suitable replacement can be trained for the job or its performance is no longer required. In such event, such Employee shall be entitled to earnings not less than what he would have made had he been working on the job on which he has been established.

SECTION 7

         Where new facilities replace facilities or more than one plant in the same general locality, appropriate representatives of the Company and the International Union shall meet in conjunction with the local parties for the purpose of seeking an agreement on manning consistent with the parties' mutual intent to facilitate efficient manning and preserve job security for longer service Employees. In such situations, Company service may be considered in addition to plant service.


SECTION 8

         All applicants shall go through the following selection process:

         (A) Drug and Alcohol Test - Any person applying for a position at a new operation will be required to pass a drug and alcohol test in accordance with agreed-upon standards.

         (B) General Aptitude Test - Any person applying for a position at a new operation must meet the minimum threshold on an aptitude test, measuring their ability to work within a team-based work system.

         (C) Job Skills Aptitude Test - This test will measure a person's skills in the areas of production and maintenance, to include the ability to perform the essential functions of the position including basic math, reading, etc. The test will consist of both a written examination and practical or "hands-on" examination.

         (D)      All Test(s):

                  (1) shall be fair in their make-up and in their administration;

                  (2)      shall be free of cultural, racial or ethnic bias;

                  (3) results will be reviewed with employees including an offer to counsel the employee as how to overcome deficiencies; and

                  (4) all interview procedures shall be mutually developed and agreed to by the Company and the Union.

         (E) Interview - Each qualified applicant shall be interviewed for a position at a new operation. Based on their composite score on (b) through (d) above, each applicant meeting the minimum threshold shall be considered for a position at a new operation.

SECTION 9

         Employees at new operations shall be multi-skilled and multi-functional. Job responsibilities at new operations shall encompass duties which include operator and maintenance duties. The Workforce Flexibility provisions of the Agreement shall be applicable to all new operations.


                                     ITEM 18

                                  RIGHT TO BID
                                  ------------

SECTION 1

         Should (a) the Company decide (a "Company Decision") or (b) be presented with an offer (an "Unsolicited Offer") to sell or otherwise transfer (other than a sale lease-back transaction conducted purely as a financing transaction and involving an unrelated third party): (i) a controlling interest in the corporate entity which owns its assets (a "Controlling Interest"); or
(ii) all or a portion of its facilities ("Facilities"), (either or both, the "Assets") it will so advise the USWA in writing and grant to the USWA the right to organize a transaction to purchase the Assets (a "Transaction").

SECTION 2

         The Company will provide the USWA with any information needed to determine whether it wishes to pursue a Transaction. All such information shall be subject to an executed Confidentiality Agreement.

SECTION 3

         The Company shall notify the USWA of the schedule and/or timetable for consideration by the Company of any possible transaction. In case of an Unsolicited Offer or if the Company is considering a possible sale or transaction, the Company will provide the USWA with the greater of (i) thirty days and (ii) the time provided by the schedule and/or timetable given to any other interested party to submit an offer for the Assets. In the case of a Company Decision, the USWA will be provided with the same time as that given to any other interested party.

SECTION 4

         During the period described in Section 3 above, the Company will not enter into any contract regarding the Assets with another party.

SECTION 5

         In the event that the USWA submits an offer pursuant to the above, the Company shall not be under any obligation to accept such offer. However, the Company shall be entitled to enter into an agreement with regard to the Assets with an entity other than the USWA only if that transaction is superior to the USWA offer. The Company may deem a proposed transaction superior if, in the reasonable judgment of its Directors, it is more favorable on balance to the Company and/or its shareholders, taking into consideration price, certainty of payment (or risk of nonpayment), financial strength of the proposed purchaser, conditions precedent to closing and other factors affecting the value of the transaction to the Company and its shareholders.

SECTION 6

         This agreement shall not be deemed to cover any public offering of equity.

SECTION 7

         The rights granted to the USWA herein may be transferred or assigned by the USWA, but only to an entity a material portion of whose equity is or will be beneficially owned by employees of the Company.


                                     ITEM 19

                      UNION ROLE IN NEGOTIATION OF BENEFITS
                      -------------------------------------

         Most wage and benefits programs provided lack any established administrative practice by which bargaining unit members are informed, at the time of payment, that such benefits were the result of negotiation between the Company and Union. In recognition of the Union's role in achieving the goals of the enterprise, the Company agrees to adopt such a practice in the manner detailed in this Article.

         This understanding shall apply to payments of the following: profit sharing; retroactivity payments made pursuant to wage increases; lump sum payments; severance pay; special payments under the pension plan; Pension Plan payments; Supplemental Unemployment Benefits; Sickness and Accident benefits (in each of the last two cases, only to the first check in any stream of payments); and wage increases (provided that, in the case of wage increases, this understanding shall apply only to the first payroll period following the effective date of such increase).

         In the administration of the wage and benefit programs identified above, the Company agrees that it shall give recognition to the role of the Union in negotiating such items as follows:

         The form of such recognition will vary depending on whether the Company makes a communication of its own with or in conjunction with such benefit payment:

         (i) If the Company does not make its own communication, the Union shall be given a reasonable opportunity to include its own communication with the payment being provided by the Company;

         (ii) If the Company does make such a communication, then the Union shall be given a reasonable opportunity to insert within the first three paragraphs of such Company communication a paragraph briefly reporting the role played by the Union in bargaining such payment or benefit. If the communication is in other than written form, the parties shall devise a system consistent with the spirit and intent of this Article.

         In all events, the following legend shall be included on the check stub or other similar document for all payments or benefits made by the Company to its employees or retirees: "This payment is being made pursuant to an agreement negotiated on your behalf by your Union -- the United Steelworkers of America, AFL-CIO-CLC." This obligation shall not extend to payments issued by third party vendors such as Workers' Compensation carriers, health plan administrators, etc.

         The understandings set forth herein shall become effective on January 1, 1999.


                                     ITEM 20

                              PRINTING OF CONTRACTS
                              ---------------------

         Immediately upon ratification of the new Collective Bargaining Agreement, the parties will create mutually acceptable new Agreements.

         Said Agreements shall, at the expense of the Company, be printed (by a union printer) in a form (size, paper stock, etc.) and distributed in a manner designated by the Union and approved by the Company (such approval not to be unreasonably withheld).

         Said distribution of the Collective Bargaining Agreement booklet shall occur within three (3) months of the closing. The distribution of Benefit booklets shall occur within six (6) months of the closing.

         The Company shall provide the Union with electronic versions of all of the Agreements.


                                     ITEM 21

                            FAMILY AND MEDICAL LEAVE
                            ------------------------

         The Company and the Union affirm their compliance with and implementation of the Family and Medical Leave (FML) and further agree to the following particulars regarding employee eligibility and entitlement.

SECTION 1 - GENERAL

         (A) The FML provides for up to 12 weeks of unpaid leave each year for eligible employees to take care of a serious health condition of certain family members or of employees themselves, and for the birth, adoption or foster placement of a child. The law also requires the continuation of certain benefits under certain conditions while on leave, and includes certain notice requirements in order to obtain the leave.

         (B) A copy of a summary of the law and employee rights thereunder is available at the Human Resources Office, and will be issued upon request and at the time any FML leave is requested. The required posting under the FML will be maintained by the Company.

         (C) FML under this Article shall be available to any employee who has six months or more of continuous service as calculated pursuant to Seniority Sections of the Agreements.

         (D) This Article shall become effective on August 1, 1998. Any covered employee then on leave of absence which would otherwise be covered under the FML will be designated on FML leave beginning August 1, 1998.

SECTION 2 - ELIGIBILITY AND ENTITLEMENT

         (A) There shall be no hours-worked requirement for the twelve (12) months preceding the start of the leave.

         (B) The twelve (12) weeks unpaid leave entitlement under the FML shall be measured on a calendar year basis.

         (C) In the event an employee should exhaust the FML entitlement due to their own serious health condition, such employee shall be entitled to an additional unpaid leave of up to four (4) weeks in connection with the birth, adoption or placement of a child, or the need to care for a family member with a serious health condition, should such an event occur within the calendar year as defined above.

SECTION 3 - INTERMITTENT OR REDUCED LEAVE SCHEDULING

         (A) An employee seeking leave in other than continuous weeks must certify to Management why such schedule is necessary, and must schedule the time off in the manner least disruptive to the Plant's operating needs.

         (B) Where leave is sought other than in full-day increments, the employee may agree to assignment by Management to any available position consistent with the collective bargaining agreement. The employee will be paid at the rate of the job regularly held or the assigned job, whichever is higher, for the portion of the shift actually worked.

         (C) Where leave is sought in increments of less than a full work week, if Management, consistent with the collective bargaining agreement, is able to accommodate the need for time off by adjusting the employee's work schedule (including, but not limited to altering the shift assignment or the scheduled work days), and the employee agrees to such scheduling, no leave need be provided.

         (D) Where leave is requested other than continuous weeks, and the employee agrees, the employee may be assigned to an open comparable position, consistent with the employee's own seniority, for the period of time during which intermittent leave may be required.

SECTION 4 - NOTICE

         (A) In the case of unforeseeable leave sought for care of the serious health condition of the employee or a family member, the Department Head and Human Resources Office shall be notified as soon as possible (within forty-eight hours) of learning of the need for leave, and explain the need, expected duration, and schedule of the leave.

                  (1) In the case of such leave, following the initial notice provided above, a written notice shall be provided as soon as possible, but in no event more than fifteen (15) calendar days from the time the need for the leave arises. This notice shall be accompanied by a certification signed by the attending physician or other health care provider, and shall include:

                           (a)      the date on which the condition commenced;

                           (b)      the probable duration of the condition;

                           (c) appropriate medical information regarding diagnosis, regimen of treatment and need for hospitalization, sufficient to enable the Company to reasonably review the request; and

                           (d) medical information for employee's serious health condition that he is unable to perform work, or for family member, why it is necessary for the employee to provide care to the family member, and an estimate of the amount of the employee's time which is necessary for that care.

                  (2) Where the leave is to be taken in other than a single continuous period of time, the notice shall also include:

                           (a) the dates on which the medical treatment is expected to be given;

                           (b)      the duration of such treatment;

                           (c) the medical necessity for leave to be granted on an intermittent basis;

                           (d) the expected duration of the need for an intermittent schedule.

                  (3) Certification forms can be obtained from the Human Resources Office.

SECTION 5 - PAY DURING FML LEAVE

         (A) Employees seeking FML leave under this Article may utilize paid vacation during the FML leave time.

         (B) Except for the substitution of paid vacation and the utilization of Sickness and Accident, or Workers' Compensation benefits, all time off provided shall be unpaid. Time off without pay granted pursuant to the FMLA shall be considered as time not worked through choice of the employee, and may not be utilized in connection with a claim by the employee under any provision of this Agreement for any wages, benefit, or entitlement, eligibility for which is related to hours worked, unless the employee otherwise meets the eligibility requirements for such wage, benefit or entitlement. This exclusion includes, but is not limited to, such matters as reporting pay, overtime, profit-sharing, rate retention, guaranteed hours, holiday pay, service bonus, earnings protection or short week benefit.

SECTION 6 - TERMINATION OF LEAVE

         (A) The anticipated duration of the leave sought shall be established at the time the leave is granted. Upon termination of a leave, the employee shall be reinstated to the same or an equivalent position as that held at the time the leave commenced, consistent with his seniority, unless there was an intervening event including but not limited to a reorganization or force reduction. In the latter event, the employee shall be reinstated to the same position or status which would have been held after the intervening event if leave had not been taken.

         (B) An employee who wishes to return from leave prior to the scheduled return date must give the Department Head and Human Resources Office five (5) business days notice of his desire to return, unless the Human Resources Office agrees to a shorter period in a particular case.

         (C) An employee on a leave under this Article is not eligible for Lay-Off Allowance Payments in the event of a layoff, until following the termination of the leave, but upon reinstatement to work, shall be credited for Lay-off allowance purposes for the time on leave.

SECTION 7 - CONTINUOUS SERVICE

         Leaves of absence under this program shall not constitute a break in the employee's length of continuous service, and the period of such leave shall be included in his length of continuous service under the Labor and Benefit Agreements.

SECTION 8 - BENEFIT CONTINUATION

         (A) All employees will continue in benefit coverage during such leave, provided the employee is otherwise eligible for such coverage under provisions of the FML, and the employee continues making any normally-required premium or other payments in a manner acceptable to the Company. In the event the employee fails to make such payments, all benefit coverage shall not be terminated, and the Company shall advance any necessary payments which the employee shall be obligated to repay upon returning to work.

         (B) In the event an employee fails to return to work or quits after the employee's FML leave period has been concluded, the Company will waive its right to seek to recover health insurance premiums for health insurance coverage provided by the Company during such leave, notwithstanding the provision of the FML which permits recovery of health insurance premiums under specified circumstances.

SECTION 9 - GOOD FAITH EFFORTS

         In the event problems develop in implementing this Article, whether as a result of changes in the law or regulations or otherwise, the parties agree to use their best efforts to resolve them in a manner designed to assure minimal disruption to the operation, minimize absenteeism, and provide an employee the time necessary to meet family and personal emergencies and obligations.

                                     ITEM 22

                   LEAVE OF ABSENCE POLICY FOR UNION EMPLOYEES
                   -------------------------------------------

SECTION 1 - LOCAL UNION LEAVE.

         Leaves of absence for the purpose of accepting positions with Local Unions shall be available to a reasonable number of Employees. Adequate notice of intent to apply for leave shall be afforded local Plant Management to enable proper provision to be made to fill the job to be vacated.

         Leaves of absence for the purpose of accepting an elective office with the Local Union shall be for a period not in excess of three (3) years and may be renewed for further periods of three (3) years each.

SECTION 2 - INTERNATIONAL UNION LEAVE.

         The parties have reached the following agreement with respect to any person who leaves their employment with the Company to become an employee or elected official of the International Union:

         (A) First becomes an Officer or Director of the International Union After July 1, 1998, or

         (B) Becomes an employee of the International Union and whose probationary period expires on or after July 1, 1998; or

         (C) Was an Officer or Director or employee of the International Union prior to August 1, 1996 but was not as of that date accruing service for Company pension purposes (for time spent as an Officer, Director or employee of the International Union) pursuant to a valid agreement providing for such accrual.

         An individual described in this Section shall be granted a leave of absence from the Company concurrent with the period of his permanent employment with the International Union.

         Once an individual described in this Section is made a permanent employee of the International Union (by completing his probationary period) that person shall, from that point forward and while he retains his leave of absence status with the Company, not receive any service credit for Company pension purposes.

         Such person shall accumulate continuous service for purposes of recall to employment and for all other purposes under the Labor Agreement, except pensions, provided that he shall not be entitled to receive any contractual benefits during the period of his leave of absence or receive retiree health care benefits from the Company if he is eligible for coverage in the International Union health care plan for retirees.


                                     ITEM 23
                            NUBAR PROFIT SHARING PLAN
                            -------------------------

SECTION 1. Effective for BarTech Employees, the BarTech Effective Date and for RESI Employees effective the first fiscal quarter following the closing of the RESI Acquisition, the Company shall implement a Profit Sharing Plan as described herein.

SECTION 2.        LEVEL OF PAYOUT

                           The Company agrees that it will create a Profit-Sharing Pool (the "Pool"). The Pool will be determined on a quarterly basis as follows:

                           NuBar will pay into the Pool 4% of all Profits (as defined below) that amount to greater than 12% of NuBar sales revenue and less than 20% of NuBar sales revenue;

                           NuBar will pay into the Pool 6% of all Profits (as defined below) that amount to greater than or equal to 20% of NuBar sales revenue.

SECTION 3.        CALCULATION OF PROFITS

                           Profits shall be calculated in accordance with generally accepted accounting principles as used by the Company in the preparation of its financial statements for reporting to NuBar's shareholders.

                           For the purposes of this Plan, Profit shall be defined as Net Earnings, excluding:

                           (a) The amount by which total compensation and related expenses for any individual exceeds 5X the total actual compensation for the average USWA- represented employee.

                           (b) Any one-time payments to non-bargaining unit employees.

                           (c) The costs of OSHA, MSHA, EPA, SEC or other civil and criminal penalties and the cost of correcting any regulatory or other violations of law.

                           (d) Cumulative effect on prior years of a change in accounting principles.

                           (e) Income or loss related to any charges or credits (whether or not identified as special credits or charges) for unusual, infrequently occurring or extraordinary items.

                           (f) Any expense recorded for any income or other taxes.

                           (g) Any fees or other similar charges directly or indirectly paid to individuals or entities for goods or services priced on other than an arms-length basis.

                           (h) Any costs, or the expense associated with this Plan or any other profit-sharing or similar plan.

                           Notwithstanding anything to the contrary contained in this Agreement, post-retirement employee benefit expenses will be taken into account in the calculation of Profit in the same manner that they would have been taken into account prior to the adoption of FASB 106.

SECTION 4.        DISTRIBUTION

                           The Profit Sharing Pool (the "Pool") shall be distributed as follows:

                           The Pool shall be sub-divided based on total participant hours worked, into two sub-pools (i) one for the former RESI employees and NuBar new hire USWA represented employees working at former RESI facilities (the "RESI Pool") and (ii) one for the former BarTech production and maintenance represented and non- represented employees and NuBar new hire production and maintenance represented and non-represented employees working at former BarTech/B&L/Canadian Drawn facilities (the "BarTech Pool").

                           The RESI Pool shall be divided as follows:

                           (a) 20% of the RESI Pool shall be distributed to the group of RESI/NuBar retirees who retire(d) or otherwise terminated prior to the effective date of the 1998 BLA, or after the effective date of the 1998 BLA on a non-ERB pension, in proportion to their Restoration Account Balances.

                           (b) 40% of the RESI Pool shall be distributed to active former

                                    RESI employees in proportion to their
                                    Restoration Account Balances.

                           (c) 40% of the RESI Pool shall be distributed to active former RESI employees and NuBar new hire employees at former RESI facilities in proportion to their hours paid, (including paid union time) with a cap for this purpose, of 2,080 hours per employee.

                           After the Restoration Account obligations in (a) and/or (b) above have been extinguished, funds designated for (a) and/or (b) will be allotted to (c) above.

                           The BarTech Pool shall be distributed to former BarTech employees and NuBar new hire employees working at former BarTech/B&L facilities in proportion to their hours paid (including paid union time), with a cap for this purpose of 2,080 hours per employee.

SECTION 5. ADMINISTRATION OF THE PLAN

                           The Plan will be administered by the Company in accordance with its terms and the costs of administration shall be the responsibility of the Company. Upon determination of each Profit Sharing calculation, such calculation shall be forwarded to the chairman of the Union negotiating committee accompanied by a Certificate of Officer signed by the Vice-President, Finance of the Company, stating that the Profit Sharing Calculation was made in accordance with generally accepted accounting principles and the definition of Profit described herein.

                           The Union, through its Negotiating Committee Chairman or his/her designee, shall have the right to review the calculations used to derive Profit under the Plan. The Company shall provide said designee with any information requested in connection with such review.

                           In the event that a disagreement exists between the Company's Profit Sharing calculation and the results obtained by the Union designee's review, the Company Chairman and the Union Chairman of the respective Negotiating Committees shall attempt to reach an agreement regarding the disagreement. In the event that they cannot resolve the dispute, either party may submit such dispute to final and binding arbitration under the Grievance Procedure outlined in this Labor Agreement.

                                     ITEM 24
                            PENSION PLAN IMPROVEMENTS
                            -------------------------

The Pension Plan in effect on the effective date of this agreement shall remain in effect and the pension benefit multiplier shall be increased to $41 effective November 1, 1999, $43 effective November 1, 2000, and $46 effective May 1, 2003.